Exhibit 4.12

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of June 28, 2013

by and among

UNIVISION RECEIVABLES CO., LLC,

as Seller,

THE FINANCIAL INSTITUTIONS SIGNATORY HERETO FROM TIME TO TIME,

as Purchasers,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Purchaser Agent

and

CIT FINANCE LLC,

as Syndication Agent

GE CAPITAL MARKETS, INC.,

as Sole Lead Arranger

Second Amended and Restated Receivables Purchase Agreement

Second Amended and Restated Receivables Purchase Agreement

i

Second Amended and Restated Receivables Purchase Agreement

ii

EXHIBITS
Exhibit 2.02(a)	Form of Commitment Reduction Notice
Exhibit 2.02(b)	Form of Commitment Termination Notice
Exhibit 2.03(a)	Form of Capital Purchase Request
Exhibit 2.03(g)	Form of Capital Investment Reduction Notice
Exhibit 2.04(a)	Form of Purchase Assignment
Exhibit 5.02(b)	Form of Investment Base Certificate
Exhibit 9.03	Form of Power of Attorney
Exhibit 12.02(b)	Form of Assignment Agreement
Exhibit A	Credit and Collection Policy

Schedule 4.01(b)	Jurisdiction of organization/organizational number; Executive Offices;
Corporate or Other Names
Schedule 4.01(q)	Deposit and Disbursement Accounts/Seller
Schedule 12.01	Notice Addresses

Annex 5.02(a)	Reporting Requirements of the Seller (including Forms of Monthly
Report and Weekly Report)
Annex W	Purchaser Agent’s Account/Purchasers’ Accounts
Annex X	Definitions and Interpretations
Annex Y	Schedule of Documents
Annex Z	Special Concentration Percentages

Second Amended and Restated Receivables Purchase Agreement

iii

THIS SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) is entered into as of June 28, 2013 by and among UNIVISION RECEIVABLES CO., LLC, a Delaware limited liability company (the “Seller”), the financial institutions signatory hereto from time to time as purchasers (the “Purchasers”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), as administrative agent (in such capacity, together with any successors in such capacity, the “Administrative Agent”), GE CAPITAL MARKETS, INC., as sole lead arranger (the “Lead Arranger”), GE Capital, as agent for the Purchasers hereunder (in such capacity, together with any successors in such capacity, the “Purchaser Agent”) and CIT FINANCE LLC, as syndication agent (the “Syndication Agent”).

RECITALS

A. The Seller is a special purpose limited liability company.

B. The Seller was formed for the purpose of purchasing, or otherwise acquiring by capital contribution, Receivables of the Transferors.

C. The Seller, the Purchasers, the Administrative Agent and the Purchaser Agent are parties to the Amended and Restated Receivables Purchase Agreement dated as of March 4, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Existing Receivables Purchase Agreement”).

D. The Seller has, pursuant to the terms and conditions of the Existing Receivables Purchase Agreement sold, and intends to continue to sell, subject to the terms and conditions hereof, undivided percentage interests in such Receivables, from time to time.

E. The Purchaser Agent has been requested and is willing to continue to act as agent on behalf of each of the Purchasers in connection with the making the purchases of such undivided interests in such Receivables.

F. The Administrative Agent has been requested and is willing to continue to act as administrative agent on behalf of each of the Purchasers.

G. GE Capital Markets, Inc. has been requested and is willing to continue to act as lead arranger hereunder from and after the date hereof.

H. CIT Finance LLC has been requested and is willing to act as syndication agent hereunder from and after the date hereof.

I. The parties hereto desire to amended and restated the Existing Receivables Purchase Agreement on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Second Amended and Restated Receivables Purchase Agreement

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.

Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II.

AMOUNTS AND TERMS OF PURCHASES

Section 2.01. Purchases.

(a) (i) Under the Existing Receivables Purchase Agreement, each Purchaser purchased such Purchaser’s Pro Rata Share of “Term Purchaser Interests” under (and as defined in) the Existing Receivables Purchase Agreement, which will remain outstanding as of the Second Restatement Effective Date (the “Existing Term Purchaser Interest”). On the Second Restatement Effective Date, each Purchaser’s Pro Rata Share of the Existing Term Purchaser Interest with an aggregate Capital Investment equal to the Initial Term Purchaser Interest Amount (together with any Reinvestment Purchases with respect thereto, the “Term Purchaser Interest”) shall, subject to the terms and conditions hereof, continue as and constitute such Purchaser’s portion of the Term Purchaser Interest hereunder.

(ii) In addition, from and after the Second Restatement Effective Date and until the Facility Termination Date and subject to the terms and conditions hereof, each Purchaser severally agrees to purchase such Purchaser’s Pro Rata Share of each additional Purchaser Interest from the Seller from time to time and the Seller agrees to sell such Purchaser Interests to the Purchasers (together with any Reinvestment Purchases with respect thereto, the “Revolving Purchaser Interest”).

(iii) Each Purchaser agrees that if a Purchase is requested, such Purchaser shall make available in accordance with Section 2.03(b) hereof, an amount equal to such Purchaser’s Pro Rata Share of such Purchase. Each Purchase shall consist of either (i) a Purchase made with new funds provided by such Purchasers (each, a “Capital Purchase”) or (ii) a Purchase made with funds consisting of Collections allocated to the Purchaser Interests pursuant to the terms of this Agreement (each, a “Reinvestment Purchase”). On each Business Day following the Closing Date until the Facility Termination Date, but subject to Section 3.02 hereof, each Purchaser holding a Purchaser Interest at such time shall be automatically deemed to have made a Reinvestment Purchase with the amount of funds to be distributed to the Seller pursuant to Section 2.08, if any.

(iv) Notwithstanding anything herein to the contrary, each Purchaser’s Pro Rata Share of (x) Capital Investment in respect of the Term Purchaser Interest and (y) Capital Investment in respect of the Revolving Purchaser Interest shall be the same at all times.

Second Amended and Restated Receivables Purchase Agreement

(b) Each Purchaser’s obligation hereunder shall be several, such that the failure of any Purchaser to make a payment in connection with any Purchase hereunder shall not relieve any other Purchaser of its obligation hereunder to make payment for such Purchase.

(c) Notwithstanding the foregoing, under no circumstances shall a Purchaser make any Purchase if, after giving effect thereto, a Purchase Excess would exist.

Section 2.02. Changes in Maximum Total Purchase Limit.

(a) The Seller may, at its option, reduce the Maximum Total Purchase Limit permanently; provided, that (i) the Seller shall give three days prior written notice of any such reduction to the Purchaser Agent substantially in the form of Exhibit 2.02(a) (each such notice, a “Commitment Reduction Notice”), (ii) any partial reduction of the Maximum Total Purchase Limit shall be in a minimum amount of $25,000,000 or an integral multiple thereof, (iii) no such partial reduction shall reduce the Maximum Total Purchase Limit below the Capital Investment at such time, and (iv) no reduction of the Maximum Term Purchase Limit under this Section 2.02(a) will be permitted until the Maximum Revolving Purchase Limit has been reduced to zero. Any such reduction in the Maximum Total Purchase Limit shall result in a reduction in each Purchaser’s Commitment in an amount equal to such Purchaser’s ratable share of the amount by which the Maximum Total Purchase Limit is being reduced.

(b) The Seller may, at any time, on at least three days’ prior written notice by the Seller to the Purchaser Agent, irrevocably terminate the Maximum Total Purchase Limit; provided, that (i) such notice of termination shall be substantially in the form of Exhibit 2.02(b) (the “Commitment Termination Notice”) and (ii) the Seller shall apply Collections, and only Collections, in the Accounts or the Agent Account to reduce the Capital Investment to zero and make all payments required by Section 2.03(g) at the time and in the manner specified therein. Upon such termination, the Seller’s right to request that any Purchaser make Purchases hereunder shall in each case simultaneously terminate and the Facility Termination Date shall automatically occur.

(c) Each written notice required to be delivered pursuant to Sections 2.02(a) and (b) shall be irrevocable and shall be effective (i) on the day of receipt if received by the Purchaser Agent and the Purchasers not later than 4:00 p.m. (New York time) on any Business Day and (ii) on the immediately succeeding Business Day if received by the Purchaser Agent and the Purchasers after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each such notice of termination or reduction shall specify, respectively, the amount of, or the amount of the proposed reduction in, the Maximum Total Purchase Limit.

(d) Any reduction of the Capital Investment of the Term Purchaser Interest at any time shall as a consequence of such Capital Investment pursuant to Section 2.03(g) result in a permanent reduction of (i) the Maximum Term Purchase Limit in the same amount as such reduction and (ii) if the Maximum Revolving Purchase Limit is greater than zero, the Maximum Revolving Purchase Limit in an amount sufficient to cause the ratio of the Maximum Term Purchase Limit to the Maximum Revolving Purchase Limit to remain equal to 6:4.

Section 2.03. Procedures for Making Capital Purchases.

(a) Capital Purchase Requests. Each Capital Purchase shall be made upon notice by the Seller to the Purchaser Agent in the manner provided herein. No notice to any party is required in connection with a Reinvestment Purchase. Any such notice with respect to a Capital Purchase must be given in writing so that it is received no later than (1) 10:00 a.m. (New York time) on the Business Day

Second Amended and Restated Receivables Purchase Agreement

preceding the proposed Purchase Date set forth therein. Each such notice (a “Capital Purchase Request”) shall (i) be substantially in the form of Exhibit 2.03(a), (ii) be irrevocable and (iii) specify the amount of the requested increase in the Capital Investment (which shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess of $1,000,000) and the proposed Purchase Date (which shall be a Business Day), and shall include such other information as may be required by the Purchasers and the Purchaser Agent. Unless a LIBOR Rate Disruption Event shall have occurred, each Purchase shall be a LIBOR Rate Purchase.

(b) Capital Purchases; Payments. The Purchaser Agent shall, promptly after receipt of a Capital Purchase Request and in any event prior to 11:00 a.m. (New York time) on the date such Capital Purchase Request is deemed received, by telecopy, telephone or other similar form of communication notify the Purchasers of its receipt of a Capital Purchase Request, and B) the Purchasers shall make the amount of such requested increase in the Capital Investment available to the Purchaser Agent in same day funds by wire transfer to the Agent Account as set forth in Annex W (as may be updated from time to time by written notice from the Purchaser Agent to the Seller) not later than 3:00 p.m. (New York time) on the requested Purchase Date. After receipt of such wire transfers (or, in the Purchaser Agent’s sole discretion in accordance with Section 2.03(c), before receipt of such wire transfers), subject to the terms hereof (including, without limitation, the satisfaction of the conditions precedent set forth in Section 3.02), the Purchaser Agent shall make available to the Seller by deposit into the Seller Account on the Purchase Date therefor, the lesser of (x) the amount of the requested increase in the Capital Investment and (y) the Availability. All payments by each Purchaser under this Section 2.03(b) shall be made without setoff, counterclaim or deduction of any kind.

(c) Funding Capital Purchases. The Purchaser Agent may assume that each Purchaser will make its Pro Rata Share of each increase in the Capital Investment in connection with a Capital Purchase available to the Purchaser Agent on each Purchase Date. If the Purchaser Agent has made available to the Seller such Purchaser’s Pro Rata Share of any such increase in Capital Investment but such Pro Rata Share is not, in fact, paid to the Purchaser Agent by such Purchaser when due, the Purchaser Agent will be entitled to recover such amount on demand from such Purchaser without set-off, counterclaim or deduction of any kind. If any Purchaser fails to pay the amount of its Pro Rata Share forthwith upon the Purchaser Agent’s demand, the Purchaser Agent shall promptly notify the Seller and the Seller shall immediately repay such amount to the Purchaser Agent. Nothing in this Section 2.03(c) or elsewhere in this Agreement or the other Related Documents shall be deemed to require the Purchaser Agent to advance funds on behalf of any Purchaser or to relieve any Purchaser from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Seller may have against any Purchaser as a result of any default by such Purchaser hereunder. To the extent that the Purchaser Agent advances funds to the Seller on behalf of any Purchaser and is not reimbursed therefor on the same Business Day as such increase in Capital Investment is made, the Purchaser Agent shall be entitled to retain for its account all Daily Yield accrued on such increase in Capital Investment from the date of such increase in Capital Investment to the date such increase in Capital Investment is reimbursed by the applicable Purchaser or the Seller, as the case may be.

(d) Return of Payments. (i) If the Purchaser Agent pays an amount to a Purchaser under this Agreement in the belief or expectation that a related payment has been or will be received by the Purchaser Agent from the Seller and such related payment is not received by the Purchaser Agent, then the Purchaser Agent will be entitled to recover such amount from such Purchaser on demand without set-off, counterclaim or deduction of any kind.

(ii) If at any time any amount received by the Purchaser Agent under this Agreement must be returned to the Seller or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this

Second Amended and Restated Receivables Purchase Agreement

Agreement or any other Related Document, the Purchaser Agent will not be required to distribute any portion thereof to any Purchaser. In addition, each Purchaser will repay to the Purchaser Agent on demand any portion of such amount that the Purchaser Agent has distributed to such Purchaser, together with interest at such rate, if any, as the Purchaser Agent is required to pay to the Seller or such other Person, without set-off, counterclaim or deduction of any kind.

(e) Non-Funding Purchasers. The failure of any Non-Funding Purchaser to make any increase in Capital Investment to be made by it on the date specified therefor shall not relieve any other Purchaser (each such other Purchaser, an “Other Purchaser”) of its obligations to make any increase in Capital Investment to be made by it, but neither any Other Purchaser nor the Purchaser Agent shall be responsible for the failure of any Non-Funding Purchaser to make any increase in Capital Investment to be made by such Non-Funding Purchaser.

(f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Purchaser hereby agrees with each other Purchaser that no Purchaser shall take any action to protect or enforce its rights arising out of this Agreement or the Purchase Assignment (including exercising any rights of set-off) against the Seller or the Transaction Parties without first obtaining the prior written consent of the Purchaser Agent or the Requisite Purchasers, it being the intent of the Purchasers that any such action to protect or enforce rights under this Agreement and the Purchase Assignment against the Seller or the other Transaction Parties shall, subject to any provision herein requiring that each Purchaser or the Requisite 8.01 Purchasers consent to a particular action, be taken in concert and at the direction or with the consent of the Purchaser Agent or the Requisite Purchasers; provided, that the foregoing shall not prevent any Purchaser from filing a proof of claim in any bankruptcy proceeding of any Transaction Party

(g) Capital Repayments. On each Business Day, Collections on deposit in the Agent Account shall be applied, or allocated, as applicable, in accordance with Section 2.08(a) or Section 2.08(b), as applicable. The Seller may also at any time reduce the Capital Investment; provided, that (i) the Seller shall give prior written notice of any such reduction to the Purchaser Agent substantially in the form of Exhibit 2.03(g) (each such notice, a “Reduction Notice”), (ii) such notice must have been received by the Purchaser Agent no later than 2:00 p.m. (New York time) on the Business Day immediately preceding the date of the proposed reduction, (iii) each such notice shall be irrevocable, (iv) each such notice shall specify the amount of the requested reduction in Capital Investment and the proposed date of such reduction (which shall be a Business Day) and (v) no later than 2:00 p.m. (New York time) on the date of the proposed reduction, in accordance with Section 2.08(c), the Seller shall pay to the Agent Account (A) the amount of Capital Investment to be reduced, (B) all Daily Yield accrued and unpaid on the Capital Investment being reduced through but excluding the date of such reduction and (C) the costs, if any, required by Section 2.10. Any reduction in Capital Investment under this Agreement shall be applied (x) first to reduce the Capital Investment in respect of the Revolving Purchaser Interest and (y) second, after the Capital Investment of the Revolving Purchaser Interest is reduced to zero, to reduce the Capital Investment in respect of the Term Purchaser Interest. Any repayment or reduction in Capital Investment in respect of the Term Purchaser Interest shall not be re-advanced to the Seller.

Section 2.04. Conveyance of Receivables.

(a) Purchase Assignment. On or prior to the Second Restatement Effective Date, the Seller shall complete, execute and deliver to the Purchaser Agent, for the benefit of the Purchasers, an assignment substantially in the form of Exhibit 2.04(a) (the “Purchase Assignment”) in order to evidence the Purchases.

Second Amended and Restated Receivables Purchase Agreement

(b) Vesting of Ownership.

(i) Effective on and as of each Purchase Date, the Purchasers shall own the Purchaser Interests sold by the Seller hereunder on such Purchase Date. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Purchaser Interests. Each Purchaser hereby appoints the Purchaser Agent as its agent for purposes of perfecting its ownership interest in the Purchaser Interests.

(ii) The Seller shall indicate in its Records that interests in the Transferred Receivables have been sold hereunder and that ownership of such interests is vested in the Purchaser Agent on behalf of the Purchasers. In addition, the Seller shall respond to any inquiries with respect to the ownership of any Transferred Receivable by stating that interests therein have been sold hereunder and that ownership of such interests is vested in the Purchasers. The Seller and the Servicer shall hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of the Purchaser Agent on behalf of the Purchasers, and for the sole purpose of facilitating the servicing of such Transferred Receivables. The Seller hereby acknowledges that its retention and possession of such Contracts and documents shall at all times be at the sole discretion of the Purchaser Agent and in a custodial capacity for the Purchaser Agent’s (on behalf of the Purchasers) benefit only.

(c) Repurchases of Transferred Receivables. If (i) any Transferor is required to repurchase Transferred Receivables from the Seller pursuant to Section 4.05 of the Transfer Agreement, upon payment by such Transferor to a Collection Account of the applicable repurchase price thereof (which repurchase price shall not be less than an amount equal to the Billed Amount of such Transferred Receivable minus Collections received in respect thereof), the Purchaser Agent on behalf of itself and the other Specified Parties shall release its lien, Purchaser Interests and any other rights or interests in the Transferred Receivables being so repurchased.

Section 2.05. Facility Termination Date. Notwithstanding anything to the contrary set forth herein, no Purchaser shall have any obligation to purchase any additional Purchaser Interests from and after the earlier of (i) the Facility Termination Date or (ii) the Final Purchase Date with respect to such Purchaser.

Section 2.06. Daily Yield; Charges.

(a) The Seller shall pay Daily Yield to the Purchaser Agent, for the ratable benefit of the Purchasers, with respect to the outstanding amount of Capital Investment maintained by each Purchaser, in arrears on each applicable Settlement Date, at the applicable Daily Yield Rate as in effect from time to time during the period applicable to such Settlement Date. Daily Yield for each Purchase shall be calculated based upon actual days elapsed during the applicable calendar month or other period, for a 360 day year based upon actual days elapsed since the last Settlement Date. Unless a LIBOR Rate Disruption Event shall have occurred, each Purchase shall be a LIBOR Rate Purchase.

(b) The Purchaser Agent is authorized to, and at its sole election may, charge to the Seller as an increase in Capital Investment and cause to be paid all Fees, expenses, charges, costs, interest and principal, owing by the Seller under this Agreement or any of the other Related Documents if and to the extent the Seller fails to pay any such amounts as and when due, and any charges so made shall constitute part of the Capital Investment hereunder even if such charges would cause the aggregate balance of the Capital Investment to exceed the Investment Base.

Second Amended and Restated Receivables Purchase Agreement

Section 2.07. Fees.

(a) On the Second Restatement Effective Date, the Seller shall pay to the persons specified in the Fee Letter the fees set forth in the Fee Letter that are payable on the Second Restatement Effective Date.

(b) From and after the Closing Date, as additional compensation for the Purchasers, the Seller agrees to pay to Purchaser Agent, for the ratable benefit of such Purchasers, monthly in arrears, on each Settlement Date prior to the Facility Termination Date and on the Facility Termination Date, the Unused Commitment Fee.

(c) [Reserved].

(d) On each Settlement Date, the Seller shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor pursuant to Section 2.08.

Section 2.08. Application of Collections; Time and Method of Payments.

(a) On each Business Day, the Purchaser Agent shall allocate (or, in the case of Section 2.08(a)(iv), apply) amounts on deposit in the Agent Account on such day and not previously allocated under this subsection (a) as follows, in the following order of priority:

(i) first, to be retained in the Agent Account for payment in accordance with clause (i) of the following subsection (b), an amount equal to the aggregate Fees accrued and unpaid through such date and all unreimbursed expenses of the Purchaser Agent and the Administrative Agent which are reimbursable pursuant to the terms hereof;

(ii) second, to be retained in the Agent Account for payment in accordance with clause (ii) of the following subsection (b), an amount equal to the aggregate Daily Yield accrued and unpaid through such date;

(iii) third, to be retained in the Agent Account for payment in accordance with clause (iii) of the following subsection (b), an amount equal to the aggregate accrued and unpaid Servicing Fees through such date payable to the Servicer;

(iv) fourth, an amount equal to any Purchase Excess if the Facility Termination Date has not occurred:

(A) first, to be paid on such Business Day in reduction of Capital Investment of the Revolving Purchaser Interest, to the Purchasers ratably based on the amount of their respective Capital Investment, together with amounts payable with respect thereto under Section 2.10, if any, until the Capital Investment of the Revolving Purchaser Interest is reduced to zero; and

(B) second, to be retained in the Agent Account as Cash Collateral;

(v) fifth, if any of the conditions precedent set forth in Section 3.02 shall not be satisfied, all such remaining amounts to the extent not greater than the Capital Investment to be retained in the Agent Account until paid in accordance with the following subsection (b) or all such conditions are satisfied;

Second Amended and Restated Receivables Purchase Agreement

(vi) sixth, to be retained in the Agent Account and paid in accordance with the applicable provisions of the following subsection (b), an amount equal to the aggregate amount of all other accrued and unpaid Seller Obligations which are then required to be paid according to such subsection, including, without limitation, the expenses of the Purchasers reimbursable under Section 12.04 and any accrued and unpaid Servicing Fees not allocated pursuant to clause third above; and

(vii) seventh, unless a Termination Event or Incipient Termination Event has occurred and is continuing, any remaining amounts on deposit in the Agent Account, to be paid to the Seller Account (if a Termination Event or Incipient Termination Event has occurred and is continuing, such amounts shall remain in the Agent Account).

(b) On each Settlement Date until the Termination Date, the Purchaser Agent shall, except as otherwise provided in Section 2.11, withdraw amounts on deposit in the Agent Account and pay such amounts as follows in the following order of priority:

(i) first, to the extent then due and payable, pro rata, to the payment of all Fees accrued and unpaid through such date and all unreimbursed expenses of the Purchaser Agent which are reimbursable pursuant to the terms hereof;

(ii) second, to the payment of accrued and unpaid Daily Yield, pro rata;

(iii) third, to the payment of the aggregate accrued and unpaid Servicing Fees through such date payable to the Servicer; provided, that if the Servicer owes the Seller any amounts, such amounts shall be set-off from the Servicing Fees owed and only the net amount of Servicing Fees shall be paid;

(iv) fourth, an amount equal to any Purchase Excess if the Facility Termination Date has not occurred:

(A) first, to be paid on such Settlement Day in reduction of Capital Investment of the Revolving Purchaser Interest, to the Purchasers ratably based on the amount of their respective Capital Investment, together with amounts payable with respect thereto under Section 2.10, if any until the Capital Investment of the Revolving Purchaser Interest is reduced to zero and

(B) second, to be retained in the Agent Account as Cash Collateral;

(v) fifth, if any of the conditions precedent set forth in Section 3.02 shall not be satisfied, to the payment of the Capital Investment, together with amounts payable with respect thereto under Section 2.10, if any, pro rata;

(vi) sixth, to the extent then due and payable, pro rata, to the payment of all accrued and unpaid Seller Obligations which are then required to be paid hereunder, including, without limitation, the expenses of the Purchasers reimbursable under Section 12.04; and

(vii) seventh, to be paid to the Seller Account.

(c) If and to the extent a Purchase Excess exists on any Business Day and the amounts on deposit in the Agent Account are not sufficient to eliminate such Purchase Excess in accordance with Section 2.08(a)(iv), the Seller shall (i) deposit an amount equal to the amount of such

Second Amended and Restated Receivables Purchase Agreement

Purchase Excess in the Agent Account by no later than 11:00 a.m. (New York time) on the immediately succeeding Business Day, which amount shall be applied by the Purchaser Agent as an immediate reduction of Capital Investment in respect of the Revolving Purchaser Interest (together with amounts payable with respect thereto under Section 2.10) or (ii) if the Capital Investment in respect of the Revolving Purchaser Interest has been reduced to zero, remit Cash Collateral in an amount equal to such Purchase Excess to the Agent Account by no later than 11:00 a.m. (New York time) on the immediately succeeding Business Day.

(d) To the extent that amounts on deposit in the Agent Account on any day are insufficient to pay amounts due on such day in respect of any Purchase Excess, any matured Daily Yield, Fees or any other amounts due and payable by the Seller hereunder, the Seller shall pay, upon notice from the Purchaser Agent, the amount of such insufficiency to the Purchaser Agent in Dollars, in immediately available funds (for the account of the Purchaser Agent, the applicable Purchasers, Affected Parties or Indemnified Persons) not later than 11:00 a.m. (New York time) on such day. Any such payment made on such date but after such time shall be deemed to have been made on, and Daily Yield shall continue to accrue and be payable thereon at the Daily Yield Rate, until the next succeeding Business Day.

(e) The Seller hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of the Seller, and the Seller hereby irrevocably agrees that any and all such payments shall be applied by the Purchaser Agent in accordance with this Section 2.08.

(f) All payments in reduction of Capital Investment and all payments of Daily Yield, Fees and other amounts payable by the Seller hereunder shall be made in Dollars, in immediately available funds. If any such payment becomes due on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and Daily Yield shall accrue thereon at the Daily Yield Rate shall be payable during such extension. Payments received at or prior to 2:00 p.m. (New York time) on any Business Day shall be deemed to have been received on such Business Day. Payments received after 2:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

(g) Any and all payments by the Seller hereunder shall be made in accordance with this Section 2.08 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, Charges or withholdings (all such taxes, levies, imposts, deductions, Charges and withholdings, other than Excluded Taxes, being “Indemnified Taxes”), excluding (i) taxes imposed on or measured by the net income, gross receipts or franchise taxes of any Affected Party by the jurisdictions under the laws of which such Affected Party is organized or by any political subdivisions thereof or in which it is doing business other than solely as a result of the transactions contemplated hereunder, (ii) any branch profits tax imposed by the U.S., (iii) any withholding tax to which the Affected Party is subject on the date it becomes a party to this Agreement and (iv) any U.S. withholding tax which is imposed as a result of the Affected Party’s failure to provide the forms required under Section 2.08(h) hereof, if any, or to comply with FATCA (such excluded taxes being, “Excluded Taxes”). If the Seller shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions, and (iii) the Seller shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Indemnified Taxes, the Seller shall furnish to the Purchaser Agent the original or a certified copy of a receipt evidencing payment thereof. The Seller shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of Indemnified Taxes

Second Amended and Restated Receivables Purchase Agreement

(together with any taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.

(h) Prior to the receipt of any payments hereunder each foreign Purchaser shall provide Agent, Purchaser Agent and Seller with two properly executed forms W-8BEN claiming a full exemption from U.S. withholding tax.

(i) Any Affected Party which receives a refund of any Indemnified Taxes for which it received payments under Section 2.08(g) hereof, shall promptly refund such amounts to the Seller.

(j) Upon receipt of a notice in accordance with Section 7.03 of the Transfer Agreement, the Purchaser Agent shall, if such amounts have not been applied to the Seller Obligations, segregate the Unrelated Amounts and the same shall not be deemed to constitute Collections on Transferred Receivables.

(k) Termination Procedures.

(i) [Reserved].

(ii) On the Termination Date, all amounts on deposit in the Collection Accounts shall be disbursed to the Seller and all ownership interests or security interests of the Purchasers in and to all Transferred Receivables and all security interests of the Purchasers and the Purchaser Agent in and to the Seller Assets shall be released by each Purchaser and the Purchaser Agent. Such disbursement shall constitute the final payment to which the Seller is entitled pursuant to the terms of this Agreement.

(iii) Seller acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the written consent of Purchaser Agent and agrees that it will not do so without the prior written consent of Purchaser Agent.

Second Amended and Restated Receivables Purchase Agreement

Section 2.09. Capital Requirements; Additional Costs.

(a) If any Affected Party shall have determined that, after the Closing Date, the adoption of or any change in any law, treaty, governmental (or quasi governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Affected Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Agreement or any other Related Document and thereby reducing the rate of return on such Affected Party’s capital as a consequence of its commitments hereunder or thereunder, then the Seller shall from time to time upon demand by the Purchaser Agent pay to the Purchaser Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such reduction together with interest thereon from the date of any such demand until payment in full at the Index Rate. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the Affected Party to the Seller shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

(b) If, due to any Regulatory Change (other than any such change with regard to Taxes, which shall be governed by Section 2.08(g)), there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder or under any other Related Document, including with respect to any Purchases or Capital Investment, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Purchases or Capital Investment (any such increase in cost or reduction in amounts receivable are hereinafter referred to as “Additional Costs”), then the Seller shall, from time to time upon demand by the Purchaser Agent, pay to the Purchaser Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the Index Rate. Each Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Seller pursuant to this Section 2.09(b).

(c) Determinations by any Affected Party for purposes of this Section 2.09 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder or under any other Related Documents or on amounts payable to it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Seller in reasonable detail and shall be final, binding and conclusive on the Seller (absent manifest error) for all purposes.

(d) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Purchaser to agree to make or to make or to continue to fund or maintain any LIBOR Rate Purchase, then, unless that Purchaser is able to make or to continue to fund or to maintain such LIBOR Rate Purchase at another branch or office of that Purchaser without, in that Purchaser’s opinion, adversely affecting it or its Capital Investment or the income obtained therefrom, on notice thereof and demand therefor by such Purchaser to the Seller through the Purchaser Agent, (i) the obligation of such Purchaser to agree to make or to make or to continue to fund or maintain LIBOR Rate Purchases shall terminate and (ii) Seller shall forthwith prepay in full all outstanding LIBOR Rate Purchases owing to such Purchaser, together with Daily Yield accrued thereon, unless Seller, within five (5) Business Days after the delivery of such notice and demand, converts all such LIBOR Rate Purchases into Index Rate Purchases.

Second Amended and Restated Receivables Purchase Agreement

Section 2.10. Breakage Costs. The Seller shall pay to the Purchaser Agent for the account of the applicable Purchaser, upon request of such Purchaser, such amount or amounts as shall compensate such Purchaser for any loss, cost or expense incurred by such Purchaser (as determined by such Purchaser) as a result of any reduction by the Seller in Capital Investment in any LIBOR Rate Purchase (and accompanying loss of Daily Yield thereon) other than on a Settlement Date, which compensation shall include an amount equal to any loss or expense incurred by such Purchaser during the period from the date of such reduction to (but excluding) such Settlement Date if the rate of interest obtainable by such Purchaser upon the redeployment of funds in an amount equal to such reduction is less than the interest rate applicable to the deemed investment described below (any such loss, cost or expense, “Breakage Costs”). The determination by such Purchaser of the amount of any such loss or expense shall be set forth in a written notice to the Seller in reasonable detail and shall be final, binding and conclusive on the Seller (absent manifest error) for all purposes. For the purpose of calculating amounts payable under this Section 2.10, each Purchaser shall be conclusively deemed to have actually funded its Capital Investment through the purchase of a deposit bearing interest at the applicable LIBOR Rate used in calculating the Daily Yield Rate with respect to its Capital Investment and maturing on the next Settlement Date; provided that each Purchaser may fund its Capital Investment in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.10. This covenant shall survive the termination of this Agreement and the payment of the Seller Obligations and all other amounts payable hereunder. The determination by any Purchaser of the amount of any such loss or expense shall be set forth in a written notice to the Seller in reasonable detail and shall be final, binding and conclusive on the Seller (absent manifest error) for all purposes.

Section 2.11. Non-Funding Purchasers. (a) If a Purchaser becomes a Non-Funding Purchaser, then, so long as such Purchaser remains a Non-Funding Purchaser in accordance with clause (b) below, notwithstanding any other provisions of this Agreement, any amount paid by the Seller for the account of a Non-Funding Purchaser under this Agreement (whether on account of Capital Investment, Daily Yield, Fees, Breakage Costs, indemnity payments or other amounts) will not be paid or distributed to such Non-Funding Purchaser, but will, so long as such Purchaser is a Non-Funding Purchaser, instead be retained by the Purchaser Agent in a segregated non-interest bearing account (the “Non-Funding Purchaser Account”), until the Termination Date and will be applied by the Purchaser Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts, if any, due and owing by such Non-Funding Purchaser to the Purchaser Agent under this Agreement, together with interest thereon owing at the Index Rate; second to the payment of Daily Yield due and payable to the Other Purchasers, ratably among them in accordance with the amounts of such Daily Yield then due and payable to them; third to the payment of fees then due and payable to the Other Purchasers, ratably among them in accordance with the amounts of such fees then due and payable to them; fourth, if as of any Settlement Date the Capital Investment of any Other Purchaser exceeds its Pro Rata Share (as determined without giving effect to the proviso in the definition thereof) of the total Capital Investments, to repay the Capital Investments of each such Other Purchaser in the amount necessary to eliminate such excess, pro rata based on the Capital Investments of the Other Purchasers; fifth, to make any other mandatory reductions of Capital Investments of the Other Purchasers required under Section 2.08, pro rata based on the Capital Investment of such Other Purchasers; sixth to the ratable payment of other amounts then due and payable to the Other Purchasers; and seventh to pay any Daily Yield, Capital Investment or other amounts owing under this Agreement to such Non-Funding Purchaser in the order of priority set forth in Section 2.08(b) hereof or as a court of competent jurisdiction may otherwise direct; provided that funds shall be redirected from the Non-Funding Purchaser Account to pay amounts owed under clauses second through sixth solely after application of other funds on deposit in the Agent Accounts and only to the extent that such other funds are insufficient to make such payments.

Second Amended and Restated Receivables Purchase Agreement

Any funds redirected from the Non-Funding Purchaser Account to make payments under clauses second through sixth above shall not be deemed to be payment by the Seller for purposes of determining whether a Termination Event has occurred and shall not discharge any obligations of the Seller to make such payment. To the extent that any Other Purchasers have been paid with amounts redirected from the Non-Funding Purchaser Account, the Non-Funding Purchaser shall, from and after payment in full of all Daily Yield, Capital Investment and other amounts owed to the Other Purchasers, be subrogated to the rights of the Other Purchasers to the extent of any such payments from the Non-Funding Purchaser Account under clause seventh above.

(b) Notwithstanding clause (a) above, the Purchaser Agent shall be authorized at any time that any Commitments remain outstanding, at its sole and absolute discretion, after payment of any amounts owed under clause first of the first sentence of clause (a) above, to (i) retain amounts in any Non-Funding Purchaser Account in an amount up to the related Non-Funding Purchaser’s unfunded Commitment and (ii) use any portion of such retained amounts to pay such Non-Funding Purchaser’s funding obligations hereunder. Upon any such unfunded obligations owing by a Non-Funding Purchaser becoming due and payable, the Purchaser Agent shall be authorized to use such the amounts in a Non-Funding Purchaser’s Non-Funding Purchaser Account to make such payment on behalf of such Non-Funding Purchaser. Upon the termination of all Commitments, any amounts in any Non-Funding Purchaser Account shall be applied in accordance with the first sentence of clause (a) above.

(c) If the Seller and the Purchaser Agent agree in writing in their discretion that a Non-Funding Purchaser should no longer be deemed to be a Non-Funding Purchaser, the Purchaser Agent will so notify the other parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.11(a), such Non-Funding Purchaser will, to the extent applicable, purchase such portion of outstanding Capital Investment of the Other Purchasers and/or make such other adjustments as the Purchaser Agent may determine to be necessary to cause the Capital Investment of all of the Purchasers to be on a pro rata basis in accordance with their respective Commitments, whereupon such Purchaser will cease to be a Non-Funding Purchaser, provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Seller while such Purchaser was a Non-Funding Purchaser; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, such notification will not constitute a waiver or release of any claim of any party hereunder arising from such Purchaser’s having been a Non-Funding Purchaser.

Section 2.12. [Reserved].

Section 2.13. Register; Registered Obligations.

(a) Register. The Purchaser Agent, acting as a non-fiduciary agent of the Seller solely for tax purposes and solely with respect to the actions described in this Section 2.13(a), shall establish and maintain at its address referred to in Section 12.01 (or at such other address as the Purchaser Agent may notify the Seller) (i) a record of ownership (the “Register”) in which the Purchaser Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Purchaser Agent and each Purchaser in the Purchaser Interests and any assignment of any such interest, obligation or right and (ii) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Purchasers (and each change thereto pursuant to Sections 12.01 and 12.02), (2) the Commitment of each Purchaser, (3) the amount of each Capital Purchase, (4) the amount of any Capital Investment or Yield due and payable or paid, and (5) any other payment received by the Purchaser Agent from the Seller and its application to the Seller Obligations. The Register shall be available for inspection by the Seller and any Purchaser at any reasonable time and from time to time upon reasonable prior notice.

Second Amended and Restated Receivables Purchase Agreement

(b) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser Interests (including any notes evidencing such Purchaser Interest) are registered obligations, the right, title and interest of the Purchasers and their assignees in and to such Purchaser Interests, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.13 and Section 12.02 shall be construed so that the Advances are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any successor provisions).

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01. Conditions to Effectiveness of Agreement. This Agreement shall not be effective until the date on which each of the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Purchasers and the Purchaser Agent (such date, the “Second Restatement Effective Date”):

(a) Purchase Agreement; Other Related Documents. This Agreement shall have been duly executed by, and delivered to, the parties hereto and the Purchasers and the Purchaser Agent shall have received such other documents, instruments, agreements and legal opinions as each Purchaser and the Purchaser Agent shall request in connection with the transactions contemplated by this Agreement, including all those listed in the Schedule of Documents, each in form and substance satisfactory to each Purchaser and the Purchaser Agent.

(b) Governmental Approvals. The Purchasers and the Purchaser Agent shall have received (i) satisfactory evidence that the Seller, the Servicer, each Transferor and the Originators have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate from each of the Seller and the Servicer in form and substance satisfactory to the Purchasers and the Purchaser Agent affirming that no such consents or approvals are required.

(c) Compliance with Laws. The Seller and the Transaction Parties shall be in compliance with all applicable foreign, federal, state and local laws and regulations, including, without limitation, those specifically referenced in Section 5.01(a), except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

(d) Payment of Fees. The Seller shall have paid all fees required to be paid by it on the Second Restatement Effective Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed the Purchaser Agent for all reasonable fees, costs and expenses of closing the transactions contemplated hereunder and under the other Related Documents, including the Purchaser Agent’s legal and audit expenses, and other document preparation costs.

Second Amended and Restated Receivables Purchase Agreement

(e) Payment of Certain “Seller Obligations” under Existing Receivables Purchase Agreement. The Seller shall have paid to each Purchaser all “Daily Yield” accrued and unpaid on all outstanding “Capital” under (and as defined in) the Existing Receivables Purchase Agreement held by such Purchaser and all “Fees” and “Unused Commitment Fees” accrued and payable to such Purchaser under (and as defined in) the Existing Receivables Purchase Agreement.

(f) Representations and Warranties. Each representation and warranty by the Seller and each Transaction Party contained herein and in each other Related Document shall be true and correct in all material respects as of the Second Restatement Effective Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.

(g) No Termination Event. No Incipient Termination Event or Termination Event hereunder or any “Event of Default” or “Default” (each as defined in the Credit Agreement) shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Second Restatement Effective Date.

(h) [Reserved].

(i) Material Adverse Change. Since December 31, 2012, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.

Section 3.02. Conditions Precedent to Purchases. No Purchaser shall be obligated to make any Purchases hereunder (including any Reinvestment Purchase) on any date if, as of the date thereof:

(a) any representation or warranty of the Seller, the Servicer, the Parent, any Transferor or any Originator contained herein or in any of the other Related Documents shall be untrue or incorrect in any material respect as of such date, either before or after giving effect to the Purchase of Purchaser Interests on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b) any event shall have occurred, or would result from the Purchase of Purchaser Interests on such Purchase Date or from the application of the proceeds therefrom, that constitutes an Incipient Termination Event or a Termination Event;

(c) the Facility Termination Date shall have occurred;

(d) either before or after giving effect to such Purchase and to the application of the proceeds therefrom, the Capital Investment divided by the Investment Base would exceed 100%;

(e) on or prior to such date, the Seller, any Transferor or the Servicer shall have failed to deliver any Monthly Report, Weekly Report, Daily Report or Investment Base Certificate required to be delivered in accordance with Section 5.02 hereof, or the Sale Agreement or Transfer Agreement and such failure shall be continuing; or

(f) the Purchaser Agent shall have given written notice to the Seller that it has determined that any event or condition has occurred that has had, or could reasonably be expected to have or result in, a Material Adverse Effect.

The delivery by the Seller of a Capital Purchase Request and the acceptance by the Seller of the funds from such Capital Purchase or any Reinvestment Purchase on any Purchase Date shall be deemed to constitute, as of any such Purchase Date, a representation and warranty by the Seller that the conditions in this Section 3.02 have been satisfied.

Second Amended and Restated Receivables Purchase Agreement

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Seller. To induce each Purchaser to purchase the Purchaser Interests and the Purchaser Agent to take any action hereunder, the Seller makes the following representations and warranties to each Purchaser and the Purchaser Agent as of the Closing Date, the Restatement Effective Date, the Second Restatement Effective Date and, except to the extent provided otherwise below, as of each Purchase Date, each and all of which shall survive the execution and delivery of this Agreement.

(a) Existence; Compliance with Law. The Seller (i) is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, is a “registered organization” as defined in the UCC of such jurisdiction and is not organized under the laws of any other jurisdiction; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; (v) is in compliance with its limited liability company agreement; and (vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Executive Offices; Collateral Locations; Corporate Names; FEIN. The state of organization and the organization identification number of the Seller and current location of the Seller’s chief executive office, the premises within which any Seller Assets are stored or located, and the locations of its records concerning the Seller Assets are set forth in Schedule 4.01(b) and the jurisdiction of its organization has not changed within the past 12 months (or such shorter time as the Seller has been in existence). In addition, Schedule 4.01(b) lists the federal employer identification number of the Seller as of the Second Restatement Effective Date.

(c) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Seller of this Agreement and the other Related Documents to which it is a party, and the creation and perfection of all security interests and ownership interests provided for herein and therein: (i) are within the Seller’s limited liability company power; (ii) have been duly authorized by all necessary or proper actions; (iii) do not contravene any provision of the Seller’s certificate of formation or limited liability company agreement; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Seller or any Transferor is a party or by which the Seller or any Transferor or any of its property is bound; (vi) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease,

Second Amended and Restated Receivables Purchase Agreement

agreement or other instrument to which any Originator is a party or by which any Originator or its property is bound; (vii) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Seller or the Transferred Receivables of any Originator or any Transferor; and (viii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Second Restatement Effective Date as provided in Section 3.01(b). The exercise by each of the Seller, the Transferors, the Purchasers or the Purchaser Agent of any of its rights and remedies under any Related Document to which it is a party do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in Section 3.01(b) of the Existing Receivables Purchase Agreement. Each of the Related Documents to which the Seller is a party shall have been duly executed and delivered by the Seller and each such Related Document shall then constitute a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.

(d) No Litigation. No Litigation is now pending or, to the knowledge of the Seller, threatened against the Seller that (i) challenges the Seller’s right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There is no Litigation pending or, to Seller’s knowledge, threatened that seeks damages or injunctive relief against, or alleges criminal misconduct by, the Seller.

(e) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Seller is and will be Solvent.

(f) Material Adverse Effect. Since the date of the Seller’s organization, (i) the Seller has not incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments, other than in connection with the transaction contemplated by the Related Documents, (ii) no contract, lease or other agreement or instrument has been entered into by the Seller or has become binding upon the Seller’s assets, other than in connection with the Related Documents, and no law or regulation applicable to the Seller has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) the Seller is not in default and no third party is, to the Seller’s actual knowledge, in material default under any contract, lease or other agreement or instrument to which the Seller is a party. Since December 31, 2012, except as has been previously disclosed in any Originator’s SEC filings on or prior to the Second Restatement Effective Date, no event has occurred with respect to the Seller that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

(g) Ownership of Property; Liens. None of the properties and assets (including the Transferred Receivables) of the Seller are subject to any Adverse Claims other than Permitted Encumbrances not attaching to Transferred Receivables, and there are no facts, circumstances or conditions known to the Seller that may result in (i) with respect to the Transferred Receivables, any Adverse Claims (including Adverse Claims arising under environmental laws) and (ii) with respect to its other properties and assets, any Adverse Claims (including Adverse Claims arising under environmental laws) other than Permitted Encumbrances. The Seller has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect

Second Amended and Restated Receivables Purchase Agreement

and perfect the Seller’s right, title and interest in and to the Transferred Receivables and its other properties and assets. No effective financing statement or other similar instrument are of record in any filing office listing the Seller, any Transferor or any Originator as debtor and covering any of the Transferred Receivables or the other Seller Assets (except with respect to financing statements filed in favor of the Purchaser Agent hereunder), and the security interest in favor of the Purchaser as described in Section 7.01 are and will be at all times fully perfected first priority security interest in and to the Seller Assets.

(h) Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt. The Seller has no Subsidiaries, and is not engaged in any joint venture or partnership with any other Person. The Seller has no Investments in any Person other than Permitted Investments. There are no outstanding rights to purchase or options, warrants or similar rights or agreements pursuant to which the Seller may be required to issue, sell, repurchase or redeem some or all of its Stock. The Seller has no outstanding Debt on the Second Restatement Effective Date other than its Debt outstanding under this Agreement, the Existing Receivables Purchase Agreement and the Related Documents.

(i) Taxes. All material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by the Seller and all material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Affiliate of the Seller, have in each case been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding (x) with respect to any Affiliate of the Seller, Charges that individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (y) Charges or other amounts being contested in accordance with Section 5.01(e). Proper and accurate amounts have been withheld by the Seller or such Affiliate from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities, except, with respect to any Affiliate of the Seller, where the failure to so comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(j) Full Disclosure. All information (other than projections and other forward looking information and information of a general economic or industry specific nature) contained in this Agreement, any Investment Base Certificate or any of the other Related Documents, or any other written statement or information furnished by or on behalf of the Seller to any Purchaser or the Purchaser Agent relating to this Agreement, the Transferred Receivables or any of the other Related Documents, taken as a whole, is true and accurate in every material respect, and none of this Agreement, any Investment Base Certificate or any of the other Related Documents, or any other written statement or information furnished by or on behalf of the Seller to any Purchaser or the Purchaser Agent relating to this Agreement or any of the other Related Documents, taken as a whole, contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. All information contained in this Agreement, any Investment Base Certificate or any of the other Related Documents, or any other written statement or information furnished to any Purchaser or the Purchaser Agent has been prepared in good faith by the management of the Seller with the exercise of reasonable diligence.

(k) ERISA. The Seller and its ERISA Affiliates are in compliance with ERISA, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and have not incurred and do not expect to incur any liabilities (except for timely paid premium payments arising in the ordinary course of business) under Title IV of ERISA.

Second Amended and Restated Receivables Purchase Agreement

(l) Brokers. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(m) Margin Regulations. The Seller is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). The Seller owns no Margin Stock, and no portion of the proceeds of the Purchases made hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. The Seller will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

(n) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the Related Documents requires compliance with any bulk sales act or similar law.

(o) Government Regulation. The Seller is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act. The Purchases of the Purchasers hereunder, the application of the proceeds thereof and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

(p) Nonconsolidation. The Seller is operated in such a manner that the separate corporate existence of the Seller, on the one hand, and any member of the Parent Group, on the other hand, would not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group and, without limiting the generality of the foregoing:

(i) the Seller is a limited purpose limited liability company whose activities are restricted in its limited liability company agreement to those activities expressly permitted hereunder and under the other Related Documents and the Seller has not engaged, and does not presently engage, in any business or other activity other than those activities expressly permitted hereunder and under the other Related Documents, nor has the Seller entered into any agreement other than this Agreement, the other Related Documents to which it is a party and, with the prior written consent of the Purchaser Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

(ii) the Seller has duly appointed a board of managers and its business is managed solely by its own officers and managers, each of whom when acting for the Seller shall be acting solely in his or her capacity as an officer or manager of the Seller and not as an officer, manager, employee or agent of any member of the Parent Group;

(iii) (A) Seller shall compensate all employees (if any), consultants and agents directly or indirectly through reimbursement of the Parent, from its own funds, for services provided to the Seller by such employees (if any), consultants and agents and, to the extent any employee (if any), consultant or agent of the Seller is also an employee, consultant or agent of such member of the Parent Group on a basis which reflects the respective services rendered to the Seller and such member of the Parent Group and (B) Seller shall not have any employees;

Second Amended and Restated Receivables Purchase Agreement

(iv) Seller shall pay its own incidental administrative costs and expenses from its own funds, and shall allocate all other shared overhead expenses (including, without limitation, telephone and other utility charges, the services of shared consultants and agents, and reasonable legal and auditing expenses) which are not reflected in the Servicing Fee, and other items of cost and expense shared between the Seller and the Servicer, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of services rendered; except as otherwise expressly permitted hereunder, under the other Related Documents and under the Seller’s organizational documents, no member of the Parent Group (A) pays the Seller’s expenses, (B) guarantees the Seller’s obligations, or (C) advances funds to the Seller for the payment of expenses or otherwise;

(v) other than the purchase and acceptance through capital contribution of Transferred Receivables pursuant to the Transfer Agreement, the payment of distributions and the return of capital to its members, the payment of Servicing Fees to the Servicer under the Transfer Agreement, the Seller engages and has engaged in no intercorporate transactions with any member of the Parent Group;

(vi) the Seller maintains records and books of account separate from that of each member of the Parent Group, holds regular meetings of its board of managers and otherwise observes corporate formalities;

(vii) (A) the financial statements (other than consolidated financial statements) and books and records of the Seller and each member of the Parent Group reflect the separate existence of the Seller and (B) the consolidated financial statements of the Parent Group shall contain disclosure to the effect that the Seller’s assets are not available to the creditors of any member of the Parent Group

(viii) (A) the Seller maintains its assets separately from the assets of each member of the Parent Group (including through the maintenance of separate bank accounts and except for any Records to the extent necessary to assist the Servicer in connection with the servicing of the Transferred Receivables), (B) the Seller’s funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, have not been and are not commingled with those of any member of the Parent Group and (C) the separate creditors of the Seller will be entitled, on the winding-up of the Seller, to be satisfied out of the Seller’s assets prior to any value in the Seller becoming available to the Member;

(ix) all business correspondence and other communications of the Seller are conducted in the Seller’s own name;

(x) the Seller shall respond to any inquiries with respect to ownership of a Transferred Receivable by stating that such Transferred Receivable has been sold, and assigned to the Purchaser Agent for the benefit of the Purchasers;

Second Amended and Restated Receivables Purchase Agreement

(xi) the Seller does not act as agent for any member of the Parent Group, but instead presents itself to the public as a legal entity separate from each such member and independently engaged in the business of purchasing and financing Receivables;

(xii) the Seller maintains at least one independent manager who (A) is not a Stockholder, director, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (other than the Seller or any Transferor), all as provided in its certificate of incorporation, (B) has (1) prior experience as an independent manager for an entity whose organizational documents required the unanimous consent of all independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management, independent manager services or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (C) is otherwise acceptable to the Purchaser Agent, and the retention arrangement with such independent managers requires them to consider the interest of Seller;

(xiii) the limited liability company agreement of the Seller requires the affirmative vote of each independent manager before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the Seller;

(xiv) Seller shall maintain (1) correct and complete books and records of account and (2) minutes of the meetings and other proceedings of its members and board of managers;

(xv) Seller shall not hold out its credit as being available to satisfy obligations of others;

(xvi) Seller shall not acquire obligations or Stock of any member of the Parent Group;

(xvii) Seller shall correct any known misunderstanding regarding its separate identity; and

(xviii) Seller shall maintain adequate capital in light of its contemplated business operations.

(q) Deposit and Disbursement Accounts. Schedule 4.01(q) (as updated from time to time by written notice to the Purchaser Agent) lists all banks and other financial institutions at which the Seller maintains deposit or other bank accounts as of the Second Restatement Effective Date, including any Account, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Each Account constitutes a deposit account within the meaning of the applicable UCC. The Seller (or the Servicer on its behalf) has delivered to the Purchaser Agent a fully executed agreement pursuant to which the Collection Account Bank has agreed to comply with all instructions originated by the Purchaser Agent directing the disposition of funds in the Accounts without further consent by the Seller, the Servicer, any Transferor or any Originator. No Account is in the name of any person other than the Seller or the Purchaser Agent, and none of the Seller, the Servicer, any Originator or any Transferor has consented to any Bank following the instructions of any Person other than the Purchaser Agent with respect to any Account. Accordingly, the Purchaser Agent has a first priority perfected security interest in each Account, and all funds on deposit therein.

Second Amended and Restated Receivables Purchase Agreement

(r) Transferred Receivables.

(i) Transfers. Each Transferred Receivable was (i) purchased by or contributed to the Seller on the relevant Transfer Date pursuant to the Transfer Agreement and (ii) purchased by or contributed to the applicable Transferor on the relevant Transfer Date pursuant to the Sale Agreement.

(ii) Eligibility. Each Transferred Receivable designated as an Eligible Receivable in each Investment Base Certificate, Monthly Report, Weekly Report or Daily Report, as the case may be, constitutes an Eligible Receivable as of the date specified in such Investment Base Certificate, Monthly Report, Weekly Report or Daily Report, as applicable.

(iii) No Material Adverse Effect. The Seller has no actual knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that cause it to expect that any payments on any Transferred Receivable designated as an Eligible Receivable in any Investment Base Certificate, Monthly Report, Weekly Report or Daily Report, as applicable, will not be paid in full when due or that has caused it to expect any material adverse effect on any such Transferred Receivable.

(iv) Nonavoidability of Transfers. The Seller shall (A) have received each Contributed Receivable as a contribution to the capital of the Seller by the applicable Transferor as a member of the Seller and (B) have purchased each Sold Receivable from the applicable Transferor for cash consideration, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. Each Transferor shall have purchased each Sold Receivable from the applicable Originator for cash consideration pursuant to Section 2.01 of the Sale Agreement, or shall have received each Contributed Receivable as a contribution to the capital of such Transferor, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. No Sale has been made for or on account of an antecedent debt owed by any Transferor to the Seller or owed by any Originator to any Transferor, and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

(s) Assignment of Interest in Related Documents. The Seller’s interests in, to and under the Transfer Agreement have been assigned by the Seller to the Purchaser Agent (for the benefit of itself and the Purchasers). No license or approval is required for the Purchaser Agent’s or any Successor Servicer’s use of any programs used by the Servicer in the servicing of the Transferred Receivables other than those which have been obtained and which remain in full force and effect.

(t) Notices to Obligors. Each Obligor of Transferred Receivables has been notified, in each invoice sent to such Obligor with respect to such Receivable, that all payments with respect to such Receivables are to be made by remitting payment to a Lockbox or a Collection Account.

(u) Representations and Warranties in Other Related Documents. Each of the representations and warranties of the Seller contained in the Related Documents (other than this Agreement) is true and correct in all material respects (or, in the case of any such representation or warranty that is expressly qualified by a materiality standard or contains any carve-out or exception based on a Material Adverse Effect by its express terms, in all respects) and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Purchasers and the Purchaser Agent as if the same were set forth in full herein.

Second Amended and Restated Receivables Purchase Agreement

(v) Supplementary Representations.

(i) Receivables; Accounts. (A) Each Transferred Receivable constitutes an “account” within the meaning of the applicable UCC, and (B) each Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Creation of Security Interest. The Seller owns and has good and marketable title to the Transferred Receivables, Accounts and Lockboxes, free and clear of any Adverse Claim (other than in favor of the Purchaser Agent for the benefit of the Purchasers). This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Transferred Receivables, Accounts and Lockboxes in favor of the Purchaser Agent (on behalf of itself and the other Specified Parties), which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Seller.

(iii) Perfection. (A) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law and entered into Account Agreements in order to perfect the sale of the Transferred Receivables (i) from the Originators to the Transferors pursuant to the Sale Agreement and (ii) from the Transferors to the Seller pursuant to the Transfer Agreement, and the security interest in favor of the Purchaser Agent (on behalf of itself and the other Specified Parties) in the Transferred Receivables hereunder; and (B) with respect to each Account, the Seller has delivered to the Purchaser Agent (on behalf of itself and the other Specified Parties), a fully executed Account Agreement pursuant to which the applicable Bank has agreed to comply with all instructions given by the Purchaser Agent with respect to all funds on deposit in the Accounts and the related Lockboxes, without further consent by the Seller, the Servicer or any Originator.

(iv) Priority. (A) Other than (1) the Transfer of the Transferred Receivables by the Transferors to the Seller pursuant to the Transfer Agreement, (2) the Transfer of the Transferred Receivables by the Originators to the Transferors pursuant to the Sale Agreement and (3) the security interest in favor of the Purchaser Agent (on behalf of itself and the other Specified Parties) in the Transferred Receivables, the Accounts and the Lockboxes hereunder, neither the Seller, nor any Transferor or Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of such Receivables, the Accounts and the Lockboxes to any other Person. (B) Neither the Seller, nor any Transferor or Originator has authorized, or is aware of, any filing of any financing statement against the Seller, any Transferor or any Originator that include a description of collateral covering the Transferred Receivables or all other assets assigned by Seller to the Purchaser Agent (on behalf of itself and the other Specified Parties) pursuant to the Related Documents, other than any financing statement filed pursuant to the Sale Agreement, the Transfer Agreement and this Agreement or financing statements that have been validly terminated (or amended to exclude such property from the covered collateral). (C) The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller, any Transferor or any Originator. (D) None of the Accounts or Lockboxes is in the name of any Person other than the Seller or the Purchaser Agent. None of the Seller, the Servicer, any Transferor or any Originator has consented to any Bank complying with instructions of any person other than the Purchaser Agent with respect to any Account.

Second Amended and Restated Receivables Purchase Agreement

(v) Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Related Document, the representations contained in this Section 4.01 shall be continuing, and remain in full force and effect until the Termination Date.

ARTICLE V.

GENERAL COVENANTS OF THE SELLER

Section 5.01. Affirmative Covenants of the Seller. The Seller covenants and agrees that from and after the Closing Date and until the Termination Date:

(a) Compliance with Agreements and Applicable Laws. The Seller shall (i) perform each of its obligations under this Agreement and the other Related Documents and (ii) comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including, to the extent applicable, those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits except, solely with respect to this clause (ii), where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with (1) the terms of its certificate of formation and limited liability company agreement, (2) Section 4.01(p) and (3) the assumptions set forth in each opinion letter of Weil, Gotshal & Manges LLP or other outside counsel to the Seller delivered pursuant to the Schedule of Documents with respect to issues of substantive consolidation and true sale; (iii) at all times maintain, preserve and protect all of its assets and properties which are necessary in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; (iv) at all times maintain all licenses, permits, charters and registrations required for the conduct of its business, except to the extent that a failure to maintain any of the same could not reasonably be expected to result in a Material Adverse Effect; and (v) transact business only in its own name.

(c) Deposit of Collections. The Seller shall, with respect to all Collections it may receive from any Obligor of any Transferred Receivable either (i) deposit or cause such Collections to be deposited promptly into a Collection Account or (ii) scan any items of payment representing Collections for deposit into a Collection Account or mail such items of payment to the Lockbox, in either case no later than the first Business Day after receipt of any such Collections.

(d) Use of Proceeds. The Seller shall utilize the proceeds of the Purchases made hereunder solely for (i) the repayment of any obligations of the Seller hereunder, (ii) the purchase of Transferred Receivables from the Transferors pursuant to the Transfer Agreement, (iii) the payment of distributions to the Transferors, and (iv) the payment of administrative fees or Servicing Fees or expenses to the Servicer or routine administrative or operating expenses, in each case only as expressly permitted by and in accordance with the terms of this Agreement and the other Related Documents.

Second Amended and Restated Receivables Purchase Agreement

(e) Payment and Performance of Charges and other Obligations.

(i) Subject to Section 5.01(e)(ii), the Seller shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

(ii) The Seller may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 5.01(e)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of the Seller, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Seller Assets becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) the Seller reasonably believes that failure to pay or to discharge such claims or charges could not reasonably be expected to have or result in a Material Adverse Effect.

(f) ERISA. The Seller shall give the Purchaser Agent prompt written notice of any event that (i) could reasonably be expected to result in the imposition of a Lien on any Seller Assets under Section 412 or 430 of the IRC or Section 302, 303 or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Seller or its ERISA Affiliates of any liabilities under Title IV of ERISA (other than timely paid premium payments arising in the ordinary course of business).

(g) Seller to Maintain Perfection and Priority. In order to evidence the interests of the Purchaser Agent and the Purchasers under this Agreement, the Seller shall, from time to time take such action, or execute and deliver such instruments necessary or advisable (including, such actions as are requested by the Purchaser Agent) to maintain and perfect, as a first-priority interest, the Purchaser Agent’s (on behalf of itself and the other Specified Parties) security interest in the Transferred Receivables and all other assets assigned to the Purchaser Agent (on behalf of itself and the other Specified Parties) pursuant to the Related Documents. The Seller shall, from time to time and within the time limits established by law, prepare and present to the Purchaser Agent upon request for the Purchaser Agent’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement in the, or other filings necessary to continue, maintain and perfect the Purchaser Agent’s (on behalf of itself and the other Specified Parties) security interest in the Transferred Receivables and all other assets assigned to the Purchaser Agent (on behalf of itself and the other Specified Parties) pursuant to the Related Documents as a first-priority interest. The Seller hereby authorizes the Purchaser Agent to file such financing statements under the UCC. Notwithstanding anything else in the Related Documents to the contrary, except to the extent contemplated by Section 4.02(g)(vi) of the Sale Agreement and Section 4.03(g)(vi) of the Transfer Agreement, neither the Seller, the Servicer, any Transferor nor any Originator, shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes property described in any such financing statements, without the prior written consent of the Purchaser Agent.

Section 5.02. Reporting Requirements of the Seller. The Seller hereby agrees that from and after the Closing Date until the Termination Date, it shall furnish or cause to be furnished to the Purchaser Agent and the Purchasers:

(a) The financial statements, notices, reports and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

Second Amended and Restated Receivables Purchase Agreement

(b) At the same time each Monthly Report, Weekly Report or Daily Report, as applicable, is required to be delivered pursuant to the terms of clause (a) of Annex 5.02(a), a completed certificate in the form attached hereto as Exhibit 5.02(b) (each, a “Investment Base Certificate”), provided, that if (i) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (ii) the Purchaser Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems the Purchasers’ rights or interests in the Transferred Receivables or the Seller Assets insecure, then such Investment Base Certificates shall be delivered daily; and each Investment Base Certificate shall be prepared by the Seller or the Servicer as of the last day of the previous month or week, in the event Investment Base Certificates are required to be delivered on a monthly or weekly basis, and as of the close of business on the previous Business Day, in the event Investment Base Certificates are required to be delivered on each Business Day. Notwithstanding anything herein or in any other Related Document to the contrary, delivery of a properly completed Monthly Report, Weekly Report or Daily Report in accordance with Annex 5.02(a) hereof shall be deemed to satisfy the requirement to deliver an Investment Base Certificate pursuant to the immediately preceding sentence.

(c) Such other reports, statements and reconciliations with respect to the Investment Base or Seller Assets as any Purchaser or the Purchaser Agent shall from time to time request in its reasonable discretion.

Section 5.03. Negative Covenants of the Seller. The Seller covenants and agrees that, without the prior written consent of the Requisite Purchasers (except in the case of the covenants in subsections (c) and (d) below which shall require only the consent of the Purchaser Agent) and the Purchaser Agent, from and after the Closing Date until the Termination Date:

(a) Sale of Stock and Assets. The Seller shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets or any of its capital Stock (whether in a public or a private offering or otherwise), any Transferred Receivable or Contract therefor or any of its rights with respect to any Lockbox, any Collection Account, the Agent Account or any other deposit account in which any Collections of any Transferred Receivable are deposited except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

(b) Liens. The Seller shall not create, incur, assume or permit to exist (i) any Adverse Claim on or with respect to its Transferred Receivables or (ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for Permitted Encumbrances. In addition, the Seller shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Purchasers as additional collateral for the Seller Obligations, except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

(c) Modifications of Receivables or Credit and Collection Policies. The Seller shall not, without the prior written consent of the Purchaser Agent, (i) extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable, provided that the Seller may authorize the Servicer to take such actions as are expressly permitted by the terms of the Sale Agreement, the Transfer Agreement and the Credit and Collection Policies (it being understood that any Receivables which cease to be Eligible Receivables after giving effect to any such action shall be not included in the calculation of the Investment Base), or (ii) amend, modify or waive any term or provision of the Credit and Collection Policies.

Second Amended and Restated Receivables Purchase Agreement

(d) Changes in Instructions to Obligors. The Seller shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, except to the extent the Purchaser Agent directs the Seller to change such instructions to Obligors or the Purchaser Agent consents in writing to such change.

(e) Capital Structure and Business. The Seller shall not (i) make any changes in any of its business objectives, purposes or operations, (ii) make any change in its capital structure, including the issuance of any Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding shares of Stock, (iii) amend, waive or modify any term or provision of its certificate of formation or limited liability company agreement, (iv) make any change to its name indicated on the public records of its jurisdiction of organization or (v) change its jurisdiction of organization. The Seller shall not engage in any business other than as provided in its certificate of formation, limited liability company agreement and the Related Documents.

(f) Mergers, Subsidiaries, Etc. The Seller shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.

(g) Sale Treatment. The Seller (i) will not, and will not permit any Originator or any Transferor to, account for (other than for tax purposes), or otherwise treat, the transactions contemplated by the Sale Agreement and the Transfer Agreement in any manner other than (A) with respect to each Sale of each Sold Receivable effected pursuant to the Sale Agreement or the Transfer Agreement as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of Receivables by each Transferor to the Seller, or by such Originator to the applicable Transferor, as applicable and (B) with respect to each contribution of Contributed Receivables under the Sale Agreement or the Transfer Agreement, as an increase in the capital of the applicable Transferor, or the Seller, as applicable, and (ii) will not account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Transferred Receivables by the Seller to the Purchasers. In addition, the Seller shall, and shall cause each Originator and each Transferor to, disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transaction contemplated hereby and by the Sale Agreement and the Transfer Agreement, as applicable, and the interest of each Transferor (in the case of any Originator’s financial statements), the interest of the Seller (in the case of any Transferor’s financial statements) and the interest of the Purchasers (in the case of the Seller’s financial statements) in the Receivables and Seller Assets. The Seller, the Purchaser and the Purchaser Agent will treat the Purchases made hereunder as indebtedness for United States federal tax purposes.

(h) Restricted Payments. The Seller shall not enter into any lending transaction with any other Person. The Seller shall not at any time (i) advance credit to any Person or (ii) declare any distributions, repurchase any Stock, return any capital, or make any other payment or distribution of cash or other property or assets in respect of the Seller’s outstanding Stock if, after giving effect to any such advance or distribution, a Purchase Excess, Incipient Termination Event or Termination Event would exist or otherwise result therefrom.

(i) Indebtedness. The Seller shall not create, incur, assume or permit to exist any Debt, except (i) Debt of the Seller to any Affected Party, Indemnified Person, the Servicer or any other Person expressly permitted by this Agreement or any other Related Document, (ii) deferred taxes, and (iii) endorser liability in connection with the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

Second Amended and Restated Receivables Purchase Agreement

(j) Prohibited Transactions. The Seller shall not enter into, or be a party to, any transaction with any Person except as expressly permitted hereunder or under any other Related Document.

(k) Investments. Except as otherwise expressly permitted hereunder or under the other Related Documents, the Seller shall not make any investment in, or make or accrue loans or advances of money to, any Person, including the Parent, any Transferor, any manager, officer or employee of the Seller, the Parent, any Transferor or any of the Parent’s other Subsidiaries, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Transferred Receivables and Permitted Investments.

(l) Commingling. The Seller shall not deposit, and shall use commercially reasonable efforts to prevent the deposit by others of, funds that do not constitute Collections of Transferred Receivables into the Collection Accounts. If funds that are not Collections are deposited into a Collection Account, the Seller shall, or shall cause the Servicer to notify the Purchaser Agent in writing promptly upon discovery thereof, and, the Purchaser Agent shall promptly remit (or direct the Collection Account Bank to remit) any such amounts that are not Collections to the applicable Transferor, the applicable Originator or other Person designated in such notice.

(m) ERISA. The Seller shall give the Purchaser Agent prompt written notice of any event that (i) could reasonably be expected to result in the imposition of a Lien on any Seller Assets under Section 412 or 430 of the IRC or Section 302, 303 or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Seller or its ERISA Affiliates of any liabilities under Title IV of ERISA (other than timely paid premium payments arising in the ordinary course of business).

(n) Related Documents. The Seller shall not amend, modify or waive any term or provision of any Related Document without the prior written consent of the Purchaser Agent and, unless such amendment, modification or waiver is made to cure any ambiguity, omission, mistake, defect or inconsistency, the Requisite Purchasers.

(o) Board Policies. The Seller shall not modify the terms of any policy or resolutions of its board of managers if such modification could reasonably be expected to have or result in a Material Adverse Effect.

Section 5.04. Breach of Representations, Warranties or Covenants. Upon discovery by any Purchaser Agent of any breach of representation, warranty or covenant described in Section 4.01(g), 4.01(r), 4.01(t), 4.01(v), 5.01(c), 5.01(g), 5.03(a), 5.03(b), 5.03(c), 5.03(d), 5.03(g) and 5.03(l) by the Seller with respect to any Transferred Receivable, the Purchaser Agent shall give prompt written notice thereof to the other parties hereto. The Seller shall, if requested by such notice from the Purchaser Agent, on the first Business Day following receipt of such notice, either (a) repurchase the affected Transferred Receivable from the Purchasers for cash remitted to a Collection Account or (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to the Purchasers on such Business Day, in each case, in an amount equal to the Billed Amount of such affected Transferred Receivable minus the Collections received in respect thereof (the “Rejected Amount”). Seller shall, or shall cause the Servicer to, ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into a Collection Account.

Second Amended and Restated Receivables Purchase Agreement

ARTICLE VI.

ACCOUNTS

Section 6.01. Establishment of Lockboxes, Lockbox Processing & Accounts.

(a) Lockboxes and Processing.

(i) The Seller shall establish with one or more Lockbox Processors one or more Lockboxes subject, in each case, to a fully executed Lockbox Control Agreement. The Seller agrees that the Purchaser Agent shall have exclusive dominion and control of each Lockbox and all monies, instruments and other property from time to time remitted thereto and the Purchaser Agent shall have the exclusive right to direct the Lockbox Processor with respect thereto. The Seller shall not make or cause to be made, or have any ability to make or cause to be made, any withdrawals from any Lockbox or to direct the Lockbox Processor with respect the Lockbox or the monies, instruments and other property from time to time remitted thereto.

(ii) The Seller (or the Servicer on Seller’s behalf) shall instruct all Obligors of Transferred Receivables, and shall use reasonable efforts to instruct all Obligors of Transferred Receivables, to make payments in respect thereof only (A) by check or money order mailed to one or more lockboxes or post office boxes under the control of the Purchaser Agent (each a “Lockbox” and collectively the “Lockboxes”) or (B) by wire transfer or moneygram directly to a Collection Account. The Seller (or the Servicer on the Seller’s behalf) has instructed all Lockbox Processors to deposit all items sent to a Lockbox directly into a Collection Account. Schedule 4.01(q) lists all Lockboxes and such schedule correctly identifies (1) with respect to each Lockbox, the lockbox number and address thereof and (2) the related Lockbox Processor. The Lockbox Processor shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in a Collection Account in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, the Seller shall, with respect to all cash, checks, money orders or other proceeds of Transferred Receivables or Seller Assets received by it other than in a Lockbox, either (i) deposit or cause to be deposited such Collections in the form so received (with all necessary endorsements), into a Collection Account or (ii) scan any items of payment representing Collections for deposit into a Collection Account or mail such items of payment to the Lockbox, in either case not later than the close of business on the first Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Purchaser Agent. The Seller shall not make and shall not permit the Servicer to make any deposits into a Lockbox or a Collection Account except in accordance with the terms of this Agreement or any other Related Document.

(iii) If, for any reason, a Lockbox Control Agreement terminates or any Lockbox Processor fails to comply with its obligations under the Lockbox Control Agreement to which it is a party, then the Seller shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make payments to a Lockbox maintained by any such Lockbox Processor to make all future payments to a new Lockbox in accordance with this Section 6.01(a)(iii). The Seller shall not close any Lockbox unless it shall have (A) received the prior written consent of the Purchaser Agent, (B) established a new post office box through the same Lockbox Processor or with a new lockbox processor satisfactory to the Purchaser Agent, (C) entered into an agreement covering such new post office box and processing services with such Lockbox Processor or with such new lockbox processor substantially in the form of the predecessor Lockbox Control Agreement or that is satisfactory in all respects to the Purchaser Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new post office box shall become a Lockbox, such new

Second Amended and Restated Receivables Purchase Agreement

agreement shall become a Lockbox Control Agreement and any new lockbox processor shall become a Lockbox Processor), and (D) taken all such action as the Purchaser Agent shall reasonably require to perfect a first priority security interest in such new Lockbox in favor of the Purchaser Agent under Section 7.01 of this Agreement. Except as permitted by this Section 6.01(a), the Seller shall not, and shall not permit the Servicer to, open any new Lockbox without the prior written consent of the Purchaser Agent.

(b) Collection Accounts.

(i) The Seller has established the Collection Accounts subject to a fully executed Collection Account Agreement. The Seller agrees that the Purchaser Agent shall have exclusive dominion and control of each Collection Account and all monies, instruments and other property from time to time on deposit therein.

(ii) The Seller (or the Servicer on Seller’s behalf) shall cause all Lockbox Processors on a daily basis to process all funds and items of payment received in each Lockbox to be automatically deposited in or credited to a Collection Account. The Collection Account Bank has been instructed by the Seller and the Servicer to automatically transfer all collected and available funds on deposit in any Intermediate Collection Account to the Concentration Collection Account and all collected and available funds on deposit in the Concentration Collection Account from the Concentration Collection Account to the Agent Account, in each case on a daily basis.

(iii) If, for any reason, the Collection Account Agreement relating to a Collection Account terminates or the Collection Account Bank fails to comply with its obligations under such Collection Account Agreement, then the Seller shall promptly notify the Purchaser Agent thereof and the Seller, the Servicer or the Purchaser Agent, as the case may be, shall instruct all Obligors who had previously been instructed to make wire payments to a Collection Account maintained at any such Collection Account Bank to make all future payments to a new Collection Account in accordance with this Section 6.01(b)(iii). The Seller shall not close any Collection Account unless it shall have (A) received the prior written consent of the Purchaser Agent, (B) established a new account with the same Collection Account Bank or with a new depositary institution satisfactory to the Purchaser Agent, (C) entered into an agreement covering such new account with such Collection Account Bank or with such new depositary institution substantially in the form of the Collection Account Agreement or that is satisfactory in all respects to the Purchaser Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Collection Account, such new agreement shall become a Collection Account Agreement and any new depositary institution shall become the Collection Account Bank), and (D) taken all such action as the Purchaser Agent shall reasonably require to perfect a first priority security interest in such new Collection Account to the Purchaser under Section 7.01 of this Agreement. Except as permitted by this Section 6.01(b), the Seller shall not, and shall not permit the Servicer to open a new Collection Account without the prior written consent of the Purchaser Agent and the Seller having entered into an agreement covering such new account with the Collection Account Bank or with a new depositary institution substantially in the form of the Collection Account Agreement or that is satisfactory in all respects to the Purchaser Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Collection Account, such new agreement shall become a Collection Account Agreement and any new depositary institution shall become the Collection Account Bank).

Second Amended and Restated Receivables Purchase Agreement

(c) Agent Account.

(i) The Purchaser Agent has established and shall maintain the Agent Account with Deutsche Bank Trust Company Americas (the “Depositary”). The Agent Account shall be registered in the name of the Purchaser Agent and the Purchaser Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

(ii) The Purchasers and the Purchaser Agent may deposit into the Agent Account from time to time all monies, instruments and other property received by any of them as proceeds of the Transferred Receivables.

(iii) If, for any reason, the Depositary wishes to resign as depositary of the Agent Account or fails to carry out the instructions of the Purchaser Agent, then the Purchaser Agent shall promptly notify the Purchasers. Neither the Purchasers nor the Purchaser Agent shall close the Agent Account unless (A) a new deposit account has been established with a new depositary institution, (B) the Purchasers and the Purchaser Agent have entered into an agreement covering such new account with such new depositary institution satisfactory in all respects to the Purchaser Agent (whereupon such new account shall become the Agent Account and such new depositary institution shall become the Depositary for all purposes of this Agreement and the other Related Documents), and (C) the Purchasers and the Purchaser Agent have taken all such action as the Purchaser Agent shall require to grant and perfect a first priority security interest in such new Agent Account to the Purchaser Agent (on behalf of itself and the other Specified Parties).

(d) Seller Account.

(i) The Seller has established the Seller Account.

ARTICLE VII.

SECURITY INTERESTS

Section 7.01. Security Interest. The parties hereto intend that each Purchase of undivided percentage ownership interests in the Transferred Receivables to be made hereunder shall constitute a purchase and sale of undivided percentage ownership interests in the Transferred Receivables and not a loan. The parties hereto intend that this Agreement shall constitute a “sale of accounts” or “sale of payment intangibles” (as such terms are used in Article 9 of the UCC) and therefore this Agreement is intended to create a “security interest” in the Seller Assets (and shall constitute a “security agreement”) within the meaning of Article 9 of the UCC. The Seller reaffirms its grant, assignment, conveyance and transfer under the Existing Receivables Sale Agreement and hereby grants, assigns, conveys and transfers to the Purchaser Agent, for the benefit of itself and the Purchasers, all of Seller’s right, title and interest in, to and under, but none of its obligations arising from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Seller (including under any trade names, styles or derivations of the Seller, if any), and regardless of where located (all of which being hereinafter collectively referred to as the “Seller Assets”):

(a) all Receivables;

Second Amended and Restated Receivables Purchase Agreement

(b) the Transfer Agreement, the Originator Support Agreement, the Sale Agreement, all Lockbox Control Agreements, the Collection Account Agreement and all other Related Documents now or hereafter in effect relating to the purchase, servicing, processing or collection of Receivables (collectively, the “Seller Assigned Agreements”), including (i) all rights of the Seller to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all claims of the Seller for damages or breach with respect thereto or for default thereunder and (iv) the right of the Seller to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder;

(c) all of the following (collectively, the “Seller Account Assets”):

(i) the Lockboxes, and all funds or items of payment remitted thereto therein and all certificates and instruments, if any, from time to time representing or evidencing the Lockboxes, such funds or such items of payment,

(ii) the Collection Accounts and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Accounts or such funds,

(iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by any Purchaser or any assignee or agent on behalf of any Purchaser in substitution for or in addition to any of the then existing Seller Account Assets,

(iv) all Cash Collateral and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral; and

(v) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Seller Account Assets;

(d) all other property relating to the Receivables that may from time to time hereafter be assigned, conveyed or transferred by the Seller or by any Person on its behalf whether under this Agreement or otherwise, including any deposit with any Purchaser or the Purchaser Agent of additional funds by the Seller;

(e) all other personal property of the Seller of every kind and nature not described above including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles); and

(f) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Seller Assets (including proceeds that constitute property of the types described in Sections 7.01(a) through (e)).

Section 7.02. Seller’s Agreements. The Seller hereby (a) assigns, transfer and conveys the benefits of the representations, warranties and covenants of each Transferor made to the Seller under the Transfer Agreement to the Purchaser Agent for the benefit of the Purchasers hereunder; (b) acknowledges and agrees that the rights of the Seller to require payment of a Rejected Amount from any Transferor under the Transfer Agreement may be enforced by the Purchasers and the Purchaser Agent; (c) certifies that the Transfer Agreement provides that the representations, warranties and covenants described in

Second Amended and Restated Receivables Purchase Agreement

Sections 4.01, 4.02 and 4.03 thereof, the indemnification and payment provisions of Article V thereof and the provisions of Sections 4.03(j), 6.12, 6.14 and 6.15 thereof shall survive the sale of the Transferred Receivables (and undivided percentage ownership interests therein) and the termination of the Transfer Agreement and this Agreement and (d) agrees that the rights and remedies of the Seller under the Transfer Agreement may be exercised by the Purchaser Agent as assignee of the Seller.

Section 7.03. Delivery of Seller Assets. All certificates or instruments representing or evidencing all or any portion of the Seller Assets shall be delivered to and held by or on behalf of the Purchaser Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Purchaser Agent. The Purchaser Agent shall have the right (a) at any time to exchange certificates or instruments representing or evidencing Seller Assets for certificates or instruments of smaller or larger denominations and (b) at any time in its discretion following the occurrence and during the continuation of a Termination Event and without notice to the Seller, to transfer to or to register in the name of the Purchaser Agent or its nominee any or all of the Seller Assets.

Section 7.04. Seller Remains Liable. It is expressly agreed by the Seller that, anything herein to the contrary notwithstanding, the Seller shall remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Seller Assigned Agreements and any other agreements constituting the Seller Assets to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Purchasers and the Purchaser Agent shall not have any obligation or liability under any such Receivables, Contracts or agreements by reason of or arising out of this Agreement or the creation of a security interest therein or the receipt by the Purchaser Agent or the Purchasers of any payment relating thereto pursuant hereto or thereto. The exercise by any Purchaser or the Purchaser Agent of any of its respective rights under this Agreement shall not release any Originator, each Transferor, the Seller or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts or agreements. None of the Purchasers or the Purchaser Agent shall be required or obligated in any manner to perform or fulfill any of the obligations of any Originator, each Transferor, the Seller or the Servicer under or pursuant to any such Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 7.05. Covenants of the Seller Regarding the Seller Assets.

(a) Offices and Records. The Seller shall maintain its jurisdiction of organization and chief executive office and the office at which it stores its Records at the respective locations specified in Schedule 4.01(b); provided, that the Seller may change the office at which it keeps its Records, so long it shall have furnished to the Purchaser Agent notice of such change and shall have taken all action requested by the Purchaser Agent (if any) pursuant to Section 12.13 with respect to the Seller Assets in light of such change on or prior to the later to occur of (x) 30 days following the occurrence of such change and (y) the earlier of the date of the required delivery of the Officer’s Certificate pursuant to paragraph (d) of Annex 5.02(a) following such change and the date which is 45 days after the end of the most recently ended fiscal quarter following such change. The Seller shall, and shall cause the Servicer to at its own cost and expense, maintain adequate and complete records of the Transferred Receivables and the Seller Assets, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. The Seller shall, and shall cause the Servicer to, mark conspicuously with a legend, in form and substance satisfactory to the Purchaser Agent, its books and records (including computer records) and credit files pertaining to the Seller Assets, and its

Second Amended and Restated Receivables Purchase Agreement

file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Agreement and the assignment and security interest described in this Article VII. Upon the occurrence and during the continuance of a Termination Event, the Seller shall, and shall cause the Servicer to, deliver and turn over such books and records to the Purchaser Agent or its representatives at any time on demand of the Purchaser Agent. Prior to the occurrence of a Termination Event and upon notice from the Purchaser Agent, the Seller shall, and shall cause the Servicer to, permit any representative of the Purchaser Agent to inspect such books and records and shall provide photocopies thereof to the Purchaser Agent as more specifically set forth in Section 7.05(b).

(b) Access. The Seller shall, and shall cause the Servicer to, at its or the Servicer’s own expense (provided Seller or Servicer shall only be required to pay for such visits two (2) times a year so long as no Incipient Termination Event or a Termination Event shall have occurred and be continuing), during normal business hours, from time to time upon one Business Day’s prior notice as frequently as the Purchaser Agent determines to be appropriate: (i) provide the Purchaser Agent and any of its respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Seller Assets, (ii) permit the Purchaser Agent and any of its respective officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit the Purchaser Agent and its respective officers, employees and agents to inspect, review and evaluate the Transferred Receivables and the Seller Assets and (iv) permit the Purchaser Agent and its respective officers, employees and agents to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Related Documents or its affairs, finances and accounts with any of its officers, managers, employees, representatives or agents (in each case, with those persons having knowledge of such matters). If (i) the Purchaser Agent in good faith deems any Purchaser’s rights or interests in the Transferred Receivables, the Seller Assigned Agreements or any other Seller Assets insecure or the Purchaser Agent in good faith believes that an Incipient Termination Event or a Termination Event is imminent or (ii) an Incipient Termination Event or a Termination Event shall have occurred and be continuing, then the Seller shall, and shall cause the Servicer to, at its own expense, provide such access at all times without prior notice from the Purchaser Agent and provide the Purchaser Agent with access to the suppliers and customers of the Seller and the Servicer. The Seller shall, and shall cause the Servicer to, make available to the Purchaser Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the Purchaser Agent may request. The Seller shall, and shall cause the Servicer to, and the Servicer shall deliver any document or instrument necessary for the Purchaser Agent, as the Purchaser Agent may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Seller or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Seller or the Servicer.

(c) Communication with Accountants. Provided that the Purchaser Agent gives reasonable prior notice to the Seller and gives the Seller and the Transferors an opportunity to participate in such discussions, the Seller hereby authorizes (and shall cause the Servicer to authorize) the Purchaser Agent to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to disclose and make available to the Purchasers and the Purchaser Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Seller or the Servicer (including copies of any issued management letters) and to discuss matters with respect to its business, financial condition and other affairs.

(d) Collection of Transferred Receivables. In connection with the collection of amounts due or to become due to the Seller under the Transferred Receivables, the Seller Assigned Agreements and any other Seller Assets pursuant to the Transfer Agreement, the Seller shall, or shall cause the Servicer to, take such action as it, and from and after the occurrence and during the continuance

Second Amended and Restated Receivables Purchase Agreement

of a Termination Event, the Purchaser Agent, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Seller Assigned Agreements and the other Seller Assets; provided, further, that if (i) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (ii) the Purchaser Agent, in good faith believes that an Incipient Termination Event or a Termination Event is imminent, then the Purchaser Agent may, without prior notice to the Seller or the Servicer, (x) exercise its right to take exclusive ownership and control of (1) the Lockboxes and the related lockbox processing in accordance with the terms of the applicable Lockbox Control Agreements and (2) the Collection Accounts (in which case the Servicer shall be required, pursuant to the Transfer Agreement, to deposit any Collections it then has in its possession or at any time thereafter receives, immediately in the Agent Account) and (y) notify any Obligor under any Transferred Receivable or obligors under the Seller Assigned Agreements of the assignment of such Transferred Receivables or Seller Assigned Agreements, as the case may be, to the Purchaser Agent on behalf of the Purchasers hereunder and direct that payments of all amounts due or to become due to the Seller thereunder be made directly to the Purchaser Agent or any servicer, collection agent or lockbox or other account designated by the Purchaser Agent and, upon such notification and at the sole cost and expense of the Seller, the Purchaser Agent may enforce collection of any such Transferred Receivable or the Seller Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Purchaser Agent shall provide prompt notice to the Seller and the Servicer of any such notification of assignment or direction of payment to the Obligors under any Transferred Receivables.

(e) Performance of Seller Assigned Agreements. The Seller shall, and shall cause the Servicer to, (i) perform and observe all the terms and provisions of the Seller Assigned Agreements to be performed or observed by it, maintain the Seller Assigned Agreements in full force and effect, enforce the Seller Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Purchaser Agent in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Purchaser Agent, make such demands and requests to any other party to the Seller Assigned Agreements as are permitted to be made by the Seller or the Servicer thereunder.

(f) License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Seller hereby grants to the Purchaser Agent on behalf of the Purchasers a limited license to use, without charge, the Seller’s and the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Seller Assets, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Seller Assets, or exercising of any other remedies hereto, and the Seller agrees that its rights under all licenses and franchise agreements shall inure to the Purchaser Agent’s benefit (on behalf of itself and the other Specified Parties) for purposes of the license granted herein. Except upon the occurrence and during the continuation of a Termination Event, the Purchaser Agent and the Purchasers agree not to use any such license without giving the Seller prior written notice.

Second Amended and Restated Receivables Purchase Agreement

ARTICLE VIII.

TERMINATION EVENTS

Section 8.01. Termination Events. If any of the following events (each, a “Termination Event”) shall occur (regardless of the reason therefor):

(a) the Seller shall fail to make any payment of any monetary Seller Obligation when due and payable and the same shall remain unremedied for one (1) Business Day or more; or

(b) the Seller, any Significant Originator, any Significant Originator Group, any Transferor, BMPI, the Parent or the Servicer shall fail or neglect to perform, keep or observe any covenant or other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for ten (10) Business Days or more following the earlier to occur of an Authorized Officer of the Seller becoming aware of such breach and the Seller’s receipt of written notice thereof; or

(c) (i) any Significant Originator, any Significant Originator Group, the Seller, any Transferor, BMPI or the Parent shall fail to make any principal or interest payment with respect to any of its Debts which is in an aggregate principal amount in excess of $100,000,000, when and as the same shall become due and payable (after giving effect to an applicable grace period), which failure results in such Debt becoming due prior to its scheduled maturity or enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Debt or any trustee or agent on its or their behalf to cause such Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such Debt at its maturity; or (ii) a default or breach or other occurrence shall occur under any agreement, document or instrument to which any Significant Originator, any Significant Originator Group, the Seller, any Transferor or the Parent is a party or by which it or its property is bound (other than a Related Document) which relates to a Debt which is in an aggregate principal amount in excess of $100,000,000, that results in such Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Debt or any trustee or agent on its or their behalf to cause such Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (ii) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt if such sale or transfer is otherwise permitted hereunder; or

(d) a case or proceeding shall have been commenced against any Originator, any Transferor, the Seller, BMPI or the Parent seeking a decree or order in respect of any such Person under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (i) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (ii) ordering the winding up or liquidation of the affairs of any such Person, and, so long as the Seller is not a debtor in any such case or proceedings, such case or proceeding continues for 60 days unless dismissed or discharged; provided, however, that such 60-day period shall be deemed terminated immediately if (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (d) or (y) any of the events described in Section 8.01(e) shall have occurred; or

(e) any Originator, the Seller, the Parent, BMPI or any Transferor shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of any proceedings under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or similar law or to the filing of any petition thereunder or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate or limited liability company, as applicable, action in furtherance of any of the foregoing; or

Second Amended and Restated Receivables Purchase Agreement

(f) any Significant Originator, any Significant Originator Group, the Seller, BMPI or the Parent or any Transferor (i) generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or (ii) is not Solvent; or

(g) a final judgment or judgments for the payment of money in excess of $100,000,000 in the aggregate (to the extent not covered by insurance as to which an insurance company has not denied coverage) at any time outstanding shall be rendered against any Significant Originator, any Significant Originator Group, any Transferor, BMPI, the Parent or any of the Parent’s other Subsidiaries (other than the Seller and any Originator that is not a Significant Originator and does not constitute part of a Significant Originator Group) and either (i) enforcement proceedings shall have been commenced upon any such judgment or (ii) the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

(h) a judgment or order for the payment of money shall be rendered against the Seller; or

(i) (i) any information contained in any Investment Base Certificate or any Capital Purchase Request is untrue or incorrect in any material respect, or (ii) any representation or warranty of any Significant Originator, any Significant Originator Group, any Transferor, the Parent or the Seller herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Investment Base Certificate or any Capital Purchase Request) made or delivered by or on behalf of such Significant Originator, such Significant Originator Group, such Transferor, the Parent or the Seller to any Affected Party hereto or thereto is untrue or incorrect in a material respect as of the date when made or deemed made; provided, that the inaccuracy of information in any Daily Report, if made without actual knowledge of such inaccuracy, shall not constitute a Termination Event if such information is corrected by delivery of a new Daily Report within two Business Days of the untrue or inaccurate report; or

(j) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any assets of the Seller, any Originator, any Transferor, the Parent, BMPI or any of their respective ERISA Affiliates (other than a Lien (i) limited by its terms to assets other than Receivables and (ii) which could not reasonably be expected to result in a Material Adverse Effect); or

(k) the Purchaser Agent shall have reasonably determined (and so notified the Seller) that any event or condition that has had a Material Adverse Effect has occurred; or

(l) the Transfer Agreement shall for any reason cease to evidence the transfer to the Seller of the legal and equitable title to, and ownership of, the Transferred Receivables; or

(m) the Sale Agreement shall for any reason cease to evidence the transfer to each Transferor of the legal and equitable title to, and ownership of, the Transferred Receivables; or

(n) except as otherwise expressly provided herein, any Lockbox Control Agreement, the Collection Account Agreement, the Originator Support Agreement, the Transfer Agreement or the Sale Agreement shall have been modified, amended or terminated without the prior written consent of the Purchaser Agent and, to the extent required pursuant to Section 12.07(d), the Requisite Purchasers; or

(o) an Event of Servicer Termination shall have occurred; or

Second Amended and Restated Receivables Purchase Agreement

(p) (i) the Seller shall cease to hold valid and properly perfected title to and sole legal and beneficial ownership in such Transferred Receivables or (ii) the Purchaser Agent (on behalf of the Specified Parties) shall cease to hold either (A) valid and properly perfected title to and sole legal and beneficial ownership in the Purchaser Interests (subject to the interests of the Purchasers hereunder) or (B) a first priority, perfected security interest in the Transferred Receivables or any of the Seller Assets; or

(q) a Change of Control shall occur with respect to the Seller, any Transferor, BMPI, the Parent or any Significant Originator; or

(r) the Seller shall amend its certificate of formation or limited liability company agreement without the express prior written consent of the Requisite Purchasers and the Purchaser Agent; or

(s) the Seller shall have received an Election Notice pursuant to Section 2.01(d) of the Transfer Agreement or the Sale Agreement; or

(t) (i) the Defaulted Receivable Trigger Ratio shall exceed 14.0%; (ii) the Delinquency Trigger Ratio shall exceed 22.50%; (iii) the Dilution Trigger Ratio shall exceed 2.50%; or (iv) the Turnover Days shall exceed 95 days (or 105 days for the July, August and September 2014 Settlement Periods); or

(u) any material provision of any Related Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Originator, any Transferor, the Parent, BMPI or the Seller shall challenge the enforceability of any Related Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Related Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(v) any failure to make any installment or other payment under Section 302 or Title IV of ERISA by the Seller, the Parent, BMPI, any Originator, any Transferor or the Servicer or any of their respective ERISA Affiliates, or the occurrence of any Reportable Event with respect to any Plan, in either case, to the extent such failure or occurrence could reasonably be expected to result in a Material Adverse Effect; or

(w) a Purchase Excess exists at any time and the Seller has not repaid the amount of such Purchase Excess within one (1) Business Day in accordance with Section 2.08 hereof; or

(x) the Seller shall fail to deliver when due any of the reports required to be delivered pursuant to Section 5.02 or any other report related to the Transferred Receivables as required by the other Related Documents and the same shall remain unremedied for 5 Business Days or more; or

(y) the Seller shall fail to provide any notice when due that is required to be delivered pursuant to clause (g)(i) of Annex 5.02(a); or

(z) the Seller shall fail to perform any obligation set forth in Section 5.01(h) when due,

then, and in any such event, the Purchaser Agent shall, at the request of the Requisite Purchasers or Requisite 8.01 Purchasers, by notice to the Seller, declare the Facility Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived

Second Amended and Restated Receivables Purchase Agreement

by the Seller; provided, that the Facility Termination Date shall automatically occur upon the occurrence of any of the Termination Events described in Sections 8.01(d) or (e), in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller. Upon the occurrence of the Facility Termination Date, all Seller Obligations shall automatically be and become due and payable in full, without any action to be taken on the part of any Person. In addition, if any Event of Servicer Termination shall have occurred, then, the Purchaser Agent may, and shall, at the request of the Requisite Purchasers, by delivery of a Servicer Termination Notice to Buyer and the Servicer, terminate the servicing responsibilities of the Servicer under the Transfer Agreement in accordance with the terms thereof.

ARTICLE IX.

REMEDIES

Section 9.01. Actions Upon Termination Event. If any Termination Event shall have occurred and be continuing or the Facility Termination Date shall be deemed to have occurred pursuant to Section 8.01, then the Purchaser Agent may exercise in respect of the Seller Assets, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Seller Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

(a) The Purchaser Agent may, without notice to the Seller except as required by law and at any time or from time to time, (i) charge, offset or otherwise apply amounts payable to the Seller from the Agent Account or the Collection Accounts against all or any part of the Seller Obligations and (ii) without limiting the terms of Section 7.05(d), notify any Obligor under any Transferred Receivable or obligors under the Seller Assigned Agreements of the transfer of the Transferred Receivables to the Seller and the assignment of such Transferred Receivables or Seller Assigned Agreements, as the case may be, to the Purchaser Agent on behalf of the Specified Parties hereunder and direct that payments of all amounts due or to become due to the Seller thereunder be made directly to the Purchaser Agent or any servicer, collection agent or lockbox or other account designated by the Purchaser Agent.

(b) If the Facility Termination Date has occurred pursuant to Section 8.01 by declaration or otherwise, Purchaser Agent may, without notice except as specified below, solicit and accept bids for and sell the Seller Assets or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or any of the Purchasers’ or Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Purchaser Agent may deem commercially reasonable. The Purchaser Agent shall have the right to conduct such sales on the Seller’s premises or elsewhere and shall have the right to use any of the Seller’s premises without charge for such sales at such time or times as the Purchaser Agent deems necessary or advisable. The Seller agrees that, to the extent notice of sale shall be required by law, ten days’ notice to the Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Purchaser Agent shall not be obligated to make any sale of Seller Assets regardless of notice of sale having been given. The Purchaser Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Seller in and to the Seller Assets so sold, and shall be a perpetual bar, both at law and in equity, against each Originator, each Transferor, the Seller or any Person claiming any right in the Seller Assets sold through any Originator, any Transferor or the Seller, and their respective successors or assigns. The Purchaser Agent shall deposit the net proceeds of any such sale in the Agent Account and such proceeds shall be applied against all or any part of the Seller Obligations.

Second Amended and Restated Receivables Purchase Agreement

(c) Upon the completion of any sale under Section 9.01(b), the Seller shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Seller Assets sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Purchaser Agent or by any such purchaser, the Seller shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

(d) At any sale under Section 9.01(b), any Purchaser or the Purchaser Agent may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

(e) The Purchaser Agent may (but in no event shall be obligated to) exercise, at the sole cost and expense of the Seller, any and all rights and remedies of the Seller under or in connection with the Seller Assigned Agreements or the other Seller Assets, including any and all rights of the Seller to demand or otherwise require payment of any amount under, or performance of any provisions of, the Seller Assigned Agreements. Without limiting the foregoing, the Purchaser Agent shall, upon the occurrence of any Event of Servicer Termination, have the right to name any Successor Servicer (including itself) pursuant to Article VIII of the Transfer Agreement.

Section 9.02. Exercise of Remedies.

(a) No failure or delay on the part of the Purchaser Agent or any Purchaser in exercising any right, power or privilege under this Agreement and no course of dealing between any Originator, any Transferor, the Seller or the Servicer, on the one hand, and the Purchaser Agent or any Purchaser, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Purchaser Agent or any Purchaser would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

(b) Notwithstanding anything to the contrary contained herein or in any Related Document, the authority to enforce rights and remedies hereunder and under the Related Documents against the Seller, the Servicer or the Seller Assets shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Purchaser Agent in accordance with the Related Documents for the benefit of all the Purchasers; provided that the foregoing shall not prohibit (i) the Purchaser Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Purchaser Agent) hereunder and under the Related Documents, (ii) any Purchaser from exercising setoff rights in accordance with Section 11.07 (iii) the Requisite Purchasers or the Requisite 8.01 Purchasers, as applicable, from directing the Purchaser Agent to take actions expressly contemplated herein (including any action described in the final paragraph of Section 8.01 hereof) or (iv) any Purchaser from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding under the Bankruptcy Code or any other

Second Amended and Restated Receivables Purchase Agreement

applicable debtor relief law; and provided further that if at any time there is no Person acting as Purchaser Agent hereunder and under the Related Documents, then (A) the Requisite 8.01 Purchasers and/or the Requisite Purchasers shall have the rights otherwise ascribed to the Purchaser Agent pursuant to this Article IX and (B) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 11.07, any Purchaser may, with the consent of the Requisite 8.01 Purchasers or the Requisite Purchasers, enforce any rights and remedies available to it and as authorized by the Requisite 8.01 Purchasers or the Requisite Purchasers.

Section 9.03. Power of Attorney. On the Second Restatement Effective Date, the Seller shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 9.03 (a “Power of Attorney”). The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Seller Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Purchaser Agent under each Power of Attorney are solely to protect the security interest of the Purchaser Agent and the Purchasers upon and interests in the Seller Assets and shall not impose any duty upon the Purchaser Agent to exercise any such powers. The Purchaser Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Purchaser Agent’s officers, directors, employees, agents or representatives shall be responsible to the Seller, any Originator, any Transferor, the Servicer or any other Person for any act or failure to act, except to the extent of damages attributable to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Notwithstanding any other provision herein or in any other Related Document to the contrary, the Purchaser Agent shall not exercise any powers pursuant to any Power of Attorney unless a Termination Event shall have occurred and be continuing.

ARTICLE X.

INDEMNIFICATION

Section 10.01. Indemnities by the Seller.

(a) Without limiting any other rights that the Purchasers, the Administrative Agent, the Lead Arrangers, the Syndication Agent or the Purchaser Agent or any of their respective officers, directors, employees, attorneys, agents, representatives, transferees, successors or assigns (each, an “Indemnified Person”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document or any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents; provided, that the Seller shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount (x) results from such Indemnified Person’s gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or the failure (without cause or justification triggered by the actions of Seller or any Affiliate thereof) or inability on the part of the related Obligor to perform its obligations thereunder. Subject to clauses (x) and (y) of the proviso in the immediately preceding sentence, but without limiting the generality of the foregoing, the Seller shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

Second Amended and Restated Receivables Purchase Agreement

(i) reliance on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Seller pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii) (1) the failure to vest and maintain vested in the Seller valid and properly perfected title to and sole legal and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof and all other Seller Assets, free and clear of any Adverse Claim and (2) the failure to maintain or transfer to the Purchaser Agent, for the benefit of itself and other Specified Parties, a first priority, perfected security interest in any portion of the Seller Assets;

(iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Transferred Receivable (including a defense based on any Dilution Factor or on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing of or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any of its Affiliates acting as Servicer);

(v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract with respect to any Transferred Receivable;

(vi) the commingling of Collections with respect to Transferred Receivables by the Seller at any time with its other funds or the funds of any other Person;

(vii) any failure by the Seller to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable that is the subject of a Purchase hereunder, whether at the time of any such Purchase or at any subsequent time to the extent such filing is necessary to maintain the perfection and priority of the interests of the Purchaser Agent, for the benefit of the Purchasers, in the Transferred Receivables;

(viii) any investigation, litigation or proceeding related to this Agreement or any other Related Document or the ownership of Receivables or Collections with respect thereto or any other investigation, litigation or proceeding relating to the Seller, the Servicer, any Transferor or any Originator brought against any Indemnified Person as a result of any of the transactions contemplated hereby or by any other Related Document;

Second Amended and Restated Receivables Purchase Agreement

(ix) any failure of (x) a Lockbox Processor to comply with the terms of the applicable Lockbox Control Agreement, or (y) the Collection Account Bank to comply with the terms of the Collection Account Agreement;

(x) any Termination Event described in Section 8.01(d) or (e) relating to Seller;

(xi) any failure of the Seller to give reasonably equivalent value to any Transferor under the Transfer Agreement in consideration of the transfer by such Transferor of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xii) any failure of any Transferor to give reasonably equivalent value to any Originator under the Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by an Person to void such transfer under statutory provisions or common law or equitable action;

(xiii) any action or omission by Seller or any Transaction Party which reduces or impairs the rights of the Purchaser Agent or the Specified Parties with respect to any Receivable or the value of any such Receivable;

(xiv) any attempt by any Person to void any Purchase or any other interest created hereunder under statutory provisions or common law or equitable action; or

(xv) any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Seller Assigned Agreement or any other Seller Assets, other than in respect of Excluded Taxes.

(b) Any Indemnified Amounts subject to the indemnification provisions of this Section 10.01 not paid in accordance with Section 2.08 shall be paid by the Seller to the Indemnified Person entitled thereto within five Business Days following demand therefor.

ARTICLE XI.

PURCHASER AGENT; ADMINISTRATIVE AGENT

Section 11.01. Authorization and Action.

(a) The Purchaser Agent may take such action and carry out such functions under this Agreement as are authorized to be performed by it pursuant to the terms of this Agreement, any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Purchaser Agent set forth in this Agreement shall be determined solely by the express provisions of this Agreement, and any permissive right of the Purchaser Agent hereunder shall not be construed as a duty.

(b) Except as expressly set forth in this Agreement, no Person identified on the facing page or signature pages of this Agreement as a Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Purchasers as such.

Second Amended and Restated Receivables Purchase Agreement

(c) Each reference to “Purchaser Agent” in this Article XI shall also be deemed to be a reference to the Administrative Agent and the Administrative Agent shall be entitled to all of the rights, privileges and protections afforded to the Purchaser Agent hereunder.

Section 11.02. Reliance. None of the Purchaser Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Related Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Seller and each Purchaser hereby acknowledge and agree that the Purchaser Agent as such (a) has no duties or obligations other than as set forth expressly herein, and has no fiduciary obligations to any person, (b) acts as a representative hereunder for the Purchasers and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller (other than, with respect to the Purchaser Agent, under the Power of Attorney with respect to remedial actions), any Transferor or the Originators, (c) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (d) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Agreement or the other Related Documents, (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Related Documents on the part of the Seller, the Servicer, any Transferor, any Originator or any Purchaser, or to inspect the property (including the books and records) of the Seller, the Servicer, any Transferor, any Originator or any Purchaser, (f) shall not be responsible to the Seller, the Servicer, any Transferor, any Purchaser or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (g) shall incur no liability under or in respect of this Agreement or the other Related Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (h) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may conclusively rely on the accuracy of such facts or matters. The Syndication Agent shall be entitled to all of the rights, privileges and protections afforded to the Purchaser Agent under this Section 11.02.

Section 11.03. GE Capital and Affiliates. GE Capital and its Affiliates may generally engage in any kind of business with any Obligor, the Transferors, the Parent, the Originators, the Seller, the Servicer, any Purchaser, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if GE Capital were not the Purchaser Agent and without the duty to account therefor to any Obligor, the Parent, any Transferor, any Originator, the Seller, the Servicer, any Purchaser or any other Person.

Section 11.04. Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Purchaser Agent or any other Purchaser, and based upon such documents and information as it has deemed appropriate, made its own credit and financial analysis of the Seller and its own decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Purchaser Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Second Amended and Restated Receivables Purchase Agreement

Section 11.05. Indemnification. Each of the Purchasers severally agrees to indemnify the Purchaser Agent, the Administrative Agent and their respective Related Parties (to the extent not reimbursed by the Seller and without limiting the obligations of the Seller hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Purchaser Agent, the Administrative Agent or such Related Party, as the case may be, in any way relating to or arising out of this Agreement or any other Related Document or any action taken or omitted by the Purchaser Agent, the Administrative Agent or such Related Party, as applicable, in connection herewith or therewith; provided, however, that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Purchaser Agent’s, the Administrative Agent’s or such Related Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Purchaser agrees to reimburse the Purchaser Agent or any Related Party promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Purchaser Agent or such Related Party in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Related Document, to the extent that the Purchaser Agent or such Related Party is not reimbursed for such expenses by the Seller.

Section 11.06. Successor Purchaser Agent. The Purchaser Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to each of the Purchasers and the Seller. Upon any such resignation, the Requisite Purchasers shall have the right to appoint a successor Purchaser Agent. If no successor Purchaser Agent shall have been so appointed by the Requisite Purchasers and shall have accepted such appointment within 30 days after the resigning the Purchaser Agent’s giving notice of resignation, then the resigning Purchaser Agent may, on behalf of the Purchasers, appoint a successor Purchaser Agent, which shall be a Purchaser, if a Purchaser is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution which commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof which has a long term debt rating from S&P of “A” or better and Moody’s of “A3” or better and has a combined capital and surplus of at least $300,000,000. If no successor Purchaser Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Purchaser Agent, such resignation shall become effective and the Requisite Purchasers shall thereafter perform all the duties of the Purchaser Agent hereunder until such time, if any, as the Requisite Purchasers appoint a successor Purchaser Agent as provided above. Upon the acceptance of any appointment as the Purchaser Agent hereunder by a successor Purchaser Agent, such successor Purchaser Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Purchaser Agent. Upon the earlier of the acceptance of any appointment as the Purchaser Agent hereunder by a successor Purchaser Agent or the effective date of the resigning Purchaser Agent’s resignation, the resigning Purchaser Agent shall be discharged from its duties and obligations under this Agreement and the other Related Documents, except that any indemnity rights or other rights in favor of such resigning Purchaser Agent shall continue. After any resigning Purchaser Agent’s resignation hereunder, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Purchaser Agent under this Agreement and the other Related Documents. In addition, if for any reason

Section 11.07. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Termination Event, each Purchaser is hereby authorized at any time or from time to time, without notice to the Seller or to any other Person, any such notice being hereby expressly waived (but subject to Section 2.03(b)), to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Seller (regardless of whether such balances are then due to the Seller) and any other properties or assets any time held or owing by that Purchaser or

Second Amended and Restated Receivables Purchase Agreement

that holder to or for the credit or for the account of the Seller against and on account of any of the Seller Obligations which are not paid when due. Any Purchaser exercising a right to set off or otherwise receiving any payment on account of the Seller Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Purchasers or holders shall sell) such participations in each such other Purchaser’s or holder’s Pro Rata Share of the Seller Obligations as would be necessary to cause such Purchaser to share the amount so set off or otherwise received with each other Purchaser or holder in accordance with their respective Pro Rata Shares. The Seller agrees, to the fullest extent permitted by law, that (a) any Purchaser or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Seller Obligations and may sell participations in such amount so set off to other Purchasers and holders and (b) any Purchaser or holders so purchasing a participation in the Capital Investment or Seller Obligations held by other Purchasers or holders may exercise all rights of set off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Purchaser or holder were a direct holder of the Capital Investment and the Seller Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Purchaser that has exercised the right of set-off, the purchase of participations by that Purchaser shall be rescinded and the purchase price restored without interest.

ARTICLE XII.

MISCELLANEOUS

Section 12.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 12.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth on Schedule 12.01 hereto (or on the signature pages to the Assignment Agreement pursuant to which such Purchaser became a party hereto) or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than any Purchaser and the Purchaser Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Second Amended and Restated Receivables Purchase Agreement

Section 12.02. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the Seller, each Purchaser, the Purchaser Agent, the Administrative Agent, the Lead Arrangers, the Syndication Agent and their respective successors and permitted assigns. The Seller may not assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein without the express prior written consent of all Purchasers and the Purchaser Agent. Any such purported assignment, transfer, hypothecation or other conveyance by the Seller without the prior express written consent of all Purchasers and the Purchaser Agent shall be void.

(b) The Seller hereby consents to any Purchaser’s assignment or pledge of, and/or sale of participations in, at any time or times after the Closing Date of the Related Documents, Capital Investment and any Commitment or of any portion thereof or interest therein, including any Purchaser’s rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not, made in accordance with this Section 12.02(b). Any assignment by a Purchaser shall (i) unless (A) a Termination Event has occurred and is continuing or (B) the assignee is an Affiliate of a Purchaser, require the prior written consent of the Seller (which consent shall not be unreasonably withheld), (ii) if the assignee is an Affiliated Party require the prior written consent of the Administrative Agent; (iii) require the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 12.02(b) or otherwise in form and substance satisfactory to the Purchaser Agent, and acknowledged by, the Purchaser Agent, a copy of which is delivered to the Seller and other than in the case of an assignment by a Purchaser to one of its Affiliates, the written consent of the Purchaser Agent (which consent shall not be unreasonably withheld) and, only if and so long as no Termination Event has occurred and is continuing, the Seller (which consent shall not be unreasonably withheld or delayed); (iv) if a partial assignment, (A) be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Purchaser shall have retained Commitments in an amount at least equal to $5,000,000 and (B) constitute a ratable assignment of the Revolving Purchaser Interest and the Term Purchaser Interest such that, after giving effect to such assignment, such assignee Purchaser’s and assignor Purchaser’s respective pro rata shares of Capital Investment in respect of the Revolving Purchaser Interest are equal to such assignee Purchaser’s and assignor Purchaser’s respective pro rata shares of the Capital Investment in respect of the Term Purchaser Interest; (v) require the delivery to the Seller and Purchaser Agent by the assignee or participant, as the case may be, of any forms, certificates or other evidence with respect to United States tax withholding matters; (vi) other than in the case of an assignment by a Purchaser to one of its Affiliates, include a payment to the Purchaser Agent by the assignor or assignee Purchaser of an assignment fee of $3,500; and (vi) any assignment by a Non-Funding Purchaser (including to any Affiliate thereof) shall require the prior written consent of the Purchaser Agent. In the case of an assignment by a Purchaser under this Section 12.02, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Purchaser hereunder. The assigning Purchaser shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. The Seller hereby acknowledges and agrees that any assignment made in accordance with this Section 12.02(b) will give rise to a direct obligation of the Seller to the assignee and that the assignee shall thereupon be a “Purchaser” for all purposes. In all instances, each Purchaser’s obligation to make Purchases and maintain Capital Investment hereunder shall be several and not joint and shall be limited to such Purchaser’s Pro Rata Share of the applicable Commitment. Notwithstanding the foregoing provisions of this Section 12.02(b), any Purchaser may at any time pledge or assign all or any portion of such Purchaser’s rights under this Agreement and the other Related Documents to any Federal Reserve Bank or to any holder or trustee of such Purchaser’s securities; provided, however, that no such pledge or assignment to any Federal Reserve Bank, holder or trustee shall release such Purchaser from such Purchaser’s obligations hereunder or under any other Related Document and no such holder or trustee shall be entitled to enforce any rights of such Purchaser hereunder unless such holder or trustee becomes a Purchaser hereunder through execution of an Assignment Agreement as set forth above.

Second Amended and Restated Receivables Purchase Agreement

(c) In addition to the foregoing right, any Purchaser may, without notice to or consent from the Purchaser Agent or the Seller, (x) grant to a Purchaser SPV the option to make all or any part of any Purchase that such Purchaser would otherwise be required to make hereunder (and the exercise of such option by such Purchaser SPV and the making of Purchases pursuant thereto shall satisfy the obligation of such Purchaser to make such Loans hereunder); (y) assign to a Purchaser SPV all or a portion of its rights (but not its obligations) under the Related Documents, including a sale of any Purchaser Interests, Capital Investment or Seller Obligations hereunder and such Purchaser’s right to receive payment with respect to any such Purchaser Interests, Capital Investment or Seller Obligations and (z) sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Related Documents (including all its rights and obligations with respect to the Purchases and the Capital Investment); provided, however, that (x) no such grant or assignment shall relieve the Purchaser of any of its obligations under this Agreement; (y) no such Purchaser SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Purchases hereunder, and none shall be liable to any Person for any obligations of such Purchaser hereunder (it being understood that nothing in this Section 12.02(c) shall limit any rights the Purchaser may have as against such Purchaser SPV or participant under the terms of the applicable option, sale or participation agreement between or among such parties); and (y) no such Purchaser SPV or holder of any such participation shall be entitled to require such Purchaser to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Purchase in which such holder participates, (ii) any extension of any scheduled payment of the Capital Investment in which such holder participates or the final maturity date thereof and (ii) any release of all or substantially all of the Seller Assets (other than in accordance with the terms of this Agreement or the other Related Documents). Solely for purposes of Sections 2.08, 2.09, 2.10, and 10.01, Seller acknowledges and agrees that each such sale or participation shall give rise to a direct obligation of the Seller to the participant or Purchaser SPV and each such participant or Purchaser SPV shall be considered to be a “Purchaser” for purposes of such sections, provided, however, that the participant provides the Seller the appropriate IRS withholding tax forms prior to the receipt of any payment hereunder claiming a full exemption from U.S. withholding tax. Except as set forth in the preceding sentence, such Purchaser’s rights and obligations, and the rights and obligations of the other Purchasers and the Purchaser Agent towards such Purchaser under any Related Document shall remain unchanged and none of the Seller, the Purchaser Agent or any Purchaser (other than the Purchaser selling a participation or assignment to an Purchaser SPV) shall have any duty to any participant or Purchaser SPV and may continue to deal solely with the assigning or selling Purchaser as if no such assignment or sale had occurred.

(d) Except as expressly provided in this Section 12.02, no Purchaser shall, as between the Seller and that Purchaser, or between the Purchaser Agent and that Purchaser, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Purchaser Interests, the Capital Investment or Seller Obligations owed to such Purchaser.

(e) The Seller shall assist any Purchaser permitted to sell assignments or participations under this Section 12.02 as reasonably required to enable the assigning or selling Purchaser to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the participation of management in meetings with potential assignees or participants. The Seller shall, if the Purchaser Agent so requests in connection with an initial syndication of the Commitments hereunder, assist in the preparation of informational materials for such syndication.

Second Amended and Restated Receivables Purchase Agreement

(f) A Purchaser may furnish any information concerning the Seller, the Parent, any Transferor, the Originator, the Servicer and/or the Receivables in the possession of such Purchaser from time to time to assignees and participants (including prospective assignees and participants). Each Purchaser shall obtain from all prospective and actual assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.05.

Section 12.03. Termination; Survival of Seller Obligations Upon Facility Termination Date.

(a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Seller or the rights of any Affected Party relating to any unpaid portion of the Seller Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Seller and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Seller pursuant to Article IV, the indemnification and payment provisions of Article X and Sections 11.05, 12.04 and 12.14 shall be continuing and shall survive the Termination Date.

Section 12.04. Costs, Expenses and Taxes. (a) The Seller shall reimburse the Purchaser Agent for all reasonable out of pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other Related Documents (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith). The Seller shall reimburse each Purchaser and the Purchaser Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

(i) the forwarding to the Seller or any other Person on behalf of the Seller by any Purchaser of any payments for Purchases made by it hereunder;

(ii) any amendment, modification or waiver (whether or not consummated) of, consent with respect to, or termination of this Agreement or any of the other Related Documents or advice in connection with the administration hereof or thereof or their respective rights hereunder or thereunder;

(iii) any Litigation, contest or dispute (whether instituted by the Seller, any Purchaser, the Purchaser Agent or any other Person as a party, witness, or otherwise) in any way relating to the Seller Assets, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Seller, the Servicer or any other Person that may be obligated to any Purchaser or the Purchaser Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

Second Amended and Restated Receivables Purchase Agreement

(iv) any attempt to enforce any remedies of a Purchaser or the Purchaser Agent against the Seller, the Servicer or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

(v) any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events; and

(vi) efforts to (A) monitor the Purchases or any of the Seller Obligations, (B) evaluate, observe or assess the Originators, the Transferors, the Parent, the Seller or the Servicer or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Seller Assets;

including all reasonable attorneys’ and other professional and service providers’ fees arising from such services, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 12.04, all of which shall be payable, on demand, by the Seller to the applicable Purchaser or the Purchaser Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

(b) In addition, the Seller shall pay on demand any and all stamp, sales, excise and other taxes (other than Excluded Taxes), gross receipts or franchise taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any other Related Document, and the Seller agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

Section 12.05. Confidentiality.

(a) Except to the extent otherwise required by applicable law or as required to be filed publicly with the Securities and Exchange Commission, or unless the Purchaser Agent shall otherwise consent in writing, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto), in its communications with third parties other than any Affected Party or any Indemnified Person and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person or any financial institution party to the Credit Agreement.

Second Amended and Restated Receivables Purchase Agreement

(b) The Seller agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents without the prior written consent of the Requisite Purchasers and the Purchaser Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Seller shall consult with the Purchaser Agent and any Purchasers specifically referenced therein prior to the issuance of such news release or public announcement. The Seller may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

(c) The Purchaser Agent and each Purchaser agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any matter except in connection with this Agreement, except that Information may be disclosed (1) to (i) each Affected Party (ii) its and each Affected Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)) and (iii) industry trade organizations for inclusion in league table measurements, (2) any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Seller with an opportunity to request confidential treatment from such regulatory authority), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of (or participant in), or any prospective assignee of (or participant in), any of its rights or obligations under this Agreement, (7) with the consent of the Seller or (8) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Seller or the Parent or any subsidiary thereof or (ii) becomes available to the Purchaser Agent, or any Purchaser on a nonconfidential basis from a source other than the Parent or any subsidiary thereof. For the purposes of this Section, “Information” means all information received from the Seller and Servicer relating to the Seller, the Servicer, the Parent or any subsidiary thereof or their businesses, or any Obligor, other than any such information that is available to the Purchaser Agent or any Purchaser on a nonconfidential basis prior to disclosure by Seller or Servicer; provided that in the case of information received from the Seller or Servicer after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.06. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 12.07.

Section 12.07. Amendments and Waivers.

(a) Except for actions expressly permitted to be taken solely by the Purchaser Agent, no amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Seller and by the Requisite Purchasers and, to the extent required under clause (b)

Second Amended and Restated Receivables Purchase Agreement

below, by all affected Purchasers and, to the extent required under clause (b) or clause (c) below, by the Purchaser Agent, to the extent provided in clause (b) below, the Administrative Agent, and to the extent provided in clause (b) below, the Syndication Agent. Except as set forth in clause (b) below, all amendments, modifications, terminations or waivers requiring the consent of any Purchasers without specifying the required percentage or number of Purchasers shall require the written consent of the Requisite Purchasers.

(b) (i) No amendment, modification, termination or waiver of any provision of this Agreement or any consent to any departure by the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Purchasers; provided, that that no such amendment, modification, termination or waiver shall, without the consent of each affected Purchaser (excluding any Non-Funding Purchaser), (i) extend the date of payment on or deposit into any Account of Collections by the Seller or Servicer, (ii) reduce the rate or extend the payment of Daily Yield, (iii) change the amount of Capital Investment of any Purchaser (except as contemplated by Section 2.03(c)), any Purchaser’s Pro Rata Share of the Purchaser Interests or any Purchaser’s Commitment, (iv) amend, modify or waive any provision of the definition of “Pro Rata Share”, “Requisite Purchasers”, “Requisite 8.01 Purchasers”, Section 2.08(a), 2.08(b), 8.01(a), 11.07, clause (ii) of the second sentence of Section 12.02(b) or this Section 12.07, (v) amend or modify, or waive the requirements of, the definition of “Eligible Receivable”, “Investment Base”, “Dynamic Advance Rate” (vi) decrease the amount of, or extend the date for payment of, any fees payable under this Agreement, (vii) prior to the Termination Date release any security interest created hereunder in favor of the Purchaser Agent during any single Settlement Period in excess of 3.00% of the aggregate Outstanding Balance of Transferred Receivables at the time of such release, (viii) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Purchasers, (ix) amend, modify or waive in any manner any provision of this Agreement that, by its terms, expressly provides for the making of pro rata payments in respect of any Seller Obligations, or (x) amend or modify, or waive the requirements of, any defined term (or any defined term used directly or indirectly in any such defined term) used in clauses (i) through (ix) above in any manner that would circumvent the intention of the restrictions set forth in such clauses; provided, further, that that no such amendment, modification, termination or waiver shall, without the consent of the Purchaser Agent, the Administrative Agent and the Syndication Agent, (i) amend, modify or waive any provision of Section 8.01(t), (ii) amend or modify, or waive the requirements of, any defined term (or any defined term used directly or indirectly in any such defined term) used in Section 8.01(t) in any manner that would circumvent the intention of the restrictions set forth in clause (i) of this proviso or (iii) amend, modify or waive any provision of Section 12.15; and provided, that no such amendment, modification, termination or waiver shall, without the consent of any affected Non-Funding Purchaser, increase the amount of such Non-Funding Purchaser’s Commitment or except as otherwise provided in Section 2.12, reduce the rate or extend the payment of Daily Yield owed to such Non-Funding Purchaser or reduce the amount of Capital Investment or Fees owing to such Non-Funding Purchaser.

(ii) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for the Purchaser Agent to take additional Seller Assets pursuant to any Related Document. No notice to or demand on the Seller in any case shall entitle the Seller to any other or further notice or demand in similar or other circumstances.

Second Amended and Restated Receivables Purchase Agreement

(iii) In addition, no amendment, modification, termination or waiver of any provision of this Agreement or Related Document relating to the Administrative Agent shall be effective without the written concurrence of the Administrative Agent.

(c) If, in connection with any proposed amendment, modification, consent, waiver or termination (a “Proposed Change”) requiring the consent of all affected Purchasers, the consent of Requisite Purchasers is obtained, but the consent of other Purchasers whose consent is required is not obtained (any such Purchaser whose consent is not obtained as described this clause (c) being referred to as a “Non-Consenting Purchaser”), then, so long as the Purchaser Agent is not a Non-Consenting Purchaser, at the Seller’s request the Purchaser Agent, or a Person acceptable to the Purchaser Agent, shall have the right with the Purchaser Agent’s consent and in the Purchaser Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Purchasers, and such Non-Consenting Purchasers agree that they shall, upon the Purchaser Agent’s request, sell and assign to the Purchaser Agent or such Person, all of the Commitments and Purchaser Interests of such Non-Consenting Purchaser for an amount equal to the Capital Investment held by the Non-Consenting Purchaser and all accrued Daily Yield and Fees and expenses with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement. If, in connection with any proposed amendment, modification, consent, waiver or termination requiring the consent of the Administrative Agent and any of the Purchaser Agent, the Requisite Purchasers or the Purchasers, the consent of the Purchaser Agent, the Requisite Purchasers and/or the Purchasers (as is applicable in a particular circumstance) is obtained, but the consent of the Administrative Agent is not obtained, then, at the Seller’s request the Purchaser Agent, or a Person acceptable to the Purchaser Agent, shall have the right with the Purchaser Agent’s consent and in the Purchaser Agent’s sole discretion (but shall have no obligation) to purchase from the Administrative Agent (or any Purchaser that is its Affiliate), and the Administrative Agent agrees that it (or such Affiliate) shall, upon the Purchaser Agent’s request, sell and assign to the Purchaser Agent or such Person, all of the Commitments and Purchaser Interests of such Administrative Agent or Affiliate, as applicable for an amount equal to the Capital Investment held by the Administrative Agent or such Affiliate, as applicable, and all accrued Daily Yield and Fees and expenses with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(d) Except for actions expressly permitted to be taken solely by the Purchaser Agent, no amendment, modification, termination or waiver of any provision of any Related Document, or any consent to any departure by a Transaction Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser Agent and, unless such amendment, modification or waiver is made to cure any ambiguity, omission, mistake, defect or inconsistency in the applicable Related Document(s), the Requisite Purchasers.

(e) Upon indefeasible payment in full in cash and performance of all of the Seller Obligations (other than indemnification obligations under Section 10.01), termination of the aggregate Commitments of all Purchasers in their entirety and a release of all claims against the Purchaser Agent and Purchasers, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, the Purchaser Agent shall deliver to the Seller termination statements and other documents necessary or appropriate to evidence the termination of the security interest created pursuant to this Agreement.

(f) For avoidance of doubt, and subject to the other provisions of this Section 12.07, if changes occur in laws, regulations or accounting guidelines (or in the interpretation thereof) that are applicable to the Transaction Parties, then the Purchaser Agent and the Purchasers agree to consider in good faith reasonable modifications to this Agreement and the other Related Documents in light of such changes as may be requested by the Seller in order for the Agreement and the other Related Documents to continue to reflect the commercial understandings among the Seller, the Purchaser Agent and the Purchasers.

Second Amended and Restated Receivables Purchase Agreement

Section 12.08. No Waiver; Remedies. The failure by any Purchaser or the Purchaser Agent, at any time or times, to require strict performance by the Seller or the Servicer of any provision of this Agreement, any Receivables Assignment or any other Related Document shall not waive, affect or diminish any right of any Purchaser or the Purchaser Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Seller or the Servicer contained in this Agreement, any Receivables Assignment or any other Related Document, and no breach or default by the Seller or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any Purchaser or the Purchaser Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the applicable Purchasers and the Purchaser Agent and directed to the Seller or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of the Purchasers and the Purchaser Agent under this Agreement and the other Related Documents shall be cumulative and nonexclusive of any other rights and remedies that the Purchasers and the Purchaser Agent may have hereunder, thereunder, under any other agreement, by operation of law or otherwise. Neither the Purchaser Agent nor any of the Purchasers shall be obligated to exhaust its recourse to or any remedy related to the Seller Assets prior to its enforcement of its rights and remedies against the Seller hereunder.

Section 12.09. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATION WITH RESPECT TO POST-JUDGMENT INTEREST), BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE PURCHASER AGENT IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW

Second Amended and Restated Receivables Purchase Agreement

YORK CITY; PROVIDED FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY PURCHASER OR THE PURCHASER AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE SELLER ASSETS OR ANY OTHER SECURITY FOR THE SELLER OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASERS OR THE PURCHASER AGENT. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS PROVIDED FOR IN SECTION 12.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.10. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic imaging system shall be deemed as effective as delivery of an originally executed counterpart.

Section 12.11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12.12. Section Titles. The section, titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Second Amended and Restated Receivables Purchase Agreement

Section 12.13. Further Assurances.

(a) The Seller shall, or shall cause the Servicer to, at its sole cost and expense, upon request of any of the Purchasers or the Purchaser Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or reasonably desirable or that any of the Purchasers or the Purchaser Agent may reasonably request to (i) perfect, protect, preserve, continue and maintain fully the security interest created hereby in favor of the Purchaser Agent for the benefit of itself and the Purchasers under this Agreement, (ii) enable the Purchasers or the Purchaser Agent to exercise and enforce its rights under this Agreement or any of the other Related Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document. Without limiting the generality of the foregoing, the Seller shall, upon request of any of the Purchasers or the Purchaser Agent, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or reasonably desirable or that any of the Purchasers or the Purchaser Agent may reasonably request to perfect, protect and preserve the security interest created pursuant to this Agreement, free and clear of all Adverse Claims and (B) notify or cause the Servicer to notify Obligors of the security interest in the Transferred Receivables created hereunder.

(b) Without limiting the generality of the foregoing, the Seller hereby authorizes the Purchasers and the Purchaser Agent, and each of the Purchasers hereby authorizes the Purchaser Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables, including Collections with respect thereto, or the Seller Assets without the signature of the Seller or, as applicable, the Purchasers, as applicable, to the extent permitted by applicable law (including, for administrative convenience, financing statements with respect to the Seller describing the collateral covered by any such UCC-1 financing statement as “all assets” or language similar thereto). Any financing statements filed pursuant to this Agreement or any Related Document may list, as secured party, “General Electric Capital Corporation, as Purchaser Agent” or “General Electric Capital Corporation, as Collateral Agent”. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Seller Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

Section 12.14. Servicer. The Purchaser Agent and each of the Purchasers hereby acknowledge the authorizations provided by the Seller to the Servicer in Section 7.03(c) of the Transfer Agreement.

Section 12.15. Sharing of Information. The Purchaser Agent, the Administrative Agent, the Syndication Agent, the Arrangers and the other Purchasers may (1) withhold from a Purchaser that is an Affiliated Party any and all information that may otherwise be distributed or provided to any other Purchasers, except to the extent such information is has been made available to the Seller or any of the Seller’s representatives and (2) exclude a Purchaser that is an Affiliated Party from any meeting (live, telephonically or by an electronic means) of any of the Purchasers.

Section 12.16. Amendment and Restatement. The parties hereto agree that as of the Second Restatement Effective Date, the terms and conditions of the Existing Receivables Purchase Agreement shall be and hereby are amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Receivables Purchase Agreement or the indebtedness incurred thereunder. With respect to any date or time period occurring and ending prior to the Second Restatement Effective Date, the rights and obligations of the parties to the Existing Receivables Purchase Agreement shall be governed by the Existing Receivables Purchase Agreement and the “Related Documents” (as defined therein), and with respect to any date or time period occurring and ending on or after the Second Restatement Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement and the other Related Documents (as defined herein).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Second Amended and Restated Receivables Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to executed by as of the date first above written.

UNIVISION RECEIVABLES CO., LLC, as the Seller

By:	/s/ Peter H. Lori
Name:	Peter H. Lori
Title:	Executive Vice President - Finance

Signature Page to

Second Amended and Restated

Receivables Purchase Agreement

Commitment: $310,000,00	GENERAL ELECTRIC CAPITAL CORPORATION, as a Purchaser

	By:	/s/ Victor Verazain
	Name:	Victor Verazain
	Title:	Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION, as Purchaser Agent and as Administrative Agent

	By:	/s/ Victor Verazain
	Name:	Victor Verazain
	Title:	Duly Authorized Signatory

Signature Page to

Second Amended and Restated

Receivables Purchase Agreement

Commitment: $50,000,000	CIT BANK, as a Purchaser

	By:	/s/ Renee M. Signer
	Name:	Renee M. Signer
	Title:	Managing Director

CIT Finance LLC, as Syndication Agent

	By:	/s/ Renee M. Signer
	Name:	Renee M. Signer
	Title:	Managing Director

Signature Page to

Second Amended and Restated

Receivables Purchase Agreement

Commitment: $30,000,000	PNC BANK, NATIONAL ASSOCIATION, as a Purchaser

	By	/s/ Biana Sidanova
	Name	Biana Sidanova
	Title	Commercial Banking Officer

Signature Page to

Second Amended and Restated

Receivables Purchase Agreement

Commitment: $10,000,000	BARCLAYS BANK PLC, as a Purchaser

	By	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Vice President

Signature Page to

Second Amended and Restated

Receivables Purchase Agreement

Exhibit 2.02(a) to

Second Amended and Restated Receivables Purchase Agreement

FORM OF COMMITMENT REDUCTION NOTICE

[Insert Date]

General Electric Capital Corporation,

as Purchaser Agent

299 Park Avenue

New York, New York 10171

Attention: Vice President – Portfolio/Underwriting

Re:	Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013

Ladies and Gentlemen:

This notice is given pursuant to Section 2.02(a) of that certain Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013 (as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among UNIVISION RECEIVABLES CO., LLC (the “Seller”), the financial institutions party thereto as purchasers (the “Purchasers”), General Electric Capital Corporation, as administrative agent (the “Administrative Agent”) and General Electric Capital Corporation, as a Purchaser and as agent for the Purchasers (in such capacity, the “Purchaser Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 2.02(a) of the Purchase Agreement, the Seller hereby irrevocably notifies the Purchasers and the Purchaser Agent of its election to permanently reduce the Maximum Total Purchase Limit to [$            ], effective as of [            ], [            ].1 After such reduction, the Maximum Total Purchase Limit will not be less than the Capital Investment.

Very truly yours,

UNIVISION RECEIVABLES CO., LLC

By
Name
Title

[1]	This day shall be a Business Day at least three days after the date this notice is given.

Second Amended and Restated Receivables Purchase Agreement

Exhibit 2.02(b) to

Second Amended and Restated Receivables Purchase Agreement

FORM OF COMMITMENT TERMINATION NOTICE

[Insert Date]

General Electric Capital Corporation,

as Purchaser Agent

299 Park Avenue

New York, New York 10171

Attention: Vice President – Portfolio/Underwriting

Re:	Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013

Ladies and Gentlemen:

This notice is given pursuant to Section 2.02(b) of that certain Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013 (as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among UNIVISION RECEIVABLES CO., LLC (the “Seller”), the financial institutions party thereto as purchasers (the “Purchasers”), General Electric Capital Corporation, as administrative agent (the “Administrative Agent”) and General Electric Capital Corporation, as a Purchaser and as agent for the Purchasers (in such capacity, the “Purchaser Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 2.02(b) of the Purchase Agreement, the Seller hereby irrevocably notifies the Purchasers and the Purchaser Agent of its election to terminate the Maximum Total Purchase Limit effective as of [            ], [            ]2. In connection therewith, the Seller shall reduce Capital Investment to zero on or prior to such date and make all other payments required by Section 2.03(g) and pay any other fees that are due and payable pursuant to the Fee Letter at the time and in the manner specified therein.

Very truly yours,

UNIVISION RECEIVABLES CO., LLC

By
Name
Title

[2]	Which day shall be a Business Day at least 3 days after the date this notice is given.

Second Amended and Restated Receivables Purchase Agreement

Exhibit 2.03(a) to

Second Amended and Restated Receivables Purchase Agreement

FORM OF CAPITAL PURCHASE REQUEST

[Insert Date]

General Electric Capital Corporation,

as Purchaser Agent 299

Park Avenue

New York, New York 10171

Attention: Vice President – Portfolio/Underwriting

Re:	Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013

Ladies and Gentlemen:

This notice is given pursuant to Section 2.03(a) of that certain Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013 (as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among UNIVISION RECEIVABLES CO., LLC (the “Seller”), the financial institutions party thereto as purchasers (the “Purchasers”), General Electric Capital Corporation, as administrative agent (the “Administrative Agent”) and General Electric Capital Corporation, as a purchaser and as agent for the Purchasers (in such capacity, the “Purchaser Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 2.01 of the Purchase Agreement, the Seller hereby requests that a Capital Purchase be made from the Seller on [            ], [            ] (which is a Business Day), in the amount of [$            ], to be disbursed to the Seller in accordance with Section 2.04(b) of the Purchase Agreement. The Seller hereby represents and warrants that the conditions set forth in Section 3.02 of the Purchase Agreement have been satisfied. Attached hereto is a certificate setting forth a pro forma calculation of the Investment Base after giving effect to the acquisition by the Seller of new Transferred Receivables and the receipt of Collections since the date of the most recent Weekly Report, Monthly Report or Investment Base Certificate, and the making of such Capital Purchase.

Very truly yours,

UNIVISION RECEIVABLES CO., LLC

By
Name
Title

Second Amended and Restated Receivables Purchase Agreement

Exhibit to Capital Purchase Request

[To be Attached]

Second Amended and Restated Receivables Purchase Agreement

Exhibit 2.03(a)

Page-2

Exhibit 2.03(g) to

Second Amended and Restated Receivables Purchase Agreement

FORM OF CAPITAL INVESTMENT REDUCTION NOTICE

[Insert Date]

General Electric Capital Corporation,

as Purchaser Agent

299 Park Avenue

New York, New York 10171

Attention: Vice President – Portfolio/Underwriting

Re:	Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013

Ladies and Gentlemen:

This notice is given pursuant to Section 2.03(g) of that certain Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013 (as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among UNIVISION RECEIVABLES CO., LLC (the “Seller”), the financial institutions party thereto as purchasers (the “Purchasers”), General Electric Capital Corporation, as administrative agent (the “Administrative Agent”) and General Electric Capital Corporation, as a purchaser (in such capacity, the “Purchaser”) and as agent for the Purchasers (in such capacity, the “Purchaser Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 2.03(c) of the Purchase Agreement, the Seller hereby notifies the Purchasers and the Purchaser Agent of its request to reduce the Capital Investment by [$            ] effective as of [            ], [            ] (which is a Business Day), from Collections. In connection therewith, the Seller will pay to the Purchaser Agent (1) all Daily Yield accrued on the Capital Investment being reduced through but excluding the date of such reduction and (2) any and all Breakage Costs payable under Section 2.10 of the Purchase Agreement by virtue thereof.

Very truly yours,

UNIVISION RECEIVABLES CO., LLC

By
Name
Title

Second Amended and Restated Receivables Purchase Agreement

Exhibit 2.04(a) to

Second Amended and Restated Receivables Purchase Agreement

FORM OF PURCHASE ASSIGNMENT

THIS PURCHASE ASSIGNMENT (the “Purchase Assignment”) is entered into as of June 28, 2013, by and between UNIVISION RECEIVABLES CO., LLC (“Seller”) and GENERAL ELECTRIC CAPITAL CORPORATION, as Purchaser Agent under the Purchase Agreement described below (the “Purchaser Agent”).

1. We refer to that certain Second Amended and Restated Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) of even date herewith among the Seller, the Purchasers (as defined therein) and the Purchaser Agent. All of the terms, covenants and conditions of the Purchase Agreement are hereby made a part of this Purchase Assignment and are deemed incorporated herein in full. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

2. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby sells to each Purchaser, without recourse, except as provided in Section 5.04 of the Purchase Agreement, an undivided interest in all of the Seller’s right, title and interest in, under and to all Transferred Receivables (including all Collections, Records and proceeds with respect thereto) sold from time to time by the Seller to such Purchaser under the Purchase Agreement to the extent of such Purchaser’s Purchaser Interest and subject to the terms and conditions of the Purchase Agreement.

3. The Seller hereby covenants and agrees to sign, sell or execute and deliver, or cause to be signed, sold or executed and delivered, and to do or make, or cause to be done or made, upon request of each Purchaser and at the Seller’s expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by such Purchaser for the purpose of or in connection with acquiring or more effectively vesting in such Purchaser or evidencing the vesting in such Purchaser of the property, rights, title and interests of the Seller sold hereunder or intended to be sold hereunder to such Purchaser.

4. Wherever possible, each provision of this Purchase Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Purchase Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Purchase Assignment.

5. THIS PURCHASE ASSIGNMENT SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

Second Amended and Restated Receivables Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Purchase Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

UNIVISION RECEIVABLES CO., LLC, as Seller	GENERAL ELECTRIC CAPITAL CORPORATION, as Purchaser Agent

By:	By:
Name:	Name:
Title:	Title:

Second Amended and Restated Receivables Purchase Agreement

Exhibit 5.02(b) to

Second Amended and Restated Receivables Purchase Agreement

Form of

INVESTMENT BASE CERTIFICATE

See the Forms of Monthly Report and Weekly Report attached to Annex 5.02(g)

Second Amended and Restated Receivables Purchase Agreement

Exhibit 9.03 to

Second Amended and Restated Receivables Purchase Agreement

Form of

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by UNIVISION RECEIVABLES CO., LLC, as Seller, under the Purchase Agreement (as defined below) (“Grantor”), to General Electric Capital Corporation, as Purchaser Agent under the Purchase Agreement (hereinafter referred to as “Attorney”), pursuant to that certain Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among Grantor, the other parties thereto and Attorney and the other Related Documents. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Seller Obligations under the Related Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Purchase Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Termination Event, to do the following: (a) open mail for it, and ask, demand, collect, give acquaintances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due in respect of Transferred Receivables, issue invoices in respect of Unbilled Receivables, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any Seller Assets; (b) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against any Seller Assets; (c) defend any suit, action or proceeding brought against it or any Seller Assets if the Grantor does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, Litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due with respect to any Seller Assets or otherwise with respect to the Related Documents whenever payable and to enforce any other right in respect of its property; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any Seller Assets, and execute, in connection with such sale or action, any endorsements,

Second Amended and Restated Receivables Purchase Agreement

assignments or other instruments of conveyance or transfer in connection therewith; and (f) cause the certified public accountants then engaged by it to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any and all financial statements or other reports required to be delivered by or on behalf of Grantor under the Related Documents, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and its expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon the Seller Assets and the Purchasers’ security interest therein, all as fully and effectively as it might do. Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of managers this             day of June 2013.

Grantor
ATTEST:

By:	(SEAL)
Title:

[Notarization in appropriate form for the state of execution is required.]

Second Amended and Restated Receivables Purchase Agreement

Exhibit 9.03

Page-2

Exhibit 12.02(b) to

Second Amended and Restated Receivables Purchase Agreement

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of             ,             by and between             (“Assignor Purchaser”) and             (“Assignee Purchaser”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Purchasers (“Purchaser Agent”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Purchase Agreement as hereinafter defined.

RECITALS:

WHEREAS, UNIVISION RECEIVABLES CO., LLC, a Delaware corporation (the “Seller”), the financial institutions signatory thereto from time to time as purchasers (the “Purchasers”), and the Purchaser Agent have entered into that certain Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013 (as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which the Purchasers (including the Assignor Purchaser) have agreed to make certain purchases of Purchaser Interests (as defined in the Purchase Agreement);

WHEREAS, Assignor Purchaser desires to assign to Assignee Purchaser [all/a portion] of its interest in the Capital Investment (as described below) and the Seller Assets and to delegate to Assignee Purchaser [all/a portion] of its Commitment and other duties with respect to such Capital Investment and Seller Assets;

WHEREAS, Assignee Purchaser desires to become a Purchaser under the Purchase Agreement and to accept such assignment and delegation from Assignor Purchaser; and

WHEREAS, Assignee Purchaser desires to appoint the Purchaser Agent to serve as agent for Assignee Purchaser under the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Purchaser and Assignee Purchaser agree as follows:

1.	ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1 Assignment. Assignor Purchaser hereby transfers and assigns to Assignee Purchaser, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2 below), [all/such percentage] of Assignor Purchaser’s right, title, and interest in the Purchaser Interests, Capital Investment, Related Documents and Seller Assets as will result in Assignee Purchaser having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Second Amended and Restated Receivables Purchase Agreement

Assignee Purchaser’s Capital Investment	Principal Amount	Pro Rata Share
Capital Investment	$	%

1.2 Delegation. Assignor Purchaser hereby irrevocably assigns and delegates to Assignee Purchaser [all/a portion] of its Commitments and its other duties and obligations as a Purchaser under the Related Documents equivalent to [100%/            %] of Assignor Purchaser’s Commitment (such percentage representing a commitment of $             ).

1.3 Acceptance by Assignee Purchaser. By its execution of this Agreement, Assignee Purchaser irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Purchaser with respect to the delegated interest under the Related Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Purchaser agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Purchase Agreement.

1.4 Effective Date. Such assignment and delegation by Assignor Purchaser and acceptance by Assignee Purchaser will be effective and Assignee Purchaser will become a Purchaser under the Related Documents as of the date of this Agreement (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).

2.	INITIAL PAYMENT

2.1 Payment of the Assigned Amount. Assignee Purchaser will pay to Assignor Purchaser, in immediately available funds, not later than 12:00 noon (New York City time) on the Effective Date, an amount equal to its Pro Rata Share of the then Capital Investment as set forth above in Section 1.1 together with accrued interest, fees and other amounts as set forth on Schedule 2.1 (the “Assigned Amount”).

2.2 Payment of Assignment Fee. [Assignor Purchaser] [Assignee Purchaser] will pay to the Purchaser Agent, for its own account in immediately available funds, not later than 12:00 noon (New York City time) on the Effective Date, an assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 12.02(b) of the Purchase Agreement.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Assignee Purchaser’s Representations, Warranties and Covenants. Assignee Purchaser hereby represents, warrants, and covenants the following to Assignor Purchaser and the Purchaser Agent:

(a) This Agreement is a legal, valid, and binding agreement of Assignee Purchaser, enforceable according to its terms;

(b) The execution and performance by Assignee Purchaser of its duties and obligations under this Agreement and the Related Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c) Assignee Purchaser is familiar with transactions of the kind and scope reflected in the Related Documents and in this Agreement;

Second Amended and Restated Receivables Purchase Agreement

Exhibit 12.02(b)

Page-2

(d) Assignee Purchaser has made its own independent investigation and appraisal of the financial condition and affairs of the Seller and its Affiliates, has conducted its own evaluation of the Capital Investment, the Related Documents and the Seller’s and its Affiliates’ creditworthiness, has made its decision to become a Purchaser to Seller under the Purchase Agreement independently and without reliance upon Assignor Purchaser, any other Purchaser or the Purchaser Agent, and will continue to do so;

(e) Assignee Purchaser is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Capital Investment for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Purchaser’s property shall, subject to the terms of the Purchase Agreement, be and remain within its control;

(f) No future assignment or participation granted by Assignee Purchaser pursuant to Section 12.02 of the Purchase Agreement will require Assignor Purchaser, the Purchaser Agent, or Seller to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g) Assignee Purchaser will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, the Seller or any of its Affiliates without the prior written consent of the Purchaser Agent; and

(h) As of the Effective Date, Assignee Purchaser is entitled to receive payments of principal and interest under the Purchase Agreement without withholding or deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof and Assignee Purchaser will indemnify the Purchaser Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that are not paid by the Seller pursuant to the terms of the Purchase Agreement.

3.2 Assignor Purchaser’s Representations, Warranties and Covenants. Assignor Purchaser hereby represents, warrants and covenants the following to Assignee Purchaser:

(a) Assignor Purchaser is the legal and beneficial owner of the Assigned Amount;

(b) This Agreement is a legal, valid and binding agreement of Assignor Purchaser, enforceable according to its terms;

(c) The execution and performance by Assignor Purchaser of its duties and obligations under this Agreement will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d) Assignor Purchaser has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e) Assignor Purchaser is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f) This Agreement complies, in all material respects, with the terms of the Related Documents.

Second Amended and Restated Receivables Purchase Agreement

Exhibit 12.02(b)

Page-3

4.	LIMITATIONS OF LIABILITY

Neither Assignor Purchaser (except as provided in Section 3.2) nor the Purchaser Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Related Documents or any other document or instrument furnished pursuant thereto or the Capital Investment, Purchaser Interests or Seller Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Seller Assets, (d) the perfection or priority of any interest in the Seller Assets, or (e) the financial condition of Seller or any of its Affiliates or other obligor or the performance or observance by Seller or any of its Affiliates of its obligations under any of the Related Documents. Neither Assignor Purchaser nor the Purchaser Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Purchaser which has been provided to Assignor Purchaser or the Purchaser Agent by Seller or any of its Affiliates. Nothing in this Agreement or in the Related Documents shall impose upon the Assignor Purchaser or the Purchaser Agent any fiduciary relationship in respect of the Assignee Purchaser.

5.	FAILURE TO ENFORCE

No failure or delay on the part of the Purchaser Agent or Assignor Purchaser in the exercise of any power, right, or privilege hereunder or under any Related Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.	NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.	AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Purchaser, the Purchaser Agent and Assignee Purchaser.

8.	SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

Second Amended and Restated Receivables Purchase Agreement

Exhibit 12.02(b)

Page-4

9.	SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.	APPLICABLE LAW

THIS AGREEMENT SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

12.	COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Assignee Purchaser	Assignor Purchaser

By:	By:

Name:	Name:

Title:	Title:

Notice Address	Notice Address

Account Information	Account Information

Second Amended and Restated Receivables Purchase Agreement

Exhibit 12.02(b)

Page-5

Acknowledged and Consented to:

GENERAL ELECTRIC CAPITAL CORPORATION, as Purchaser Agent

By:
Name:
Title:

[Acknowledged and Consented to:

UNIVISION RECEIVABLES CO., LLC, as Seller

By
Name
Title	][3]

[3]	Include if the Seller has a consent right under Section 12.02 of the Purchase Agreement.

Second Amended and Restated Receivables Purchase Agreement

Exhibit 12.02(b)

Page-6

SCHEDULE 2.1

Assignor’s Purchaser Interest

Principal Amount

Capital Investment	$
Accrued Daily Yield	$
Unused Commitment Fee	$
Other + or -	$
Total	$

All determined as of the Effective Date

Second Amended and Restated Receivables Purchase Agreement

Exhibit A to

Second Amended and Restated Receivables Purchase Agreement

CREDIT AND COLLECTION POLICY

[Attached]

Second Amended and Restated Receivables Purchase Agreement

Collection Policies

June 2013

1

Goals

•	Improve Collector’s Productivity

•	Eliminate Manual Processes

•	Set Standards

•	Track Metrics

•	Build Relationships

•	Leverage Best Practices

2

Organizational Structure

3

Collections Group

Collectors	Location	Collectors	Location
Tom Diverio	Teaneck, NJ	Marcia Villegas	Teaneck, NJ

Manuel Santibanez	Miami, FL	Melissa Lopez	San Antonio, TX

Suzy Brandt	San Antonio, TX	Mercedes Valero	Miami, FL

Armando Bustillo	Puerto Rico	Norma Cabral	Los Angeles, CA

Blanca Cerda	Chicago, IL	Letty Soda	Los Angeles, CA

Debra Monsivais	San Antonio, TX	Rosa Meinhofer	New York, NY

Ines Loo	San Antonio, TX	Tiffany Rather	Houston, TX

Larissa Szwast	Los Angeles, CA	Open	San Antonio, TX

4

Group Organizational Structure

5

Collection Processes

6

Common Pitfalls

•	Repeated Bounced (NSF/Stop Payment) Checks

•	Recovery of sales commissions after 120 days

•	Different terms for the same customer

•	Sales adjustments vs. write-offs

•	Customer with cash in advance terms having unpaid invoices

•	Credit decisions being overridden by General Managers

•	Credit holds not preventing spots from airing

•	Collection calls on receipts listed as unapplied

•	Customers with terms for payment beyond those specified on the invoice

7

Successful Collections Processing

1.	Be proactive and anticipate the need, the best practice for collecting happens before the account is past due.

2.	Always obtain contacts for payments including phone and email information.

3.	Be a realist. Remember we will always have bad debts.

4.	Call customers on a consistent basis. Not calling actually trains our customers to pay consistently beyond our terms.

5.	Get the easy dollars in first, identify the problem accounts and then have the rest of the month to focus on the difficult accounts.

6.	Communicate to the customer that you are there to help them and not just collect their overdue invoices.

7.	Remember to always document your calls or email communications entering factual information.

8.	Always have all your documents in order and at your fingertips. You can quickly answer questions, come across as being knowledgeable, organized and build confidence and respect from the customer.

9.	Ask for help from your Director’s when you need it in dealing with any problem accounts.

10.	It’s all about managing your day, staying motivated and not letting others control your time.

8

Handling Disputes

Most business-to-business (B2B) collections can be categorized into several reasons for non-payment:

a.	Cash flow problems

b.	Administrative problems: Missing or lost invoice, missing ISCI, etc.

c.	Agency policy: They won’t pay until they are paid

d.	Terms to their vendors are beyond our invoice terms of Net 15/Net 30 days

e.	Unauthorized deductions

f.	Maximize their cash flow, pay as late as possible

g.	Discrepancies

h.	Default due to being out of business, bankruptcy or other serious problems

Your	job as a B2B collector is to be able to identify, as soon as possible, define the problem and the real reason for non-payment.

9

Handling Disputes (continued)

Be creative and proactive. Remember that a lot of disputes are caused by our own lack of communication the more efficient we are within our own organization, the fewer disputes we will have to deal with. Remember disputes will happen regardless of how astute you are.

When you have a legitimate dispute, you need to weigh the costs against the benefits of continuing the dispute. Sometimes it just isn’t worth it to be “right” and you have to graciously give in to the customer’s demands in the name of goodwill and future business. This needs to be weighed against being a pushover and giving in on everything, we aren’t going to allow ourselves to become “floor mats.”

Some Agencies will dispute every invoice as being discrepant and we need to resolve all discrepancies prior to approval for payment. We are currently looking into methods of handling our relationship and improving on payments made from major Agencies.

We have established and are utilizing the Pikolo System for all Business Units to identify and manage discrepant invoices, identifying and improving the payment cycle for these transactions.

10

Escalation Process

11

Collection and Escalation Process

•	Day 45 send notification with statement of pending past due balances

•	Day 60 follow-up call contacting Agency for all invoices over 60 days requesting payment

•	Day 70 follow-up call contacting Agency along with Sales of required payments

•	Day 80 follow-up call contacting Agency Management and Sales Management of required payment or face being placed on credit hold

•	Day 90 10 day notification letter to Agency CEO/CFO demanding payment listing consequences for non-payment

•	Day 95 Senior Sales Executive call to their Senior Agency Contact on being placed on temporary credit hold

•	Day 100 place Advertiser on temporary credit hold, spots cannot be aired until payments are received

12

Discrepancies

13

Discrepancies

14

Top Reasons Claimed for Discrepancies

•	Spots aired outside time period ordered

•	Spots aired too close together, didn’t meet minimum separation requirements

•	Charged incorrect rate

•	Spots didn’t air within the broadcast program that was purchased

•	Incorrect or missing estimate number on invoice

•	Aired incorrect copy

•	Ran unapproved “makegood” spots

•	Over booked order

•	Aired and charged for too many “makegood” spots

•	Incorrect billing address

•	Incorrect product code

•	Revisions and cancellations not processed correctly

•	Incorrect billing cycle (Broadcast/Calendar)

•	No buy entered in system (usually occurs with online orders)

•	Incorrect IDB#

•	Double booked order

•	Incorrect agency

•	Manpower Issues (Major reason given by Agencies)

•	No invoice copy

•	Incorrect contract entry

•	Special promotion should have been billed differently

15

Process for Clearing Discrepancies

•	Collections Manager contacts the Agency/Client who indicates a discrepancy exists

•	Collections Manager will generate an email notification to the Sales Team associated with this discrepant invoice

•	Sales Team takes ownership of the discrepant invoice and communicates with Agency/Client in an attempt to resolve discrepancy

•	Collections Manager continues to follow-up on a weekly basis with AE/Sales Team until the discrepant invoice is resolved

•	Sales Team must validate Agency/Client’s reason for not paying invoice (billing mistake, spot not aired, incorrectly aired, on-air discrepancy during spot “playout,” client misconception that did not air)

•	Once a discrepant invoice is cleared by AE/Sales Team, the AE/Sales Team will send notification to the Collections Manager advising of the outcome of the discrepant invoice

•	Collections Manager once again contacts the Agency/Client for payment status for all cleared invoices

•	Collections Manager monitors the discrepant invoice until payment has been received from Agency/Client

16

Discrepancy Prevention and Resolution

•	Discrepancies can account for 50% of Network past-due balances

•	Ensure correct Agency billings for each Advertiser including correct Agency and whether it’s broadcast or calendar

•	Pikolo System identifies and tracks discrepancies until payments are received

•	Improving response time for Sales Organization in taking ownership and helping to resolve discrepancies

•	Require timely issuance of sales adjustments

17

Pikolo Incident Tracker

•	Pikolo’s System’s Incident Tracker was deployed company-wide to track discrepancies for all business units

•	Proactive initiative for identifying and resolving discrepancies, provides metrics for underlying root causes of each discrepant incident

•	No longer operating in a vacuum establishing timelines from initial identification to resolution

•	Sales “buy-in” monitoring KPI’s (key performance indicators), days to incident ownership; days to resolution

•	Identify discrepancy incidents reflected in receivable aging reports

•	Automatically record payments received for discrepant invoices

18

Performance Indicators

19

Key Performance Indicators

•	DSO’s (Days Sales Outstanding):

•	Includes all Market Activities for all business segments

•	TV and Radio Network’s specific assigned Agency accounts.

•	Multi-Market specific Markets for TV and Radio.

•	Single Market and Retail Direct for TV and Radio.

•	Interactive Media accounts.

•	Miscellaneous Receivables including affiliates, retransmission and subscriber billings.

•	Delinquency Ratios:

•	Percentage Ratio of past due receivable accounts to total receivable balances

•	Excludes invoices in collections

•	Past due over 60+days

20

DSO Calculation Formula

No.	Days Outstanding	Month	Sales	Paid	% (Paid)	A/R (Unpaid)	% (Unpaid)	Days	DSO Calc
1	151 - 180	Jan 2011	58,328,495	57,073,900	97.85%	1,254,595	0.021509	30	0.65
2	121 - 150	Feb 2011	69,447,977	67,575,677	97.30%	1,872,299	0.02696	30	0.81
3	91 - 120	Mar 2011	77,054,545	66,194,989	85.91%	10,859,556	0.140933	30	4.23
4	61 - 90	Apr 2011	78,510,993	44,485,764	56.66%	34,025,230	0.433382	30	13.00
5	31 - 60	May 2011	95,430,404	9,091,180	9.53%	86,339,224	0.904735	30	27.14
6	1 - 30	Jun 2011	99,082,387	1,352,599	1.37%	97,729,787	0.986349	30	29.59

			$477,854,800	$245,774,110		$232,080,690			75.42

21

Agencies

22

Agency Groups 1 of 3

Agency	Group

42 Degrees	Publicis

Bromley	Publicis

Conill	Publicis

Digitas	Publicis

GM Planworks	Publicis

Halogen	Publicis

Leo Burnett	Publicis

Martin Retail Group	Publicis

MediaVest	Publicis

Moxie Interactive	Publicis

Optimedia	Publicis

Razorfish	Publicis

Resources	Publicis

Agency	Group

Saatchi & Saatchi	Publicis

Spark Comm Multicultural	Publicis

Starcom	Publicis

Tapestry	Publicis

Zenith	Publicis

23

Agency Groups 1 of 3

Agency	Group

Accent Marketing	Interpublic

Axis Agency	Interpublic

Casanova Pendrill	Interpublic

Dailey & Associates	Interpublic

Deutsch Inc	Interpublic

Globalhue	Interpublic

Hill Holliday	Interpublic

Initiative Media	Interpublic

McCann Erickson	Interpublic

Siboney	Interpublic

TAG	Interpublic

Universal McCann	Interpublic

Agency	Group

A. Eicoff	WPP Group

Grey	WPP Group

Group M	WPP Group

J Walter Thompson	WPP Group

MEC Global	WPP Group

Mediacom	WPP Group

Mindshare	WPP Group

NEO@OGILVY	WPP Group

Ogilvy & Mather	WPP Group

Wing Latino	WPP Group

Young & Rubicam	WPP Group

24

Agency Groups 3 of 3

Agency	Group

BBDO Worldwide	Omnicom

DDB Worldwide	Omnicom

Dieste & Partners	Omnicom

Direct Partners	Omnicom

GSD&M	Omnicom

Icon International	Omnicom

Integer Group LLC	Omnicom

OMD	Omnicom

OMG Direct	Omnicom

PHD	Omnicom

Russ Reid	Omnicom

Spot Plus Y Mas	Omnicom

TBWA Chiat Day	Omnicom

Agency	Group

Tracy Locke Partnership	Omnicom

Zimmerman & Partners	Omnicom

Euro RSCG Worldwide	Havas

MPG	Havas

Carat	Aegis Group

25

Credit & Collections

26

General Policy

It is the policy of Univision to extend credit consistent with the dual goal of promoting maximum profitable sales and protecting our investment in accounts receivable with minimum credit loss.

Credit arrangements must be made to enable the Univision, TeleFutura and Galavision Network’s, each TV/Radio Station and Interactive Media to sell competitively and to collect effectively. Every effort is made to build broad and durable relationships based upon positive and constructive attitudes.

27

Scope

The Univision credit and collection policy is an integral part of the cash management process.

The credit and collection activity starts at the time the standard Credit Application is received by the appropriate Collection Manager and does not cease until the account has been resolved through payment, settlement, adjustment or bad debt write-off, which may involve referral to a Corporate approved collection agency or attorney for litigation.

28

Credit Application Procedure

In keeping with Univision’s policy of extending credit, we are mindful of our dual goal; to promote maximum profitable sales and protect our investment in accounts receivable with minimal credit losses.

The Account Executive is the first contact with a prospective client. A completed signed Credit Application sets the credit procedure in motion. The standard Univision Credit Application is used by all Network’s TV/Radio Stations and UIM.

Credit investigations help reduce risks. Sound credit decisions are made solely on the basis of adequate credit and financial information concerning both the Advertiser and the Advertising Agency through which the advertiser transacts business. We must acquire pertinent information regarding the nature and financial condition of both, as well as the character of the principals.

29

Credit Application

•	The 3i Infotech consultant will start the Credit Application process by gathering reports from Dun & Bradstreet and/or from Broadcast Cable Association.

•	The Account Executive is notified when the Credit Application is approved or declined.

•	The processed Credit Application is placed in SharePoint for the benefit of other Credit Managers and Business Managers. If the Credit Application is declined, the client is notified and alternative payment terms such as Cash in Advance are offered.

•	Some Agencies refuse to sign the Univision Credit Application due to the joint and several condition listed on the Credit Application.

•	Credit decisions can still be overriden by the General Manager’s at the Market’s.

30

Credit Review Procedures

The primary sources of this essential information are as follows:

A.	Credit Reporting Agencies

A credit file is created from the credit ratings or reports from Dun & Bradstreet and/or from Broadcast Cable Credit Association (“BCCA”) or other comparable credit reporting agencies.

B.	Information Furnished by Customers.

Whenever possible, it is desirable to obtain financial information about the potential advertiser as well as about the agency. Such information is valuable in supplementing the D&B reports, which sometimes provide limited or inadequate information.

C.	Credit Interchange

The exchange of credit information, between Univision and other industry sources or through an interchange bureau such as the one operated by the National Association of Credit Management, is an integral part of the credit investigation procedure. All information received or given in response to inquiries from other parties must, in every instance, be treated confidentially.

31

Credit Review Procedures

D.	A welcome letter is sent to the client if credit is approved to reinforce Univision’s credit terms and establish our joint and several liability position. In addition, if the Credit Application is declined the client is notified and the alternative payment terms such as Cash in Advance are offered.

32

Collection Process

A.	Goals for the Collection Department:

•	Improve cash flow and reduce DSO’s (Days Sales Outstanding) through increased collections using timely and systematic follow-up employing e-mails, telephone and appropriate collection letters.

•	Reduce Collection Agency referrals by utilizing improved credit evaluations and collection procedures and techniques. Timely and consistent follow-up is required using a courteous but firm approach.

B.	Collection Standards, and Guidelines:

•	The Univision collection activities are an extension of the activities set in motion by our Sales Department. Every effort is made by the Collections Department to build broad and durable relationships with the Sales Department based upon positive and constructive attitudes resulting in effective collections for past due accounts.

33

Collection Process

C.	Monitoring Accounts:

•	Collection Manager’s monitor accounts to ensure that payment commitments are made. Credit is an ongoing process, it needs to be evaluated and re-evaluated. If the information gathered indicates a declining financial condition, every effort must be made to protect and reduce our credit exposure.

D.	Collection Agencies and Write-Offs:

•	After all collection efforts have been exhausted by the Collection Manager and the Account Executive the account will be referred to a Corporate approved Collection Agency.

•	Bad Debt Write-Offs, all accounts that have been referred to an approved Collection Agency and have been termed uncollectible are written-off to Bad Debt Reserve.

34

Collection Activities

•	Collection Manager’s send statements to all customers via e-mail as soon as the prior month is closed.

•	Account Coordinators confirm that the invoices have been received, that there are no discrepancies, and that the invoice is in process for payment.

•	Collection Manager’s send a letter at 45 days of all activities over 60+ days as of month-end.

•	Resume telephone collections follow-up. Give priority to key/high volume accounts and accounts in payment default from prior months.

•	When discrepancies are reported, assistance from the Account Executive or Sales Manager must be requested immediately. To assure timely resolution to all discrepancies weekly follow-up must occur.

•	Place joint telephone calls utilizing a Director of Collections or Senior Collections Management and a Sales Manager if necessary on problem accounts.

•	Comply with clients and AE’s requests involving reconciliation of accounts, payment history, invoice copies and various miscellaneous requests.

35

Collection Activities

•	Obtain up-to-date aging reports reflecting the most-current account status.

•	Review the unapplied cash report daily to identify payments that pertain to your Market’s.

•	Utilize every possible method to get payments delivered before the end of the month, such as Messenger Service, Express Mail or via Federal Express.

•	Payment plans are offered to customers with delinquent accounts.

•	Monitor all payment plans on a weekly/monthly basis to make sure that payment is received as agreed.

36

SCHEDULE 4.01(b)

to

SECOND AMENDED AND RESTATED PURCHASE AGREEMENT

JURISDICTION OF ORGANIZATION; EXECUTIVE OFFICES; CORPORATE, LEGAL AND OTHER NAMES;

IDENTIFICATION NUMBERS

Corporate, Legal or Other Name of Entity	Jurisdiction of Organization	Executive Offices / Principal Place of Business	Organizational ID Number	Assets Locations; Locations of Assets Records	FEIN
Univision Receivables Co., LLC	Delaware	500 Frank W. Burr Blvd., 6th Floor Teaneck, NJ 07666	4668845

9405 NW 41st Street, Miami, FL 33178-2301

605 Third Avenue, 12th Floor, New York, NY 10158

5100 Southwest Freeway, Houston, TX 77056

900 Ridgefield Drive, Suite 100, Raleigh, NC 27609

5999 Center Drive Los Angeles, CA 90045

50 Fremont Street, 41st Floor, San Francisco, California 94105

Calle Carazo #64, Guaynabo, Puerto Rico 00969-5635

3350 Peachtree Road, Suite 1250, Atlanta, Georgia 30326

500 Frank Burr Blvd., Teaneck, NJ 07666

					26-4527501

Second Amended and Restated Receivables Purchase Agreement

SCHEDULE 4.01(q)

to

SECOND AMENDED AND RESTATED PURCHASE AGREEMENT

DEPOSIT AND DISBURSEMENT ACCOUNTS

Seller / Account Name	Name of Financial Institution	Address	Telephone Number	Purpose of Account	Account Number
Univision Receivables Co., LLC	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Wires	004627179349

Univision Receivables Co., LLC	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Credit Cards	004627179352

Univision Receivables Co., LLC	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Seller Account	004627179909

Univision Receivables Co., LLC	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Receivables Account	004625974287

Univision Receivables Co., LLC	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Image Cash Letter	004622846240

Univision Receivables Co., LLC	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Subscriber Receipts	004618089192

Second Amended and Restated Receivables Purchase Agreement

SCHEDULE 12.01

to

SECOND AMENDED AND RESTATED RECEIVABLE PURCHASE AGREEMENT

NOTICE ADDRESSES

(A)	General Electric Capital Corporation

299 Park Avenue

New York, New York 10171

Attention: Account Manager

Facsimile: (646) 428-7094

Telephone: (646) 428-7049

and

General Electric Capital Corporation

201 Merritt Seven, Second Floor

Norwalk, Connecticut 06851

Attention: Corporate Counsel – Corporate Lending

Facsimile: (203) 229-5810

Telephone: (203) 956-4379

(B)	CIT Bank

11 West 42nd Street, 13th Floor

New York, New York 10036

Attention: Galina Evelson

Telephone: (212) 771-1765

Email: galina.evelson@cit.com

(C)	Barclays Bank PLC

745 7th Avenue, 26th Floor

New York, New York 10019

Attention: Nicholas Versandi

Telephone: (212) 526-9799

Email: nicholas.versandi@barcap.com

(D)	PNC Bank, National Association

340 Madison Avenue, 11th Floor

New York, New York 10173

Attention: Biana Sidanova

Telephone: (212) 339-5742

Email: biana.sidanova@pnc.com

(E)	Univision Receivables Co., LLC

605 Third Avenue, 12th Floor

New York, NY 10158

Attention: General Counsel

Telephone: (212) 455-5200

Second Amended and Restated Receivables Purchase Agreement

ANNEX 5.02(a)

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

REPORTING REQUIREMENTS

The Seller shall furnish, or cause to be furnished, to each Purchaser and the Purchaser Agent: (a) Reporting.

(i) Monthly Report. As soon as available, and in any event no later than 11:00 a.m. (New York time) on the fifteenth day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), a monthly report (a “Monthly Report”) in the form attached hereto prepared by the Seller as of the last day of the previous calendar month. The Monthly Report shall include a calculation of the Dynamic Advance Rate. It is hereby understood and agreed that the Seller shall be required to deliver a Monthly Report pursuant to the terms of this subsection (a)(i) notwithstanding that the Seller may also be required to deliver Weekly Reports and/or Daily Reports as hereinafter described.

(ii) Weekly Report. No later than 12:00 p.m. (New York time) on the Monday (or, if such day is not a Business Day or is a corporate holiday for employees of the Servicer that is specified on an annual schedule of such holidays provided to the Purchaser Agent in advance each year, the next succeeding Business Day) of each calendar week, a report (a “Weekly Report”) in the form attached hereto, prepared by the Seller as of Thursday of the immediately preceding week, setting forth (without limitation) the following:

(A) a roll-forward of the Outstanding Balances of all Transferred Receivables;

(B) an Investment Base calculation updating all categories of Ineligible Receivables and all categories of Eligible Receivables that are subject to a concentration limit for purposes of calculating the Investment Base;

(C) an aging summary in respect of all Transferred Receivables; and

(D) a schedule of the ten largest Obligors (by Outstanding Balances of Transferred Receivables).

(iii) Daily Report. If a Termination Event has occurred and is continuing, no later than 10:00 a.m. (New York time) on the Business Day immediately following the date on which the daily reporting obligation arose, a daily report (a “Daily Report”) in the form attached hereto, prepared by the Seller as of the close of business on the immediately preceding Business Day. The Seller shall be required to deliver a Daily Report by no later than 10:00 a.m. (New York time) on each Business Day thereafter (each Daily Report relating to the immediately preceding Business Day) unless and until all outstanding Termination Events have been waived in accordance with the terms hereof, in which case the Seller shall be required to deliver to the Purchaser Agent Weekly Reports during the following calendar week.

Second Amended and Restated Receivables Purchase Agreement

(b) Annual Audited Financials. Within 90 days after the end of each fiscal year of the Parent (commencing with the fiscal year ending December 31, 2008), (i) the consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Parent and its consolidated subsidiaries as of the close of such fiscal year and the results of the operations of such Persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, all audited by Ernst & Young or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP; and

(ii) the unaudited financial statements for the Seller.

(c) Quarterly Financials. Within 45 days after the end of each of the first 3 fiscal quarters of each fiscal year of the Parent,

(i) the consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Parent and its consolidated subsidiaries as of the close of such fiscal quarter and the results of the operations of such Persons during such fiscal quarter and the then elapsed portion of the fiscal year, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; and

(ii) the unaudited financial statements for the Seller.

(d) Compliance Certificates; Consolidating Statements. Concurrently with any delivery of the financial statements described in (b) or (c) above:

(i) a certificate of an Authorized Officer of the Seller or the Parent, as applicable (i) certifying that to such Authorized Officer’s knowledge, no Termination Event or Incipient Termination Event has occurred or, if a Termination Event or an Incipient Termination Event has occurred, reasonably specifying the nature thereof and (ii) setting forth computations in reasonable detail demonstrating compliance with the financial test set forth in Section 6.10 of the Credit Agreement; and

(ii) the related consolidating financial information reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (as defined in the Credit Agreement) from the Parent’s consolidated income statement (but only to the extent required to be delivered pursuant to the Credit Agreement);

(e) Projections. Within 90 days after the commencement of each fiscal year of the Parent, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget).

(f) PATRIOT ACT. After the request by any Purchaser, all documentation and other information that such Purchaser reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Second Amended and Restated Receivables Purchase Agreement

Annex 5.02(a)

Page-2

(g) Default Notices. Promptly after an Authorized Officer of the Seller has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof and what action, if any, the Seller proposes to take with respect thereto, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:

(i) any Incipient Termination Event or Termination Event;

(ii) any Adverse Claim made or asserted against any of the Seller Assets of which it becomes aware;

(iii) the occurrence of any event that would have a material adverse effect on the aggregate value of the Seller Assets or on the assignments and security interest created pursuant to the Purchase Agreement;

(iv) the occurrence of any event of the type described in Sections 4.02(h)(i), (ii) or (iii) of the Transfer Agreement involving any Obligor obligated under Transferred Receivables with an aggregate Outstanding Balance at such time of $500,000 or more;

(v) the commencement of a case or proceeding by or against the Seller, the Servicer, any Transferor, BMPI, the Parent any Originator, any other Subsidiary of the Parent or any Obligor seeking a decree or order in respect of the Seller, the Servicer, the any Transferor, BMPI, the Parent any Originator, any other Subsidiary of the Parent or any Obligor (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Seller, the Servicer, any Transferor, the Parent, BMPI, any Originator, any other Subsidiary of the Parent or any Obligor or for any substantial part of its respective assets, or (C) ordering the winding up or liquidation of the affairs of the Seller, the Servicer, any Transferor, the Parent, BMPI, any Originator, any other Subsidiary of the Parent or any Obligor;

(vi) the receipt of notice that (A) the Seller, any Transferor, BMPI, the Parent, the Servicer, any Originator, any other Subsidiary of the Parent or any Obligor is being placed under regulatory supervision (other than in the ordinary course of business), (B) any license, permit, charter, registration or approval necessary for the conduct of the business of the Seller, any Transferor, BMPI, the Parent, the Servicer, any Originator, any other Subsidiary of the Parent or any Obligor is to be, or may be, suspended or revoked, or (C) the Seller, any Transferor, the Servicer, BMPI, the Parent, any Originator, any other Subsidiary of the Parent or any Obligor is to cease and desist any practice, procedure or policy employed by it in the conduct of its business if such cessation could reasonably be expected to have a Material Adverse Effect;

(vii) the commencement of litigation against any Transferor, the Parent, any Originator or any other Subsidiary of the Parent alleging infringement or interference with any intellectual property of another Person which would reasonably be expected to be determined adversely and, if determined adversely, would be reasonably be expected to have a Material Adverse Effect; or

Second Amended and Restated Receivables Purchase Agreement

Annex 5.02(a)

Page-3

(viii) any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(h) [Reserved].

(i) ERISA Notices. Promptly after a written request therefor, copies of all reports and notices that the Seller, any Transferor, BMPI, the Parent, any Originator, or any of its other Subsidiaries files under ERISA with the IRS or the PBGC or the U.S. Department of Labor or that the Seller, any Transferor, the Parent, any Originator, or any of its other Subsidiaries receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller, any Transferor, BMPI, the Parent, any Originator, or any of its other Subsidiaries is or was, within the preceding five years, a contributing employer, in each case in respect of any accumulated funding deficiency under ERISA, any “Reportable Event” under ERISA for which the 30 day notice has not been waived, or any assessment of withdrawal liability under ERISA or any other event or condition which could, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(j) Litigation. Promptly upon learning thereof, written notice of any Litigation affecting the Seller, the Transferred Receivables or the Seller Assets, whether or not fully covered by insurance, and regardless of the subject matter thereof that (i) seeks damages in excess of $100,000,000.00, (ii) seeks to enjoin or otherwise prevent consummation of, or to obtain relief as a result of, the transactions contemplated by the Related Documents, (iii) is asserted or instituted against any “employee benefit plan” as defined in section 3(3) of ERISA, its fiduciaries (in their capacity as a fiduciary of any such plan) or its assets or against the Seller or any ERISA Affiliate of the Seller in connection with such plan, and in each case that could reasonably be expected to have a Material Adverse Effect, (iv) alleges criminal misconduct by the Seller or (v) would, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

(k) Other Documents. Such other financial and other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of the Seller, any Transferor, the Parent, any Originator, or any of its other Subsidiaries as any Purchaser or Purchaser Agent shall, from time to time, reasonably request.

Information required to be delivered pursuant to clauses (b), (c) and (h) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a SyndTrak, IntraLinks or similar site to which the Purchaser Agent and the Purchasers have been granted access or shall be available on the website of the Securities and Exchange commission at http://www.sec.gov or on the website of the Parent. Information required to be delivered pursuant to this Annex 5.02(a) may also be delivered by electronic communications pursuant to procedures approved by the Purchaser Agent. Each Purchaser and the Purchaser Agent shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Notwithstanding anything herein or in any other Related Document to the contrary, if the Seller has furnished or caused to be furnished to any Purchaser any of the documents described in subsections (b)(i), (c)(i), (d) or (e), respectively, of this Annex 5.02(a) pursuant to the Credit Agreement, the Seller shall be deemed to have satisfied the requirements set forth in subsections (b)(i), (c)(i), (d) or (e), as applicable, of this Annex 5.02(a) with respect to such Purchaser.

Second Amended and Restated Receivables Purchase Agreement

Annex 5.02(a)

Page-4

Form of Monthly Report

[Attached]

Second Amended and Restated Receivables Purchase Agreement

Annex 5.02(a)

Page-5

Form of Weekly Report

[Attached]

Second Amended and Restated Receivables Purchase Agreement

Annex 5.02(a)

Page-6

Form of Daily Report

[Attached]

Second Amended and Restated Receivables Purchase Agreement

Annex 5.02(a)

Page-7

ANNEX W

PURCHASER AGENT’S ACCOUNT/

PURCHASERS’ ACCOUNTS

GE’s Payment Instructions:

Bank Name:	Deutsche Bank Trust Company Americas
Bank Address:	60 Wall Street 6th Floor New York, NY 10005
Account Number:	50279791
ABA #:	021-001-033
Account Name	General Electric Capital Corporation
Reference:	CFK2502 Univision Receivables Co., LLC

Second Amended and Restated Receivables Purchase Agreement

ANNEX X

to

AMENDED AND RESTATED RECEIVABLES TRANSFER AND SERVICING AGREEMENT

and

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

and

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

each dated as of

June 28, 2013

Definitions and Interpretation

Annex X

SECTION 1. Definitions and Conventions. Capitalized terms used in the Transfer Agreement (as defined below), the Sale Agreement (as defined below) and the Purchase Agreement (as defined below) shall have (unless otherwise provided elsewhere therein) the following respective meanings:

“Account” shall mean any of the Collection Accounts.

“Account Agreement” shall mean any of the Collection Account Agreement or the Lockbox Control Agreements.

“Additional Amounts” shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Purchase Agreement.

“Additional Costs” shall have the meaning assigned to it in Section 2.09(b) of the Purchase Agreement.

“Administrative Agent” shall have the meaning set forth in the Preamble of the Purchase Agreement.

“Adverse Claim” shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under any Related Document.

“Affected Party” shall mean each of the following Persons: each Purchaser, the Administrative Agent, the Purchaser Agent, the Depositary, each Affiliate of the foregoing Persons, and any Purchaser SPV or participant with the rights of a Purchaser under Section 12.02(c) of the Purchase Agreement and their respective successors, transferees and permitted assigns.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Party” shall mean any direct or indirect sponsor of the Seller (or any of the Seller’s direct or indirect parent entities or other Affiliates), any portfolio company of any such sponsor or any of their respective Affiliates.

“Agent Account” shall mean account number 50285681 with the Depositary in the name of the Purchaser Agent, or such other account designated in writing by the Purchaser Agent to the Seller.

“Appendices” shall mean, with respect to any Related Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.

“Applicable Index Rate Margin” shall mean 0.75%. “Applicable LIBOR Margin” shall mean 2.25%.

“Assignment Agreement” shall mean an assignment agreement in the form of Exhibit 12.02 attached to the Purchase Agreement.

“Authorized Officer” shall mean, with respect to any corporation or limited liability company, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the General Counsel, the

Annex X

Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, any manager or managing member and each other officer of such corporation or limited liability company specifically authorized to sign agreements, instruments or other documents on behalf of such corporation or limited liability company in connection with the transactions contemplated by the Sale Agreement, the Transfer Agreement, the Purchase Agreement and the other Related Documents.

“Availability” shall mean, as of any date of determination, the amount, if any, by which the Investment Base exceeds the Capital Investment, in each case as of the end of the immediately preceding day.

“Bank” shall mean any Collection Account Bank.

“Bankruptcy Code” shall mean the provisions of title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Barclays Capital” shall have the meaning assigned thereto in the recitals to the Purchase Agreement.

“Billed Amount” shall mean, with respect to (i) any Receivable, the amount billed on the Billing Date to the Obligor thereunder (excluding any portion of such amount billed representing advertising agency compensation, including, without limitation, commissions, volume discounts, and other amounts withheld by such agency as compensation) and (ii) any Unbilled Receivable prior to the time when the invoice with respect thereto is generated, the amount of revenue recognized by the related Originator in accordance with GAAP in respect of such Receivable.

“Billed Receivable” means a Transferred Receivable in respect of which an invoice has been issued to the related Obligor.

“Billing Date” shall mean, with respect to any Receivable, the date on which the invoice with respect thereto was generated, or, in the case of Unbilled Receivables, will be generated.

“BK Obligor” shall mean an Obligor that is (i) unable to make payment of its obligations when due, (ii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iii) the subject of a comparable receivership or insolvency proceeding, unless, in the case of a bankruptcy proceeding in clause (ii) or (iii), the applicable Originator has been designated as a “critical vendor” and the Obligor thereunder has obtained (x) in the case of any Receivable originated pre-petition, a final court order approving the payment of the pre-petition claims of such Originator on an administrative priority basis or (y) in the case of any Receivable originated post-petition, (A) a final court order approving the payment of the post-petition claims of such Originator on an administrative priority basis and (B) a debtor-in-possession financing facility and management of the applicable Originator reasonably believes that such financing will be available to pay the Receivables owing by such Obligor, and, in any such case, such Obligor has agreed post-petition to pay the Receivables owing by such Obligor on a current basis in accordance with its terms.

“BMPI” means Broadcasting Media Partners, Inc., a Delaware corporation.

“Breakage Costs” shall have the meaning assigned to it in Section 2.10 of the Purchase Agreement.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or, with respect to any remittances to be made by the Collection Account Bank to any related Account, in the jurisdiction(s) in which the Accounts maintained by such Banks are located.

Annex X

11

“Buyer” shall have the meaning assigned to it in the preamble to the Transfer Agreement or in the preamble to the Sale Agreement, as applicable.

“Buyer Available Amounts” shall have the meaning assigned to it in Section 6.15 of the Transfer Agreement.

“Buyer Indemnified Person” shall have the meaning assigned to it in Section 5.01 of the Transfer Agreement.

“Capital Investment” shall mean, as of any date of determination, the amount equal to (a) the aggregate Purchases made by the Purchasers under the Purchase Agreement on or before such date, minus (b) the aggregate amounts disbursed to any Purchaser in reduction of Capital Investment pursuant to the Purchase Agreement on or before such date; provided, that references to the Capital Investment of any Purchaser shall mean an amount equal to (x) the Purchases made by such Purchaser pursuant to the Purchase Agreement on or before such date, minus (y) the aggregate amounts disbursed to such Purchaser in reduction of the Capital Investment pursuant to the Purchase Agreement on or before such date and not required to be returned as preference payments or otherwise and provided, further that if any repayment of Capital Investment is rescinded or is required to be returned as a preference or for any other reason, then Capital Investment shall include the amount so rescinded or returned.

“Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Capital Purchase” shall have the meaning assigned to it in Section 2.01 of the Purchase Agreement.

“Capital Purchase Request” shall have the meaning assigned to it in Section 2.03(a) of the Purchase Agreement.

“Capital Stock” shall mean:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateral” means any cash or any cash equivalents acceptable to the Purchaser Agent held in the Agent Account and (x) designated by notice of the Seller or the Servicer to the Purchaser Agent as “Cash Collateral” or (y) otherwise retained in the Agent Account as Cash Collateral in accordance with Section 2.08 of the Purchase Agreement.

Annex X

12

“Change of Control” means any of the following:

(1) a “Change of Control” shall be deemed to have occurred with respect to either the Parent or BMPI (each such party, a “Parent Party”) if:

(a) the Permitted Investors cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests of such Parent Party representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of such Parent Party; provided that the occurrence of the foregoing event (a “COC Event”) shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) the Permitted Investors otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of such Parent Party or (B) the Permitted Investors own, directly or indirectly, of record and beneficially an amount of Equity Interests of such Parent Party having ordinary voting power that is equal to or more than 50% of the amount of Equity Interests of such Parent Party having ordinary voting power owned, directly or indirectly, by the Permitted Investors of record and beneficially as of the March 29, 2007 (determined by taking into account any stock splits, stock dividends or other events subsequent to the March 29, 2007 that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by the Permitted Investors) and such ownership by the Permitted Investors represents the largest single block of Equity Interests of such Parent Party having ordinary voting power held by any person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, or

(ii) at any time after the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the Closing Date, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 35% of outstanding Equity Interests of such Parent Party having ordinary voting power and (y) the percentage of the then outstanding Equity Interests of such Parent Party having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors, and (B) during each period of 12 consecutive months, a majority of the board of directors of such Parent Party shall consist of the Continuing Directors; or

(iii) (I) immediately following such COC Event, Grupo Televisa, S.A.B. and/or one or more of its Affiliates (“Televisa”) shall beneficially own, directly or indirectly, an amount of Equity Interests of the Parent or any of its direct or indirect parents having ordinary voting power (assuming, solely for purposes of this clause (iii), that any warrants, options or other rights to acquire or that are exercisable for or convertible into or otherwise exchangeable for voting Equity Interests of the Parent or any of its direct or indirect parents have been so exercised, converted or exchanged) that is equal to or more than 35% of the amount of Equity Interests of the Parent or any of its direct or indirect parents, as applicable, having ordinary voting power (assuming, solely for purposes of this clause (iii), that any warrants, options or other rights that are exercisable for or convertible into or otherwise exchangeable for voting Equity Interests of the Parent or any of its direct or indirect parents have been so exercised, converted or exchanged) (determined

Annex X

13

by taking into account any stock splits, stock dividends or other events subsequent to March 29, 2007 that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by Televisa) and (II) the Adjusted Consolidated Leverage Ratio (as defined in the Credit Agreement) immediately after the applicable COC Event occurred would have been less than or equal to such ratio immediately prior to the occurrence of such COC Event, determined on a pro forma basis as if such COC Event had occurred at the beginning of the most recently ended four fiscal quarters for which Section 5.02 financials are available.

(b) at any time prior to the consummation of a Qualified Public Offering, Holdings shall directly own, beneficially and of record, less than 100% of the issued and outstanding Equity Interests of the Parent or the Servicer; and

(2) a “Change of Control” shall have been deemed to occur with respect to the Seller if the Transferors and BMPI shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Seller; and

(3) a “Change of Control” shall have been deemed to occur with respect to any Originator if the Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock, directly or indirectly, of such Originator; and

(4) a “Change of Control” shall have been deemed to occur with respect to any Transferor if such Transferor’s Related Originator shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of such Transferor; and

(5) a “Change of Control” shall have been deemed to occur with respect to any other Transaction Party if such Transaction Party has sold, transferred, conveyed, assigned or otherwise disposed of all or substantially all of its assets (other than such a sale of assets from one Originator to another Originator).

“Charges” shall mean (i) all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on Seller Assets or any other property of the Seller, any Transferor or any Originator and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Seller, any Transferor or any Originator.

“CIT Business Credit” shall have the meaning assigned thereto in the recitals to the Purchase Agreement.

“CIT Securities” shall have the meaning assigned thereto in the recitals to the Purchase Agreement.

“Closing Date” shall mean March 31, 2009.

“Collection Account” shall mean (i) account number 4625974287 maintained by the Seller at Collection Account Bank (the “Concentration Collection Account”), together with (ii) each intermediate account (each an “Intermediate Collection Account”) established by the Seller at the Collection Account Bank with the approval of the Purchaser Agent for the receipt of Collections, the balances of which are swept daily into the Concentration Collection Account, which such accounts described in clauses (i) and (ii) shall be subject to a Collection Account Agreement.

Annex X

14

“Collection Account Agreement” shall mean any agreement among the Seller, the Purchaser Agent, and the Collection Account Bank with respect to the Collection Accounts that provides, among other things, that the Purchaser Agent has “control” (within the meaning of Article 9 of the UCC) over the Collection Accounts and is otherwise in form and substance acceptable to the Purchaser Agent.

“Collection Account Bank” shall mean the bank or other financial institution at which the Collection Accounts are maintained, which shall initially be Bank of America, N.A.

“Collections” shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible) and any amounts required to be paid by any Transferor pursuant to Section 2.04 of the Transfer Agreement, or by any Originator pursuant to Section 2.04 of the Sale Agreement, as applicable.

“Commitment” shall mean, as of any date as to any Purchaser, the maximum amount which such Purchaser is obligated to pay under the Purchase Agreement on account of all Purchases, as set forth in the signature page to the Purchase Agreement or in the most recent Assignment Agreement executed by such Purchaser, as such amount may be adjusted, if at all, from time to time in accordance with the Purchase Agreement.

“Commitment Reduction Notice” shall have the meaning assigned to it in Section 2.02(a) of the Purchase Agreement.

“Commitment Termination Notice” shall have the meaning assigned to it in Section 2.02(b) of the Purchase Agreement.

“Concentration Collection Account” shall have the meaning assigned to it in the definition of Collection Account.

“Concentration Percentage” shall mean, with respect to an Obligor as of any date of determination, the General Concentration Percentage or, if applicable, the Special Concentration Percentage for such Obligor at such date of determination.

“Continuing Directors” shall mean the directors of the Parent on the Closing Date and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Parent is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the stockholders of the Parent.

“Contract” shall mean any agreement or invoice pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

“Contributed Receivables” shall have the meaning assigned to it in Section 2.01(d) of the Transfer Agreement or Section 2.01(d) of the Sale Agreement, as applicable.

“Credit Agreement” shall mean that certain Credit Agreement, dated as of March 29, 2007, as amended as of June 19, 2009, amended and restated as of October 26, 2010, and further amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time, among Univision Communications Inc., a Delaware corporation, Univision of Puerto Rico Inc., a Delaware corporation, the lenders from time to time party thereto, and Deutsche Bank AG, New York Branch, as administrative agent and first-lien collateral agent.

Annex X

15

“Credit and Collection Policies” shall mean the written credit, collection, customer relations and service policies of the Originators in effect on the Closing Date and attached as Exhibit A to the Purchase Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified with the prior written consent of the Purchaser Agent, which consent shall not unreasonably be withheld.

“Daily Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Purchase Agreement.

“Daily Yield” shall mean, for any day, the aggregate of the following for each portion of the Capital Investment: the product of (a) the portion of Capital Investment outstanding on such day at a given Daily Yield Rate multiplied by (b) the Daily Yield Rate for such portion of Capital Investment on such day.

“Daily Yield Rate” shall mean, (i) for an Index Rate Purchase, the Index Rate and (ii) for a LIBOR Rate Purchase, the LIBOR Rate plus, in each case, 3.00% per annum if a Termination Event has occurred and is continuing.

“Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred 90 days or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all liabilities of such Person under Title IV of ERISA, (i) all Guaranteed Indebtedness of such Person, (j) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (k) all “Indebtedness” as such term is defined in the Credit Agreement, (l) all “Loans” and other obligations of the Parent and its Subsidiaries under the Credit Agreement (which shall only be Debt of the Parent, its Subsidiaries and any Person who guarantees such Debt), and (m) the Seller Obligations.

“Defaulted Receivable” shall mean any Transferred Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than one hundred twenty (120) days after its Billing Date, (b) with respect to which the Obligor thereunder is a BK Obligor or (c) that otherwise has been or should be written off in accordance with the Credit and Collection Policies.

“Defaulted Receivable Trigger Ratio” shall mean, as of the last day of any Settlement Period, the ratio (expressed as a percentage) of:

(a) the sum of (i) the aggregate Outstanding Balances of all Defaulted Receivables as of such day and as of the last day of each of the two Settlement Periods ended immediately prior to such

Annex X

16

Settlement Period, (ii) the Outstanding Balances of all Receivables written off during such Settlement Period and during each of the two Settlement Periods ended immediately prior to such Settlement Period (in each case, as of the date such Transferred Receivables were written off) and (iii) the Outstanding Balances of any Transferred Receivables that were not Defaulted Receivables as of any date of determination whose Obligor, during the Settlement Period ending on such day and during the two Settlement Periods ended immediately prior to such Settlement Period, became either (A) a debtor in a voluntary or involuntary bankruptcy proceeding, or (B) the subject of a comparable receivership or insolvency proceeding, to

(b) the sum of the aggregate Outstanding Balances of all Billed Receivables as of such day and as of the last day of each of the two Settlement Periods ended prior to such Settlement Period.

“Delinquency Trigger Ratio” shall mean, as of the last day of any Settlement Period, the ratio (expressed as a percentage) of:

(a) the sum of aggregate Outstanding Balances of all Billed Receivables with respect to which any payment, or part thereof, became between ninety-one (91) and one hundred twenty (120) days past its Billing Date during such Settlement Period and during each of the two Settlement Periods ended immediately prior to such Settlement Period;

to

(b) the aggregate Billed Amount of all Billed Receivables originated during the Settlement Periods ended four, five and six Settlement Periods before the Settlement Period ending on such date (so that if the Settlement Periods referenced in (a) were the April, May and June Settlements Periods, the Settlement Periods referenced in (b) would be the December, January and February Settlement Periods).

“Depositary” shall have the meaning assigned to it in Section 6.01(c)(i) of the Purchase Agreement.

“Dilution Factors” shall mean, with respect to any Receivable, any portion of which (a) was reduced, canceled or written-off as a result of (i) any credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (either express or implied), allowances for early payment, warehouse and other allowances, defective, rejected, returned or repossessed merchandise or services, or any failure by any Originator to deliver any merchandise or services or otherwise perform under the underlying Contract or invoice, (ii) any change in or cancellation of any of the terms of the underlying Contract or invoice or any cash discount, rebate, retroactive price adjustment or any other adjustment by the applicable Originator which reduces the amount payable by the Obligor on the related Receivable except to the extent based on credit related reasons, or (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) is subject to any specific dispute, offset, counterclaim or defense whatsoever (except discharge in bankruptcy of the Obligor thereof).

“Dilution Reserve Rate” shall mean, as of any Settlement Period, an amount equal to the product of (i) 2 and (ii) the Dilution Reserve Ratio as of the last day of such Settlement Period.

“Dilution Reserve Ratio” shall mean, as of any date of determination, the highest Dilution Trigger Ratio occurring during the twelve most recent Settlement Periods preceding such date.

Annex X

17

“Dilution Trigger Ratio” shall mean, as of the last day of any Settlement Period, the ratio (expressed as a percentage) of:

(a) the sum of the aggregate Dilution Factors for all Billed Receivables during such Settlement Period and the two Settlement Periods ending immediately prior to such Settlement Period to

(b) the aggregate Billed Amount of all Billed Receivables originated during the second and third Settlement Periods ended immediately preceding such date (so that if the Settlement Periods referenced in (a) were the March, April and May Settlement Periods, the Settlement Periods referenced in (b) would be the January, February and March Settlement Periods).

“Dollars” or “$” shall mean lawful currency of the United States of America.

“Dynamic Advance Rate” shall mean, as of any date of determination, a percentage equal to the lesser of (i) 85% and (ii) 100% minus the sum of (A) the Dilution Reserve Rate, (B) the Loss Reserve Rate, (C) the Yield Reserve Rate and (D) the Servicing Fee Reserve Rate.

“Election Notice” shall have the meaning assigned to it in Section 2.01(d) of the Transfer Agreement or in Section 2.01(d) of the Sale Agreement, as applicable.

“Eligible Receivable” shall mean, as of any date of determination, a Transferred Receivable:

(a) that is (i) due and payable within ninety (90) days of the Billing Date thereof and (ii) not a Defaulted Receivable;

(b) that is not a liability of an Excluded Obligor or an Obligor with respect to which more than 35% of the aggregate Outstanding Balance of all Receivables owing by such Obligor are Defaulted Receivables;

(c) that is not a liability of an Obligor organized under the laws of any jurisdiction outside of the United States of America (including the District of Columbia and Puerto Rico (but, in the case of Puerto Rico, not in excess of 5% of the aggregate Outstanding Balance of Receivables) but otherwise excluding its territories and possessions);

(d) that is denominated and payable in Dollars in the United States of America and is not represented by a note or other negotiable instrument or by chattel paper;

(e) that is not subject to any right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim (with only the portion of any such Receivable subject to any such right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim being considered an Ineligible Receivable by virtue of this clause (e)), whether arising out of transactions concerning the Contract therefor or otherwise;

(f) that is not an Unapproved Receivable;

(g) that does not represent “billed but not yet shipped” goods or merchandise, partially performed or unperformed services (including any “milestone billed” Receivable), consigned goods or “sale or return” goods and does not arise from a transaction for which any additional

Annex X

18

performance by the Originator thereof, or acceptance by or other act of the Obligor thereunder, including any required submission of documentation (other than in the case of an Unbilled Receivables, the rendering of an invoice with respect to such Receivables), remains to be performed as a condition to any payments on such Receivable or the enforceability of such Receivable under applicable law;

(h) the representations and warranties of Sections 4.01(w)(ii) through (iv) of the Transfer Agreement are true and correct in all respects as of the Transfer Date therefor;

(i) the representations and warranties of Sections 4.01(w)(ii) through (iv) of the Sale Agreement are true and correct in all respects as of the Transfer Date therefor;

(j) that is not the liability of an Obligor that has any claim against or affecting the Originator thereof or the property of such Originator which gives rise to a right of set-off against such Receivable (with only that portion of Receivables owing by such Obligor equal to the amount of such claim being an Ineligible Receivable);

(k) that was originated in accordance with and satisfies in all material respects all applicable requirements of the Credit and Collection Policies;

(l) that represents the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms;

(m) that is entitled to be paid pursuant to the terms of the Contract therefor and has not been paid in full or been compromised, adjusted, extended, reduced, satisfied, subordinated, rescinded or modified (except for adjustments to the Outstanding Balance thereof to reflect Dilution Factors made in accordance with the Credit and Collection Policies);

(n) that does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation;

(o) with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) asserting the bankruptcy or insolvency of the Obligor thereunder; unless, in the case of a bankruptcy proceeding, the applicable Originator has been designated as a “critical vendor” and the Obligor thereunder has obtained (A) in the case of any Receivable originated pre-petition, a final court order approving the payment of the pre-petition claims of such Originator on an administrative priority basis or (B) in the case of any Receivable originated post-petition, (1) a final court order approving the payment of the post-petition claims of such Originator on an administrative priority basis and (2) a debtor-in-possession financing facility and management of the applicable Originator reasonably believes that such financing will be available to pay the Receivables owing by such Obligor, and, in any such case, such Obligor has agreed post-petition to pay the Receivables owing by such Obligor on a current basis in accordance with its terms, (iii) seeking payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the validity or enforceability of such Receivable or such Contract;

(p) (i) that is an “account” or a “payment intangible” within the meaning of the UCC (or any other applicable legislation) of the jurisdictions in which the each of the Originators, the Transferors and the Seller are organized and in which chief executive offices of each of the Originators, the Transferors and the Seller are located and (ii) under the terms of the related Contract, the right to payment thereof may be freely assigned, including as a result of compliance with applicable law (or with respect to which, the prohibition on the assignment of rights to payment are made fully ineffective under applicable law);

Annex X

19

(q) that is payable solely and directly to an Originator and not to any other Person (including any shipper of the merchandise or goods that gave rise to such Receivable), except to the extent that payment thereof may be made to a Lockbox or otherwise as directed pursuant to Article VI of the Purchase Agreement;

(r) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

(s) that is created through the provision of merchandise, goods or services by the Originator thereof in the ordinary course of its business;

(t) that is not the liability of an Obligor that, under the terms of the Credit and Collection Policies, is receiving or should receive merchandise, goods or services on a “cash on delivery” basis;

(u) that does not constitute a rebilled amount arising from a deduction taken by an Obligor with respect to a previously arising Receivable;

(v) as to which the Seller has a first priority perfected ownership interest and in which the Purchaser Agent has a first priority perfected security interest, in each case not subject to any Lien, right, claim, security interest or other interest of any other Person (other than, in the case of the Seller, the security interest of the Purchaser Agent for the benefit of the Specified Parties);

(w) to the extent such Transferred Receivable represents sales tax, such portion of such Receivable shall not be an Eligible Receivable;

(x) that does not represent the balance owed by an Obligor on a Receivable in respect of which the Obligor has made partial payment;

(y) with respect to which no check, draft or other item of payment was previously received that was returned unpaid or otherwise;

(z) which is not an Unbilled Receivable, unless (i) the Originator of such Receivable may recognize the associated revenue for such Receivable in accordance with GAAP and (ii) less than 35 days have passed since the date that the Originator of such Receivable recognized the associated revenue for such Receivable in accordance with GAAP;

(aa) the Obligor of which is not a Governmental Authority, unless (i) each transfer of such Receivable pursuant to the Related Documents is in compliance with all assignment of claims statutes and regulations applicable to such Governmental Authority’s Receivables or such other agreements have been entered into which are satisfactory to the Purchaser Agent in its sole discretion, (ii) such Governmental Authority is a United States Governmental Authority (including any Governmental Authority of a State or local government that is a political subdivision of the United States) and (iii) the Purchaser Agent shall have received evidence, to its reasonable satisfaction, that no Governmental Authority has a right of setoff against the Originator thereof or any of its Affiliates that can be exercised against such Receivables;

Annex X

20

(bb) if arising on or after the Closing Date, the Obligor of which has been instructed to make payments with respect thereto only (A) by check or money order mailed to one or more Lockboxes, or (B) by wire transfer or moneygram directly to a Collection Account;

(cc) if arising on or after the Closing Date (and excluding any Unbilled Receivables), the Obligor of which:

(x) has been notified in each invoice sent to such Obligor with respect to such Receivable that all payments with respect to such Receivable are to be made by remitting payment to a Lockbox or a Collection Account; or

(y) has otherwise been instructed in writing that all payments with respect to such Receivable are to be made by remitting payment to a Lockbox or a Collection Account; provided, that the Purchaser Agent may declare that any Receivables that satisfies this clause (y) but not the preceding clause (x) is not an “Eligible Receivable” at any time in its exercise of its reasonable credit judgment;

(dd) if arising under a primary or base Contract executed on or after the Second Restatement Effective Date, the Contract under which such Receivable arises provides either (x) that payments all payments with respect to Receivables arising thereunder are to be made by remitting payment to a Lockbox or a Collection Account or (y) that the payment instructions in respect of payments with respect to Receivable arising thereunder may be changed by written notice from the related Originator, the Seller, the Servicer or an assignee thereof; and

(ee) that complies with such other criteria and requirements as the Purchaser Agent may reasonably determine to be necessary from time to time in its reasonable credit judgment in consultation with the Seller.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and any applicable regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, as applicable, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” shall mean, with respect to any Originator, the Parent or any of their respective ERISA Affiliates, the occurrence of one or more of the following events: (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan unless the 30-day requirement with respect thereto has been waived pursuant to the regulations under Section 4043 of ERISA; (b) the withdrawal of any Originator, the Parent or any of their respective ERISA Affiliates from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer,” as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Originator, any Transferor or any of their respective ERISA Affiliates from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Originator, any Transferor or any of their respective ERISA Affiliates to make when due statutorily required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to

Annex X

21

administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status.

“ESOP” shall mean a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Servicer Termination” shall have the meaning assigned to it in Section 8.01 of the Transfer Agreement.

“Excess Concentration Amount” shall mean, with respect to any Obligor of a Receivable and as of any date of determination after giving effect to all Receivables transferred on such date, the amount by which the Outstanding Balance of Billed Receivables owing by such Obligor exceeds (i) the Concentration Percentage for such Obligor multiplied by (ii) the Outstanding Balance of all Billed Receivables on such date; provided, however, that (x) in the case of an Obligor which is an Affiliate of other Obligors that are part of the same advertising agency, the Excess Concentration Amount for such Obligor shall be calculated based upon the applicable General Concentration Percentage and as if such Obligor and such one or more affiliated Obligors were one Obligor and (y) that in the case of an Obligor which is an Affiliate of other Obligors that are part of the same advertising group (e.g., Publicis, WPP, Omnicom, Interpublic etc.), the Excess Concentration Amount for such Obligor shall be calculated based upon the applicable Special Concentration Percentage and as if such Obligor and such one or more affiliated Obligors were one Obligor.

“Excluded Obligor” shall mean any Obligor (a) that is a Subsidiary of any Originator, any Transferor, the Parent or the Seller, (b) that is designated as an Excluded Obligor upon ten (10) Business Days’ prior written notice from the Purchaser Agent (in the exercise of the Purchaser Agent’s reasonable credit judgment following consultation with the Seller) to the Seller, the Servicer and the Parent or (c) that, under the terms of the Credit and Collection Policies, is receiving or should be receiving merchandise, good or services on cash payment terms basis.

“Excluded Taxes” shall have the meaning assigned to it in Section 2.08(g) of the Purchase Agreement.

“Existing Receivables Purchase Agreement” shall have the meaning assigned thereto in the recitals to the Purchase Agreement.

“Existing Term Purchaser Interest” shall have the meaning assigned to it in Section 2.01(a) of the Purchase Agreement.

“Facility Termination Date” shall mean the earliest of:

(a) the date so designated pursuant to Section 8.01 of the Purchase Agreement;

(b) the Final Purchase Date;

(c) the date of termination of the Maximum Total Purchase Limit specified in a notice from the Seller to the Purchasers delivered pursuant to and in accordance with Section 2.02(b) of the Purchase Agreement; and

Annex X

22

(d) the date that is ninety (90) days prior to the scheduled maturity date of any Indebtedness in an aggregate principal amount greater than or equal to $250,000,000 outstanding under the Credit Agreement.

“FATCA” shall mean section 1471, 1472, 1473 and 1474 of the IRC, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Funds Rate” shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by the Purchaser Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letter” shall mean that certain amended and restated letter agreement dated the Second Restatement Effective Date among the Seller and the Purchaser Agent.

“Fees” shall mean any and all fees payable to the Purchaser Agent, the Administrative Agent or any Purchaser pursuant to the Purchase Agreement or any other Related Document, including, without limitation, the Unused Commitment Fee.

“Final Purchase Date” shall mean June 28, 2018, as such date may be extended with the consent of the Seller, each Purchaser and the Purchaser Agent.

“Financial Officer” of any Person shall mean the chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Foreign Purchaser” shall mean any Purchaser that is not a “United States person” within the meaning of Section 7701(a)(30) of the IRC.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied as such term is further defined in Section 2(a) of this Annex X.

“GE Capital” shall mean General Electric Capital Corporation, a Delaware corporation.

“GECM” shall have the meaning assigned thereto in the recitals to the Purchase Agreement.

“General Concentration Percentage” shall mean at any time of determination with respect to any Obligor, 5%.

“General Trial Balance” shall mean, with respect to any Originator and as of any date of determination, such Originator’s accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Seller and the Purchaser Agent.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other

Annex X

23

Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be the amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holdings” shall mean Broadcast Media Partners Holdings, Inc., a Delaware corporation, and its successors and assigns.

“Incipient Servicer Termination Event” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Servicer Termination.

“Incipient Termination Event” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become a Termination Event.

“Indemnified Amounts” shall mean, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable expenses (including, but not limited to, reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

“Indemnified Person” shall have the meaning assigned to it in Section 10.01(a) of the Purchase Agreement.

“Indemnified Taxes” shall have the meaning assigned to it in Section 2.08(g) of the Purchase Agreement.

“Index Rate” shall mean, for any day, a per annum floating rate of interest determined by the Purchaser Agent equal to the Applicable Index Rate Margin plus the greatest of:

(i)	the Prime Rate;

(ii)	the Federal Funds Rate plus 0.50% per annum; and

(iii)	the sum of:

(a)	1.50% per annum; and

Annex X

24

(b) (I) the offered rate for deposits in United States Dollars as of such date for a one month period in United States Dollars which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the second full LIBOR Business Day preceding such day; divided by (II) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days to such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; provided that in no event shall the Index Rate for any day be less than the LIBOR Rate for the Yield Calculation Period which such day occurs.

provided that in no event shall the Index Rate for any day be less than the LIBOR Rate for the Yield Calculation Period in which such day occurs.

“Index Rate Purchase” shall mean a Purchase or portion thereof accruing Daily Yield by reference to the Index Rate. Unless a LIBOR Rate Disruption Event shall have occurred, each Purchase shall be a LIBOR Rate Purchase.

“Ineligible Receivable” shall mean any Receivable (or portion thereof) which fails to satisfy all of the requirements of an “Eligible Receivable” set forth in the definition thereof.

“Initial Term Purchaser Interest Amount” shall mean One Hundred Million Dollars ($100,000,000).

“Intermediate Collection Account” shall have the meaning assigned to it in the definition of Collection Account.

“Investment Base” shall mean, as of any date of determination, the amount equal to the lesser of:

(a) the Maximum Total Purchase Limit,

and

(b) an amount equal to the greater of (x) zero and (y) an amount equal to:

(i) the product of (1) the Dynamic Advance Rate multiplied by (2) the Net Receivables Balance plus

(ii) all Cash Collateral

minus

(iii) the product of (1) the Payment Direction Reserve Percentage multiplied by (2) the Net Receivables Balance minus

Annex X

25

(iv) such other reserves as the Purchaser Agent may reasonably determine from time to time based upon its reasonable credit judgment in consultation with the Seller;

in each case as disclosed in the most recently submitted Daily Report, Weekly Report, Monthly Report, Investment Base Certificate or Capital Purchase Request or as otherwise determined by the Purchaser Agent based on Seller Assets information available to it, including any information obtained from any audit or from any other reports with respect to the Seller Assets, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

“Investment Base Certificate” shall have the meaning assigned to it in Section 5.02(b) of the Purchase Agreement.

“Investment Company Act” shall mean the provisions of the Investment Company Act of 1940, 15 U.S.C. § § 80a et seq., and any regulations promulgated thereunder.

“Investments” shall mean, with respect to any Seller Account Assets, the certificates, instruments, investment property or other investments in which amounts constituting such collateral are invested from time to time.

“IRC” shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

“IRS” shall mean the Internal Revenue Service.

“LIBOR Business Day” shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

“LIBOR Rate” shall mean, for any Yield Calculation Period, a per annum rate of interest determined by the Purchaser Agent equal to the Applicable LIBOR Margin plus

(a) the offered rate for deposits in United States Dollars for a one month period which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of such Yield Calculation Period; divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such Yield Calculation Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

provided, that if (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for a Purchaser to agree to make or to make or to continue to fund or maintain any Purchases or Capital Investment at the LIBOR Rate or (ii) a LIBOR Rate Disruption Event shall have occurred, the LIBOR Rate shall in all such cases be equal to the Index Rate. For the avoidance of doubt, except as provided in the immediately preceding proviso, the LIBOR Rate determined for any calendar month shall remain fixed for such calendar month.

Annex X

26

If such interest rates shall cease to be available from Reuters News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Purchaser Agent and the Seller.

“LIBOR Rate Disruption Event” shall mean, for any Purchaser, notification by such Purchaser to the Seller and the Purchaser Agent of any of the following: (i) determination by such Purchaser that it would be contrary to law or the directive of any central bank or other governmental authority to obtain United States dollars in the London interbank market to fund or maintain its Purchases or Capital Investment, (ii) the inability of such Purchaser, by reason of circumstances affecting the London interbank market generally, to obtain United States dollars in such market to fund its Purchases or Capital Investment or (iii) a determination by such Purchaser that the maintenance of its Purchases or Capital Investment will not adequately and fairly reflect the cost to such Purchaser of funding such investment at such rate.

“LIBOR Rate Purchase” shall mean a Purchase or portion thereof accruing Daily Yield by reference to the LIBOR Rate. Unless a LIBOR Rate Disruption Event shall have occurred, each Purchase shall be a LIBOR Rate Purchase.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Litigation” shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Lockbox” shall have the meaning assigned to it in Section 6.01(a)(ii) of the Purchase Agreement.

“Lockbox Control Agreement” shall mean any agreement between the Seller, the Purchaser Agent, and a Lockbox Processor with respect to a Lockbox that provides, among other things, that the Purchaser Agent has exclusive control over the Lockbox, the items of payment received in the related Lockbox and is otherwise in form and substance acceptable to the Purchaser Agent.

“Lockbox Processor” means 3i Infotech Inc. or any other Person that may from time to time perform Lockbox services with respect to one or more Lockboxes and that has been approved as a Lockbox Processor by the Purchaser Agent in writing.

“Loss Reserve Rate” shall mean 10%.

“Material Adverse Effect” shall mean a material adverse effect on:

(a) the business, assets, liabilities, operations or financial or other condition of (i) any Significant Originator or the Originators considered as a whole, (ii) the Seller, (iii) the Servicer, (iv) any Transferor or (iv) the Parent and its Subsidiaries considered as a whole,

(b) the ability of any Significant Originator, any Transferor, the Parent, the Seller or the Servicer to perform any of its obligations under the Related Documents in accordance with the terms thereof,

Annex X

27

(c) the validity or enforceability of any Related Document or the rights and remedies of the Seller, the Purchasers or the Purchaser Agent under any Related Document,

(d)	the federal income tax characterization of the Purchaser Interests as indebtedness; or

(e) the Transferred Receivables (or collectibility thereof), the Contracts therefor, the Seller Assets (in each case, taken as a whole) or the ownership interests or security interests of the Seller or the Purchasers or the Purchaser Agent thereon or the priority of such interests.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit (as defined in the Credit Agreement), or Hedging Obligations, of any one or more of the Parent and its Restricted Subsidiaries in an aggregate principal amount greater than or equal to $100,000,000. For purposes of determining “Material Indebtedness”, the “principal amount” of the obligations of the Parent or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.

“Maximum Total Purchase Limit” shall mean, at any time, the sum of the Maximum Revolving Purchase Limit and the Maximum Term Purchase Limit.

“Maximum Revolving Purchase Limit” shall mean Three Hundred Million Dollars ($300,000,000) on the Second Restatement Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Purchase Agreement.

“Maximum Term Purchase Limit” shall mean the Initial Term Purchaser Interest Amount on the Second Restatement Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Purchase Agreement.

“Monthly Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Purchase Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which any Originator, any Transferor or any of their respective ERISA Affiliates is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Receivables Balance” shall mean, as of any date of determination, the amount equal to:

(a)	the Outstanding Balance of Eligible Receivables,

minus

(b)	the Excess Concentration Amount,

minus

Annex X

28

(c) an amount equal to the greater of (x) zero and (y) (i) the Outstanding Balance of all Tower Lease Receivables minus (ii) $750,000, in each case as disclosed in the most recently submitted Daily Report, Weekly Report, Monthly Report, Investment Base Certificate or Capital Purchase Request or as otherwise determined by the Purchaser Agent based on Seller Assets information available to it, including any information obtained from any audit or from any other reports with respect to the Seller Assets, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

“Non-Consenting Purchaser” shall have the meaning assigned to it in Section 12.07(c) of the Purchase Agreement.

“Non-Funding Purchaser” means any Purchaser: (a) that has failed for three or more Business Days to fund any payments required to be made by it under this Agreement, (b) that has given verbal or written notice to the Seller or the Purchaser Agent or has otherwise publicly announced that such Purchaser believes it will fail to fund all increases in Capital Investment and other payments required to be funded by it under this Agreement as of any Settlement Date; (c) that has, for three or more Business Days, failed to confirm in writing to the Purchaser Agent, in response to a written request of the Purchaser Agent, that it will comply with its funding obligations hereunder; (d) that has defaulted in fulfilling its obligations (as a purchaser, lender, agent or letter of credit issuer) under one or more other syndicated receivables purchaser, loan or credit facilities or (e) with respect to which one or more Purchaser-Related Distress Events has occurred.

“Obligor” shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof (it being understood that if the Receivable arises pursuant to a contract with an advertising agency that provides that the advertisers are jointly and severally liable on such Receivable, the advertising agency shall be the Person primarily obligated on such Receivable).

“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Originator” shall mean any Person that is from time to time party to the Sale Agreement as an “Originator”.

“Originator Support Agreement” shall mean the Originator Support Agreement dated as of the Closing Date made by Parent in favor of the Transferors.

“Other Purchaser” shall have the meaning assigned to it in Section 2.03(e) of the Purchase Agreement.

“Outstanding Balance” shall mean, with respect to any Receivable, as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to, or any other modifications by, the Originator, the Seller or the Servicer that reduce such Billed Amount; provided, that if the Purchaser Agent or the Servicer makes a good faith determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

“Parent” shall mean Univision Communications Inc.

“Parent Group” shall mean the Parent and each of its Affiliates other than the Seller.

“Payment Direction Reserve Percentage” shall mean (i) with respect to the first three Settlement Periods, 10% and (ii) with respect to each Settlement Period thereafter, 10% or such other percentage as the Purchaser Agent may from time to time designate as the “Payment Direction Reserve Percentage”, in

Annex X

29

its sole discretion in the exercise of its reasonable credit judgment following consultation with the Seller, in a written notification to the Seller and the Servicer delivered at least 5 days prior to the commencement of such Settlement Period.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean a Plan described in Section 3(2) of ERISA.

“Permitted Encumbrances” shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies not yet due and payable; (b) pledges or deposits securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, government contracts, contracts (other than contracts for the payment of money) or leases to which any Originator, any Transferor, the Seller or the Servicer is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Originator, any Transferor, the Seller or the Servicer; (e) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; (f) carriers’, warehousemen’s or other similar possessory Liens arising in the ordinary course of business; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Originator, any Transferor, the Seller or the Servicer is a party; (h) any judgment Lien not constituting a Termination Event under Section 8.01(g) of the Purchase Agreement; and (i) presently existing or hereinafter created Liens in favor of the Buyer, the Seller, the Purchasers or the Purchaser Agent under the Purchase Agreement and the Related Documents.

“Permitted Investments” shall mean any of the following:

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof if such obligations are backed by the full faith and credit of the United States of America, in each case with maturities of not more than 90 days from the date acquired;

(b) repurchase agreements on obligations of the type specified in clause (a) of this definition; provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s;

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances of any depository institution or trust company incorporated under the laws of the United States of America or any state, in each case with original maturities of not more than 90 days or, in the case of bankers’ acceptances, original maturities of not more than 365 days; provided, that the short-term obligations of such depository institution or trust company are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s;

(d) commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with original maturities of not more than 180 days that on the date of acquisition are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s; and

(e) securities of money market funds rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s.

“Permitted Investors” shall have the meaning assigned to such term in the Credit Agreement.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

Annex X

30

“Plan” shall mean, at any time during the preceding five years, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Originator, any Transferor or any of their respective ERISA Affiliates maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Originator, any Transferor, or any of their respective ERISA Affiliates.

“Power of Attorney” shall have the meaning assigned to it in Section 9.05 of the Transfer Agreement Section 6.16 of the Sale Agreement or Section 9.03 of the Purchase Agreement, as applicable.

“Prime Rate” means the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate, or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Purchaser Agent) or any similar release by the Federal Reserve Board (as determined by the Purchaser Agent);

“Pro Rata Share” shall mean with respect to all matters relating to any Purchaser, the percentage obtained by dividing (i) the Commitment of that Purchaser by (ii) the Maximum Total Purchase Limit, as such percentage may be adjusted by assignments permitted pursuant to Section 12.02 of the Purchase Agreement; provided, however, if all of the Commitments are terminated pursuant to the terms of the Purchase Agreement, then “Pro Rata Share” shall mean with respect to all matters relating to any Purchaser, the percentage obtained by dividing (x) the sum of (A) the Capital Investment funded by such Purchaser, by (y) the Capital Investment funded by all Purchasers.

“Proposed Change” shall have the meaning assigned to it in Section 12.07(c) of the Purchase Agreement.

“Purchase” shall mean a purchase by a Purchaser of a Pro Rata Share of a Purchaser Interest in accordance with Section 2.01 of the Purchase Agreement. Unless a LIBOR Rate Disruption Event shall have occurred, each Purchase shall be a LIBOR Rate Purchase.

“Purchase Agreement” shall mean the Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013, by and among the Seller, the Purchasers, the Administrative Agent and the Purchaser Agent.

“Purchase Assignment” shall mean that certain Purchase Assignment dated as of the Closing Date by and between the Seller and the Purchaser Agent in the form attached as Exhibit 2.04(a) to the Purchase Agreement.

“Purchase Date” shall mean each day on which any Purchase is made.

“Purchase Excess” shall mean, as of any date of determination, the extent to which the Capital Investment exceeds the Investment Base, in each case as disclosed in the most recently submitted Investment Base Certificate, Capital Purchase Request, Monthly Report, Weekly Report, Daily Report or as otherwise determined by the Purchaser Agent based on Seller Assets information available to it, including any information obtained from any audit or from any other reports with respect to the Seller Assets, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

“Purchaser” shall have the meaning assigned to it in the preamble of the Purchase Agreement.

Annex X

31

“Purchaser Agent” means GE Capital and any successor Purchaser Agent appointed pursuant to Section 11.06 of the Purchase Agreement.

“Purchaser Interest” shall mean the undivided percentage ownership interest of the Purchasers in the Transferred Receivables. The Purchaser Interest of the Purchasers shall be expressed as a fraction of the total Transferred Receivables computed as follows:

PI         =         C

                         IB

where:

PI         =         the Purchaser Interest at the time of determination;

C         =         the aggregate Capital Investment at such time; and

IB         =        the Investment Base at such time.

The Purchaser Interest shall be calculated (or deemed to be calculated) on each Business Day from the Closing Date through the Facility Termination Date.

“Purchaser-Related Distress Event” means, with respect to any Purchaser, that the following has occurred with respect to such Purchaser or with respect to any Person that directly or indirectly controls such Purchaser (each a “Distressed Person”): (i) a voluntary or involuntary case with respect to such Distressed Person under the Bankruptcy Code or any similar bankruptcy laws of its jurisdiction of formation; (ii) a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets; (iii) such Distressed Person is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guaranties or other support (including, without limitation, the nationalization or assumption of majority ownership or operating control by) from the U.S. government or other Governmental Authority; or (iv) such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent, bankrupt, or deficient in meeting any capital adequacy or liquidity standard of any such Governmental Authority.

“Purchaser SPV” shall mean any special purpose funding vehicle that is administered or managed by a Purchaser or is an Affiliate of a Purchaser and which acquires any interest in a Purchaser’s Capital Investment under the Purchase Agreement.

“Qualified Plan” shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Public Offering” shall mean the issuance by the Parent or any direct or indirect parent of the Parent of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

“Rating Agency” shall mean Moody’s or S&P.

Annex X

32

“Ratios” shall mean, collectively, the Defaulted Receivable Trigger Ratio, Delinquency Trigger Ratio, the Dilution Reserve Ratio, the Dilution Trigger Ratio and the Turnover Days. For purposes of calculating the Dynamic Advance Rate, the Sale Price, or whether any Termination Event or Incipient Termination Event has occurred, each Ratio applicable at any time shall be as calculated in the most recently submitted Monthly Report, or as otherwise determined by the Purchaser Agent based on Seller Assets information available to it, including any information obtained from any audit or from any other reports with respect to the Seller Assets, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

“Receivable” shall mean, with respect to any Obligor:

(a) indebtedness of such Obligor (whether billed or unbilled and whether constituting an account, chattel paper, document, instrument or general intangible (under which the Obligor’s principal obligation is a monetary obligation) and whether or not earned by performance) arising from the sale, lease or license of merchandise, goods or other personal property or the provision of services by an Originator, or other Person approved by the Purchaser Agent in its sole discretion, to such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto (excluding any portion of such amount representing advertising agency compensation, including, without limitation, commissions, volume discounts, and other amounts withheld by such agency as compensation);

(b) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Obligor;

(c) to the extent relating to such Indebtedness, all right, title and interest in and to the Contracts giving rise thereto;

(d) all guaranties, indemnities and warranties, insurance policies, rights to payment from any joint or secondary obligor, financing statements, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(e) all right, title and interest of any Originator, any Transferor or the Seller in and to any goods (including returned, repossessed or foreclosed goods) the sale of which gave rise to a Receivable; (f) all Collections with respect to any of the foregoing;

(g)	all Records with respect to any of the foregoing; and

(h)	all proceeds with respect to any of the foregoing.

“Receivables Assignment” shall have the meaning assigned to it in Section 2.01(a) of the Transfer Agreement, or Section 2.01(a) of the Sale Agreement, as applicable.

“Records” shall mean all Contracts and other documents, books, records and other information (including customer lists, credit files, computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, any Transferor, the Servicer, any Sub-Servicer or the Seller with respect to the Receivables and the Obligors thereunder and the Seller Assets.

“Reduction Notice” shall have the meaning assigned to it in Section 2.03(g) of the Purchase Agreement.

“Register” shall have the meaning assigned to it in Section 2.13(a) of the Purchase Agreement.

Annex X

33

“Regulatory Change” shall mean any change after the Closing Date in any federal, state or foreign law, regulation (including Regulation D of the Federal Reserve Board), pronouncement by the Financial Accounting Standards Board or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority, the Financial Accounting Standards Board, or any central bank or comparable agency, charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party; provided, that, for the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations, rules, guidelines or directives issued or promulgated thereunder or in connection therewith and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall each constitute a “Regulatory Change” occurring after the Closing Date.

“Reinvestment Purchase” shall have the meaning assigned to it in Section 2.01 of the Purchase Agreement.

“Rejected Amount” shall have the meaning assigned to it in Section 4.05 of the Transfer Agreement or Section 4.04 of the Sale Agreement, as applicable.

“Related Buyer” shall have the meaning assigned to it in the initial paragraph of the Sale Agreement.

“Related Documents” shall mean each Lockbox Control Agreement, the Collection Account Agreement, the Originator Support Agreement, the Transfer Agreement, the Sale Agreement, the Purchase Agreement, the Separateness Agreement, each Purchase Assignment, each Receivables Assignment and all other agreements, fee letters, limited liability company agreements, instruments, documents and certificates identified in the Schedule of Documents and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with the Transfer Agreement, the Sale Agreement, the Purchase Agreement or the transactions contemplated thereby. Any reference in the Transfer Agreement, the Sale Agreement, the Purchase Agreement or any other Related Document to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

“Related Originator” shall have the meaning assigned to it in the initial paragraph of the Sale Agreement.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Related Seller” shall have the meaning assigned to it in the initial paragraph of the Sale Agreement.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA.

“Required Capital Amount” shall mean, as of any date of determination, an amount equal to 3% of the Outstanding Balance of all Transferred Receivables as of such date of determination.

“Requisite Purchasers” shall mean:

Annex X

34

(i) if there is only one (1) Third-Party Purchaser, such Third-Party Purchaser;

(ii) if there are only two (2) Third-Party Purchasers, both Third-Party Purchasers (or, if one Third-Party Purchaser is a Non-Funding Purchaser, the other Third-Party Purchaser shall constitute the “Requisite Purchasers”); and

(iii) if there are more than two Third-Party Purchasers, (a) two or more Third-Party Purchasers having in the aggregate more than sixty-six and two thirds percent (66 2/3%) of the aggregate Commitments of all Third-Party Purchasers, or (b) if the Commitments have been terminated, two or more Third-Party Purchasers having in the aggregate more than sixty-six and two thirds percent (66 2/3%) aggregate Capital Investment of all Third-Party Purchasers; provided that so long as any Third-Party Purchaser is a Non-Funding Purchaser, the Commitments and Capital Investments of such Non-Funding Purchaser will not be taken into account in determining the calculation of which Third-Party Purchasers constitute Requisite Purchasers.

“Requisite 8.01 Purchasers” shall mean:

(i) if there is only one Third-Party Purchaser, such Third-Party Purchaser;

(ii) if there are only two (2) Third-Party Purchasers, both Third-Party Purchasers (or, if one Third-Party Purchaser is a Non-Funding Purchaser, the other Third-Party Purchaser shall constitute the “Requisite 8.01 Purchasers”); and

(iii) if there are three (3) or more Third-Party Purchasers, such number of Third-Party Purchasers as equal the total number of Third-Party Purchasers minus one (1) that have, in the aggregate, more than fifteen percent (15%) of the aggregate Commitments of all Third-Party Purchasers, or if the Commitments have been terminated, have in the aggregate more than fifteen percent (15%) aggregate Capital Investment; provided that so long as any Third-Party Purchaser is a Non-Funding Purchaser, the Commitments and Capital Investments of such Non-Funding Purchaser will not be taken into account in determining the calculation of which Third-Party Purchasers constitute Requisite 8.01 Purchasers.

“Restatement Effective Date” shall mean March 4, 2011.

“Restricted Subsidiary” shall have the meaning assigned to such term in the Credit Agreement. “Retiree Welfare Plan” shall mean, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Purchaser Interest” has the meaning given to such term in Section 2.01 of the Purchase Agreement.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale” shall mean (i) with respect to a sale of receivables under the Sale Agreement, a sale of Receivables by an Originator to the applicable Transferor in accordance with the terms of the Sale Agreement and (ii) with respect to a sale of receivables under the Transfer Agreement, a sale of Receivables by any Transferor to the Seller in accordance with the terms of the Transfer Agreement.

Annex X

35

“Sale Agreement” shall mean the Amended and Restated Receivables Sale Agreement dated as of June 28, 2013, by and among each of the “Originators” from time to time party thereto and the Transferors, as the Buyers thereunder.

“Sale Price” shall mean, with respect to any Sale of any Sold Receivable, a price calculated by the Seller and approved from time to time by the Purchaser Agent equal to:

(a) the Outstanding Balance of such Sold Receivable, minus

(b) a discount reflecting the expected costs to be incurred by the Seller in financing the purchase of the Sold Receivables until the Outstanding Balance of such Sold Receivables is paid in full, minus

(c) a discount reflecting the portion of the Sold Receivables that is reasonably expected by such Originator on the Transfer Date to become Defaulted Receivables by reason of clause (b) of the definition thereof, minus

(d) a discount reflecting the portion of the Sold Receivables that is reasonably expected by such Originator on the Transfer Date to be reduced on account of Dilution Factors, minus

(e) amounts expected to be paid to the Servicer with respect to the servicing, administration and collection of the Sold Receivables;

provided, that such calculations shall be determined based on the historical experience of (y) such Originator, with respect to the calculations required in each of clauses (c) and (d) above, and (z) the Seller, with respect to the calculations required in clauses (b) and (e) above.

“Sale Price Credit” shall have the meaning assigned to it in Section 2.05 of the Transfer Agreement or in Section 2.05 of the Sale Agreement, as applicable.

“Schedule of Documents” shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Transfer Agreement, the Sale Agreement, the Purchase Agreement and the other Related Documents and the transactions contemplated thereunder, substantially in the form attached as Annex Y to the Purchase Agreement and the Transfer Agreement.

“Second Restatement Effective Date” shall have the meaning assigned to it in Section 3.01 of the Purchase Agreement.

“Section 5.02 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to clause (b)(i) or (c)(i) of Annex 5.02(a).

“Securities Act” shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

“Securities Exchange Act” shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

“Seller” shall have the meaning assigned to it in the preamble to the Purchase Agreement.

“Seller Account” shall mean account number 627179909 maintained by the Seller at the Seller Account Bank.

Annex X

36

“Seller Account Bank” shall mean the bank or other financial institution at which the Seller Account is maintained, which shall initially be Bank of America, N.A.

“Seller Account Assets” shall have the meaning assigned to it in Section 7.01(c) of the Purchase Agreement.

“Seller Assets” shall have the meaning assigned to it in Section 7.01 of the Purchase Agreement.

“Seller Assigned Agreements” shall have the meaning assigned to it in Section 7.01(b) of the Purchase Agreement.

“Seller Obligations” shall mean all loans, advances, debts, liabilities, indemnities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Seller to any Specified Party under the Purchase Agreement, any other Related Document and any document or instrument delivered pursuant thereto, and all amendments, extensions or renewals thereof, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including the Capital Investment, Daily Yield, Unused Commitment Fees, amounts payable in respect of Purchase Excess, fees payable to the Administrative Agent, Successor Servicing Fees and Expenses, Additional Amounts, Additional Costs and Indemnified Amounts. This term includes all principal, Daily Yield (including all Daily Yield that accrues after the commencement of any case or proceeding by or against the Seller in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to the Seller under any of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Purchaser or the Purchaser Agent or any assignee of any Purchaser or the Purchaser Agent as a preference, fraudulent transfer or otherwise.

“Separateness Agreement” shall mean that certain Separateness Agreement dated as of the Closing Date made by BMPI in favor of the Purchaser Agent.

“Servicer” shall have the meaning assigned to it in the Preamble to the Transfer Agreement.

“Servicer Termination Notice” shall mean any notice by the Purchaser Agent to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer’s appointment under the Purchase Agreement has been terminated.

“Servicing Fee” shall mean, for any day within a Settlement Period, the amount equal to (a) (i) the Servicing Fee Rate divided by (ii) 360, multiplied by (b) the Outstanding Balance of Transferred Receivables on such day.

“Servicing Fee Rate” shall mean 1.00%.

“Servicing Fee Reserve Rate” shall mean, as of any date of determination, an amount equal to the product of (i) the Servicing Fee Rate and (ii) a fraction, the numerator of which is the higher of (a) 30 and (b) the Turnover Days as of the end of the Settlement Period immediately preceding such date multiplied by 2, and the denominator of which is 360.

Annex X

37

“Servicing Records” shall mean all Records prepared and maintained by the Servicer with respect to the Transferred Receivables and the Obligors thereunder.

“Settlement Date” shall mean (i) the first Business Day of each calendar month and (ii) from and after the occurrence of a Termination Event or the Facility Termination Date, any other Business Day designated as such by the Purchaser Agent in its sole discretion.

“Settlement Period” shall mean (a) solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Closing Date, and (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (b) for all other purposes, (i) with respect to the initial Settlement Period under the Existing Purchase Agreement, the period from and including the Closing Date through and including the last day of the calendar month in which the Closing Date occurs, (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (iii) with respect to all other Settlement Periods, each calendar month.

“Significant Originator” means each Originator originating more than 3.00% of the aggregate Outstanding Balance of Eligible Receivables.

“Significant Originator Group” means any group of Originators collectively originating Eligible Receivables with an aggregate Outstanding Balance of $35,000,000 or more.

“Sold Receivable” shall have the meaning assigned to it in Section 2.01(b) of the Transfer Agreement or Section 2.01(b) of the Sale Agreement, as applicable.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the net present value of the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person’s ability to pay as such Debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Concentration Percentage” shall mean, with respect to any Obligor, that percentage, if any, set forth in Annex Z to the Purchase Agreement with respect to such Obligor, or, with respect to any such Obligor or any other Obligor, such other percentage as the Purchaser Agent may at any time and from time to time designate, in its sole discretion in the exercise of its reasonable credit judgment following consultation with the Seller and with the consent of the Administrative Agent and the Syndication Agent, with respect to such Obligor in a written notification to the Seller and the Servicer.

“Specified Parties” shall mean each of the Purchasers, the Purchaser Agent, the Administrative Agent, each Indemnified Person and each other Affected Party.

“SPV” shall have the meaning assigned to it in the recitals to the Sale Agreement.

Annex X

38

“Stock” shall mean all shares, options, warrants, member interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

“Stockholder” shall mean, with respect to any Person, each holder of Stock of such Person. “Sub-Servicer” shall mean any Person with whom the Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with Section 7.01 of the Transfer Agreement relating to the servicing, administration or collection of the Transferred Receivables.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Successor Servicer” shall have the meaning assigned to it in Section 9.02 of the Transfer Agreement.

“Successor Servicing Fees and Expenses” shall mean the fees and expenses payable to the Successor Servicer as agreed to by the Seller, the Purchasers and the Purchaser Agent.

“Syndication Agent” shall have the meaning set forth in the Preamble of the Purchase Agreement. “Term Purchaser Interest” has the meaning given to such term in Section 2.01 of the Purchase Agreement.

“Termination Date” shall mean the date on which (a) the Capital Investment has been permanently reduced to zero, (b) all other Seller Obligations under the Purchase Agreement and the other Related Documents have been indefeasibly repaid in full and completely discharged and (c) the Commitments have been irrevocably terminated in accordance with the provisions of Section 2.02(b) of the Purchase Agreement.

“Termination Event” shall have the meaning assigned to it in Section 8.01 of the Purchase Agreement.

“Third-Party Purchaser” means any Purchaser that is not an Affiliated Party.

“Title IV Plan” shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that any Originator, any Transferor or any of their respective ERISA Affiliates maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Tower Lease Receivables” shall mean any and all Receivables arising out of the leasing or subleasing of space on transmission towers.

Annex X

39

“Transaction Parties” shall mean the Originators, the Servicer and the Transferors and, if the Parent is not the Servicer, the Parent.

“Transfer” shall mean (i) any Sale or contribution (or purported Sale or contribution) of Transferred Receivables by any Transferor to the Seller pursuant to the terms of the Transfer Agreement or (ii) any Sale or contribution (or purported sale or contribution) of Transferred Receivables by any Originator to the applicable Transferor pursuant to the terms of the Sale Agreement.

“Transfer Agreement” shall mean the Amended and Restated Receivables Transfer and Servicing Agreement dated as of June 28, 2013, by and among the Transferors, the Servicer and the Seller, as the Buyer thereunder.

“Transfer Date” shall have the meaning assigned to it in Section 2.01(a) of the Transfer Agreement or Section 2.01(a) of the Sale Agreement, as applicable.

“Transferred Receivable” shall mean any Sold Receivable or Contributed Receivable; provided, that any Receivable repurchased by any Transferor pursuant to Section 4.05 of the Transfer Agreement or Section 4.04 of the Sale Agreement, as applicable shall not be deemed to be a Transferred Receivable from and after the date of such repurchase unless such Receivable has subsequently been repurchased by or contributed to the Seller.

“Transferor” shall have the meaning assigned to it in the Preamble to the Transfer Agreement.

“Turnover Days” shall mean, as of any date of determination, the amount (expressed in days) equal to:

(a) a fraction, (i) the numerator of which is equal to the aggregate Outstanding Balance of Billed Receivables on the first day of the three (3) Settlement Periods immediately preceding such date and (ii) the denominator of which is equal to aggregate Collections received during such three (3) Settlement Periods with respect to all Transferred Receivables, multiplied by

(b) the average number of days per period contained in such three (3) Settlement Periods.

“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Unapproved Receivable” shall mean any receivable (a) with respect to which the Originator’s customer relationship with the Obligor thereof arises as a result of the acquisition by such Originator of another Person or (b) that was originated in accordance with standards established by another Person acquired by an Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Purchaser Agent and then only for the period prior to any such approval.

“Unbilled Receivable” means a Transferred Receivable in respect of which no invoice has been issued to the related Obligor.

“Unrelated Amounts” shall have the meaning assigned to it in Section 7.03 of the Transfer Agreement.

Annex X

40

“Unused Commitment Fee” shall mean a fee equal to the product of (i) the amount by which the Maximum Total Purchase Limit exceeds the Capital Investment (in each case, as of any date of determination) and (ii) a per annum margin equal to 0.50%.

“Weekly Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Purchase Agreement.

“Welfare Plan” shall mean a Plan described in Section 3(1) of ERISA.

“Yield Calculation Period” shall mean, any calendar month, commencing with the first Business Day of such calendar month, and ending with the last day of such calendar month (or if the last day of such calendar month is not a Business Day, the next succeeding business day of the following calendar month).

“Yield Reserve Rate” shall mean, as of any date of determination, an amount equal to the product of (i) 1.5, (ii) the Prime Rate and (iii) a fraction, the numerator of which is the higher of (a) 30 and (b) the Turnover Days as of the end of the Settlement Period immediately preceding such date multiplied by 2, and the denominator of which is 360.

SECTION 2. Other Terms and Rules of Construction.

(a) Accounting Terms. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

(b) Other Terms. All other undefined terms contained in any of the Related Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York to the extent the same are used or defined therein.

(c) Rules of Construction. Unless otherwise specified, references in any Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words “herein,” “hereof” and “hereunder” and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Any reference to any amount on any date of determination means such amount as of the close of business on such date of determination. Any reference to or definition of any document, instrument or agreement shall, unless expressly noted otherwise, include the same as amended, restated, supplemented or otherwise modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

Annex X

41

(d) Rules of Construction for Determination of Ratios. For purposes of calculating the Ratios, (i) averages shall be computed by rounding to the second decimal place and (ii) the Settlement Period in which the date of determination thereof occurs shall not be included in the computation thereof and the first Settlement Period immediately preceding such date of determination shall be deemed to be the Settlement Period immediately preceding the Settlement Period in which such date of determination occurs.

Annex X

42

ANNEX Y

SCHEDULE OF DOCUMENTS

[Attached]

Annex Y

GENERAL ELECTRIC CAPITAL CORPORATION/ UNIVISION COMMUNICATIONS INC.

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

DATED AS OF JUNE 28, 2013

LIST OF CLOSING DOCUMENTS

All terms not otherwise defined herein shall have the meanings set forth in Annex X to the RPA referred to below.

Key:
Administrative Agent:	General Electric Capital Corporation
Purchaser Agent:	GECC
GECC:	General Electric Capital Corporation
UCI:	Univision Communications Inc.
Sole Lead Arranger:	GE Capital Markets, Inc.
Purchasers:	GECC
CIT Bank
Barclays Bank PLC
PNC Bank, National Association
Originators	See Schedule II
Seller:	Univision Receivables Co., LLC
Transferors	See Schedule III
Servicer:	UCI
Syndication Agent	CIT Finance LLC
Sidley:	Sidley Austin LLP, counsel to GECC
Weil:	Weil, Gotshal & Manges LLP, counsel to the Seller

DOCUMENT	RESP. PARTY	WHO SIGNS
1. Second Amended and Restated Receivables Purchase Agreement (“RPA”)	Sidley	Seller Purchasers Administrative Agent Purchaser Agent Syndication Agent
Exhibits to RPA	—	—
Exh. 2.02(a): Form of Commitment Reduction Notice	Sidley	Form attached to the RPA
Exh. 2.02(b): Form of Commitment Termination Notice	Sidley	Form attached to the RPA
Exh. 2.03(a): Form of Capital Purchase Request	Sidley	Form attached to the RPA

DOCUMENT	RESP. PARTY	WHO SIGNS
Exh. 2.03(g): Form of Capital Reduction Notice	Sidley	Form attached to the RPA
Exh. 2.04(a): Form of Purchase Assignment	Sidley	Form attached to the RPA
Exh. 5.02(b): Form of Investment Base Certificate	GECC	Form attached to the RPA
Exh. 9.03: Form of Power of Attorney	Sidley	Form attached to the RPA
Exh. 12.02(b): Form of Assignment Agreement	Sidley	Form attached to the RPA
Exh. A: Credit and Collection Policy	Servicer	N/A
Schedules to RPA	—	—
Sch. 4.01(b): Jurisdiction of Organization; Executive Offices; legal Names, Identification Numbers	Seller	Attached to the RPA
Sch. 4.01(q): Deposit and Disbursement Accounts/Seller	Seller	Attached to the RPA
Annexes to RPA	—	—
Annex 5.02(a): Reporting Requirements of the Seller	Sidley	Attached to the RPA
(a) Form of Monthly Report	GECC	N/A
(b) Form of Daily Report	GECC	N/A
(c) Form of Weekly Report	GECC	N/A
Annex W: Purchaser Agent’s Account/Purchasers’ Accounts	GECC	Attached to the RPA
Annex X: Definitions and Interpretation	Sidley	Attached to the RPA
Annex Y: Schedule of Documents	Sidley	This List of Closing Documents is Annex Y to the RPA
Annex Z: Special Concentration Percentages	Sidley	Attached to the RPA
2. Amended and Restated Receivables Transfer and Servicing Agreement (“RTSA”)	Sidley	Servicer Seller Transferors
Exhibits to RTSA	—	—
Exh. 2.01(a): Form of Receivables Assignment	Sidley	N/A
Exh. 9.05: Form of Power of Attorney	Sidley	N/A
Schedules to RTSA	—	—
Sch. 4.01(b): Jurisdiction of Organization; Executive Offices; Corporate, Legal Names and Other Names; Identification Numbers	UCI	N/A
Sch. 4.01(d): Litigation	UCI	N/A
Sch. 4.01(h): Tax Matters	UCI	N/A
Sch. 4.01(i): Intellectual Property	UCI	N/A
Sch. 4.01(m): ERISA	UCI	N/A
Sch. 4.01(s): Deposit and Disbursement Accounts	UCI	N/A
Sch. 4.02(g): Legal Names	UCI	N/A

DOCUMENT	RESP. PARTY	WHO SIGNS
Annexes to RTSA	—	—
Annex X: Definitions	Sidley	N/A
Annex Y: Schedule of Documents	Sidley	N/A
3. Amended and Restated Receivables Sale Agreement	Sidley	Originators and
(“RSA”)		Transferors
Exhibits to RSA	—	—
Exh. 2.01(a): Form of Receivables Assignment	Sidley	N/A
Exh. 9.05: Form of Power of Attorney	Sidley	N/A
Schedules to RSA	—	—
Sch. 4.01(b): Jurisdiction of Organization; Executive Offices;	Originators	N/A
Corporate, Legal Names; Identification Numbers
Sch. 4.01(d): Litigation	Originators
Sch. 4.01(h): Tax Matters	Originators	N/A
Sch. 4.01(i): Intellectual Property	Originators	N/A
Sch. 4.01(m): ERISA Matters	Originators	N/A
Sch. 4.01(s): Deposit and Disbursement Accounts	Originators	N/A
Sch. 4.02(g): Legal Names	Originators	N/A
Annexes to RSA	—	—
Annex X: Definitions	Sidley	N/A
Annex Y: Schedule of Documents	Sidley	N/A
4. Closing Certificate	Sidley	UCI
5. Powers of Attorney	Sidley	a) Seller
a) Seller b) Transferors and Servicer		b) Transferors and Servicer
c) Originators		c) Originators
6. Purchase Assignment	Sidley	Seller GECC
7. Receivables Assignment from each Originator to the applicable Transferor	Sidley	Originators Transferors
8. Receivables Assignments from each Transferor to Seller	Sidley	Transferors Seller
9. Reaffirmation of Originator Support Agreement	Sidley	UCI
Opinion Letters	—	—
10. True Sale	Weil	Weil

DOCUMENT	RESP. PARTY	WHO SIGNS
11. Substantive Nonconsolidation	Weil	Weil
12. UCC, Enforceability, Non-Contravention and Corporate Matters Opinion	Weil	Weil
13. Univision In-House Opinion	UCI	UCI
Corporate Documents	—	—
14. Seller	—	—
Secretary’s Certificate certifying as to the signatures of incumbent officers and certifying as to the following attachments:	Seller	Seller
Limited liability company agreement	Seller	N/A
Certificate of Formation	Seller	N/A
Resolutions	Seller	N/A
Good Standing Certificate from the Secretary of State of Delaware	Seller	N/A
15. UCI	—	—
Secretary’s Certificate certifying as to the signatures of	UCI	UCI
incumbent officers and certifying as to the following attachments:
By-laws	UCI	N/A
Certificate of Incorporation	UCI	N/A
Resolutions	UCI	N/A
Good Standing Certificate from the Secretary of State of	UCI	N/A
Delaware
16. Each Originator listed on Schedule II	—	—
Secretary’s Certificate certifying as to the signatures of incumbent officers and certifying as to the following attachments:	UCI	Originators
By-laws/limited liability company agreement	UCI	N/A
Resolutions	UCI	N/A
Certificate of Incorporation/Formation	UCI	N/A
Good Standing Certificate from the Secretary of State of the jurisdiction of such Originator’s organization.	UCI	N/A
17. Each Transferor listed on Schedule III	—	—
Secretary’s Certificate certifying as to the signatures of incumbent officers and certifying as to the following attachments:	UCI	Transferors
By-laws/limited liability company agreement	UCI	N/A
Resolutions	UCI	N/A
Certificate of Incorporation/Formation	UCI	N/A

DOCUMENT	RESP. PARTY	WHO SIGNS
Good Standing Certificate from the Secretary of State of the jurisdiction of such Transferor’s organization.	UCI	N/A
Lien Search Reports	—	—
18. UCC Lien Search Reports against the entities listed on Schedule I hereto	Sidley	N/A
19. UCC-1s naming each New Transferor as debtor/seller, Seller as secured party/purchaser, and Purchaser Agent as assignee of secured party/purchaser	Sidley	N/A
20. UCC-1s naming each New Originator as debtor/seller, the applicable Transferor as secured party/purchaser, and Seller as assignee of secured party/purchaser	Sidley	N/A
21. Transmitting Utility UCC-1s naming each New Originator as debtor/seller, the applicable Transferor as secured party/purchaser, and Seller as assignee of secured party/purchaser	Sidley	N/A
22. Assignment of UCC-1s listed in Items 19 and 20 above to Purchaser Agent as secured party	Sidley	N/A
23. UCC-3 Amendments	Sidley	N/A
24. UCC Post-Filing Lien Search Reports with respect to the UCC-1 filings described in the immediately preceding items (to be completed post-closing).	Sidley	N/A
Miscellaneous	—	—
25. Draw Request	Weil	Seller
26. Weekly Report	UCI	UCI

SCHEDULE I

LIEN SEARCHES

Name	Type of Search	Jurisdiction
Club Univision, LLC	UCC/TL	Delaware SOS
Galavision, Inc.		Delaware SOS
Made-For-Web, LLC	UCC/TL	Delaware SOS
New Univision Deportes, LLC	UCC/TL	Delaware SOS
New Univision Enterprises, LLC	UCC/TL	Delaware SOS
The Univision Network Limited		Delaware SOS
Partnership
UniMas Network	UCC/TL	Delaware SOS
UniMas Orlando Inc.	UCC/TL	Delaware SOS
UniMas of San Francisco, Inc.	UCC/TL	Delaware SOS
UniMas Television Group, Inc.	UCC/TL	Delaware SOS
Uni-Rey Services, LLC	UCC/TL	Delaware SOS
Univision 24/7, LLC	Bring Down Search since 2/15/12	Delaware SOS
Univision Digital Music, LLC	UCC/TL	Delaware SOS
Univision Emerging Networks, LLC		Delaware SOS
Univision Enterprises, LLC	UCC/TL	Delaware SOS
Univision Enterprises 2, LLC	UCC/TL	Delaware SOS
Univision Financial Marketing, Inc.	Bring Down Search since 3/2/12	Arizona SOS
Univision Interactive Media, Inc.		Delaware SOS
Univision Management Co.		Delaware SOS
Univision of Atlanta Inc.		Delaware SOS
Univision of New Jersey Inc.		Delaware SOS

Univision News Services, LLC	UCC/TL	Delaware SOS
Univision of Puerto Rico Inc.		Delaware SOS
Univision of Raleigh, Inc.	UCC/TL	North Carolina SOS
Univision Radio Broadcasting Texas, L.P.	UCC/TL	Texas SOS
Univision Radio Corporate Sales, Inc.		Delaware SOS
Univision Radio Florida, LLC		Delaware SOS
Univision Radio Fresno, Inc.		Delaware SOS
Univision Radio Illinois, Inc.		Delaware SOS
Univision Radio Investments, Inc.		Delaware SOS
Univision Radio Las Vegas, Inc.		Delaware SOS
Univision Radio Los Angeles, Inc.	UCC/TL	California SOS
Univision Radio New Mexico, Inc.		Delaware SOS
Univision Radio New York, Inc.		Delaware SOS
Univision Radio Phoenix, Inc.		Delaware SOS
Univision Radio San Diego, Inc.		Delaware SOS
Univision Radio San Francisco, Inc.		Delaware SOS
Univision Television Group, Inc.		Delaware SOS
Univision tlnovelas, LLC	UCC/TL	Delaware SOS
UVN Texas L.P.		Delaware SOS

SCHEDULE II

ORIGINATORS

THE UNIVISION NETWORK LIMITED PARTNERSHIP GALAVISION, INC.

UNIMAS NETWORK (formerly known as TELEFUTURA NETWORK)

UNIMAS OF SAN FRANCISCO, INC. (formerly known as TELEFUTURA OF SAN FRANCISCO, INC.)

UNIMAS ORLANDO INC. (formerly known as TELEFUTURA ORLANDO, INC.)

UNIMAS TELEVISION GROUP, INC. (formerly known as TELEFUTURA TELEVISION GROUP, INC.)

UNIVISION EMERGING NETWORKS (formerly known as TUTV LLC) UNIVISION INTERACTIVE MEDIA, INC.

UNIVISION MANAGEMENT CO.

UNIVISION OF ATLANTA INC.

UNIVISION OF NEW JERSEY INC.

UNIVISION OF RALEIGH, INC.

UNIVISION RADIO CORPORATE SALES, INC.

UNIVISION RADIO FRESNO, INC.

UNIVISION RADIO ILLINOIS, INC.

UNIVISION RADIO INVESTMENTS, INC.

UNIVISION RADIO LAS VEGAS, INC. UNIVISION RADIO LOS ANGELES, INC.

UNIVISION RADIO NEW MEXICO, INC.

UNIVISION RADIO NEW YORK, INC. UNIVISION RADIO PHOENIX, INC.

UNIVISION RADIO SAN DIEGO, INC.

UNIVISION RADIO SAN FRANCISCO, INC. UNIVISION TELEVISION GROUP, INC.

UNIVISION OF PUERTO RICO INC.

UNIVISION RADIO FLORIDA, LLC UVN TEXAS L.P.

UNIVISION RADIO BROADCASTING TEXAS, L.P.

UNIVISION FINANCIAL MARKETING, INC.

UNIVISION TLNOVELAS, LLC

UNIVISION 24/7, LLC CLUB

UNIVISION, LLC

UNIVISION ENTERPRISES, LLC

UNIVISION ENTERPRISES 2, LLC

UNIVISION NEWS SERVICES, LLC

MADE-FOR-WEB, LLC

UNIVISION DIGITAL MUSIC, LLC

NEW UNIVISION DEPORTES, LLC

NEW UNIVISION ENTERPRISES, LLC

UNI-REY SERVICES, LLC

SCHEDULE III

TRANSFERORS

GALAVISION SPE CO., LLC

UNIMAS NETWORK SPE CO., LLC (formerly known as TELEFUTURA NETWORK SPE CO., LLC)

UNIMAS OF SAN FRANCISCO SPE CO., LLC (formerly known as TELEFUTURA OF SAN

FRANCISCO SPE CO., LLC)

UNIMAS ORLANDO SPE CO., LLC (formerly known as TELEFUTURA ORLANDO SPE CO., LLC)

UNIMAS TELEVISION GROUP SPE Co., LLC (formerly known as TELEFUTURA TELEVISION

GROUP SPE CO., LLC) UNIVISION EMERGING NETWORKS SPE CO., LLC (formerly known as TUTV SPE CO., LLC,

UNIVISION INTERACTIVE MEDIA SPE CO., LLC

UNIVISION MANAGEMENT SPE CO., LLC

UNIVISION NETWORK SPE CO., LLC

UNIVISION OF ATLANTA SPE CO., LLC

UNIVISION OF NEW JERSEY SPE CO., LLC

UNIVISION OF PUERTO RICO SPE CO., LLC

UNIVISION OF RALEIGH SPE CO., LLC

UNIVISION RADIO BROADCASTING TEXAS SPE CO., LLC

UNIVISION RADIO CORPORATE SALES SPE CO., LLC

UNIVISION RADIO FLORIDA SPE CO., LLC

UNIVISION RADIO FRESNO SPE CO., LLC

UNIVISION RADIO INVESTMENTS SPE CO., LLC

UNIVISION RADIO LAS VEGAS SPE CO., LLC

UNIVISION RADIO LOS ANGELES SPE CO., LLC

UNIVISION RADIO NEW MEXICO SPE CO., LLC

UNIVISION RADIO NEW YORK SPE CO., LLC

UNIVISION RADIO ILLINOIS SPE CO., LLC

UNIVISION RADIO PHOENIX SPE CO., LLC

UNIVISION RADIO SAN DIEGO SPE CO., LLC

UNIVISION RADIO SAN FRANCISCO SPE CO., LLC

UNIVISION TELEVISION GROUP SPE CO., LLC

UVN TEXAS SPE CO., LLC

UNIVISION FINANCIAL MARKETING SPE CO., LLC

UNIVISION TLNOVELAS SPE CO., LLC

UNIVISION 24/7 SPE CO., LLC

CLUB UNIVISION SPE CO., LLC

UNIVISION ENTERPRISES SPE CO., LLC

UNIVISION ENTERPRISES 2 SPE CO., LLC

UNIVISION NEWS SERVICES SPE CO., LLC

MADE-FOR-WEB SPE CO., LLC

UNIVISION DIGITAL MUSIC SPE CO., LLC NEW

UNIVISION DEPORTES SPE CO., LLC NEW

UNIVISION ENTERPRISES SPE CO., LLC

UNI-REY SERVICES SPE CO., LLC

ANNEX Z

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

SPECIAL CONCENTRATION PERCENTAGES

None except:

Part I.

Special Concentration Percentage for the single largest Obligor that is an advertising agency (by Outstanding Balance of Billed Receivables): 8.0%; and

Special Concentration Percentage for the second largest Obligor that is an advertising agency (by Outstanding Balance of Billed Receivables): 6.5%.

Special Concentration Percentage for the third largest Obligor that is an advertising agency (by Outstanding Balance of Billed Receivables): 6.0%.

Special Concentration Percentage for the fourth largest Obligor that is an advertising agency (by Outstanding Balance of Billed Receivables): 5.5%.

Part II.

Special Concentration Percentages for Affiliated Obligors that are members of the same advertising group (any such group of Affiliated Obligors, an “Affiliated Group”):

Special Concentration Percentage for the single largest Affiliated Group (by Outstanding Balance of Billed Receivables): 25.0%;

Special Concentration Percentage for the second largest Affiliated Group (by Outstanding Balance of Billed Receivables): 15.0%;

Special Concentration Percentage for the third largest Affiliated Group (by Outstanding Balance of Billed Receivables): 10.0%; and

Special Concentration Percentage for the fourth largest Affiliated Group (by Outstanding Balance of Billed Receivables): 10.0%.

Annex Z